UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
BEYOND MEAT, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 29, 2025—SUBJECT TO COMPLETION

BEYOND MEAT, INC.

888 N. DOUGLAS STREET, SUITE 100, EL SEGUNDO, CALIFORNIA 90245

[    ], 2025

Dear Stockholders of Beyond Meat, Inc.:

On behalf of the Board of Directors (the “Board”) of Beyond Meat, Inc., a Delaware corporation (“we,” “us,” “our,” “Beyond Meat” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/BYND2025SM, on [    ], [    ], 2025 at 8:00 a.m. Pacific Time, unless postponed or adjourned to a later date.

Background of the Special Meeting

The Special Meeting is being held to consider various proposals arising out of the Company’s offer to exchange (the “Exchange Offer”) its outstanding $1.15 billion in aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “Existing Notes”) for a combination of (i) up to $202.5 million in aggregate principal amount of newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (“New Notes”) and (ii) up to 326,190,370 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet.

In connection with the Exchange Offer, on September 29, 2025, the Company entered into a transaction support agreement with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Notes (the “Supporting Noteholders”) who hold approximately 47% of the aggregate principal amount of the Existing Notes (the “Transaction Support Agreement”), pursuant to which the Supporting Noteholders have individually agreed, among other things, to support the Exchange Offer, including by tendering all of their Existing Notes in the Exchange Offer.

The Exchange Offer commenced on September 29, 2025 and is expected to expire on October 28, 2025, unless extended or earlier terminated subject to the terms of the Transaction Support Agreement, with final settlement occurring promptly thereafter (the “Closing Date”). If all the conditions to the Exchange Offer are otherwise satisfied or waived, the Company will, subject to the terms of the Exchange Offer and the Transaction Support Agreement, early settle the Exchange Offer with the holders of Existing Notes that have validly tendered (and not validly withdrawn) their Existing Notes prior to October 10, 2025, which would result in the exchange of such Existing Notes occurring as early as October 15, 2025. The Company’s obligation to accept the Existing Notes for exchange is subject to the satisfaction of certain conditions, including that holders of the Existing Notes (the “Existing Noteholders”) validly tender and exchange a minimum of 85% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer and enter into the voting agreements described below, unless such conditions have been waived in accordance with the terms of the Exchange Offer and the Transaction Support Agreement. The Exchange Offer itself is not subject to stockholder approval.

In addition, the Company agreed in the Transaction Support Agreement to pay or cause to be paid to the Supporting Noteholders, in proportion to the principal amount of Existing Notes held by each such Supporting Noteholder, a non-refundable amount equal to $12.5 million in aggregate principal amount of New Notes. As a result, following the closing of the Exchange Offer, and assuming 100% participation, there would be $215.0 million in aggregate principal amount of New Notes outstanding.

The Exchange Offer is expected to result in substantial dilution to existing holders of Common Stock. Based on the number of shares of Common Stock outstanding as of June 28, 2025 and assuming the Existing Noteholders validly tender and exchange 100% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer, immediately following the Closing Date, the Existing Noteholders will own in the aggregate 326,190,370 shares, or approximately 81.0%, of the issued and outstanding Common Stock and will receive in the aggregate $215.0 million in principal amount of New Notes (inclusive of the additional $12.5 million in aggregate principal amount of New Notes to be paid to the Supporting Noteholders). Existing holders of Common Stock will be subject to further dilution in the event the New Notes convert into shares of Common Stock. Based on the number of shares of Common Stock outstanding as of June 28, 2025 and assuming the Existing Noteholders validly tender and exchange 100% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer and convert 100% of the New Notes into shares of Common Stock at the floor conversion price in the New Notes, following the Closing Date and upon such conversion, the Existing Noteholders would own, in the aggregate 547,483,764 shares, or approximately 87.7%, of the issued and outstanding Common Stock. The New Notes also contain certain provisions relating to the payment of interest in the form of Common Stock (or payment-in-kind (“PIK”) interest) as well as certain mandatory equitizations and make-whole payments that could result in further dilution. The foregoing dilution is prior to giving effect to shares of Common Stock (i) available for issuance, or that may become available for issuance, under the Company’s equity plans; (ii) issuable under outstanding awards granted under the Company’s equity plans; (iii) reserved for issuance under outstanding warrants; and (iv) available for issuance under the Company’s at-the-market offering program. Additional information concerning the Exchange Offer, the New Notes and dilution to existing holders of Common Stock is available under the sections of the accompanying proxy statement entitled “Background of the Special Meeting—Exchange Offer,” “Background of the Special Meeting—Dilution” and “Proposal No. 1 Nasdaq 5635(d) Issuance of Additional Shares.”

On September 28, 2025, the Board approved an amendment and restatement of the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase. The Restated Plan was effective immediately, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.

Purpose of the Special Meeting

Our Board has called the Special Meeting to consider the following proposals, each of which is more fully described in the accompanying proxy statement:

PROPOSAL	PURPOSE	CONDITIONS

PROPOSAL NO. 1

To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Notes (including any New Notes issued as PIK interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, as described in Proposal No. 1 in the accompanying proxy statement.	Because the conversion or equitization of the New Notes (including any New Notes issued as PIK interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuances pursuant to Nasdaq Listing Rule 5635(d).	Approval of Proposal No. 1 is conditioned upon approval of Proposal No. 3.

PROPOSAL	PURPOSE	CONDITIONS

PROPOSAL NO. 2

To approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase, as described in Proposal No. 2 in the accompanying proxy statement.	As a result of the substantial dilution that will occur as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Notes, if we do not increase the shares available for future issuance under the Beyond Meat, Inc. 2018 Equity Incentive Plan (as in effect prior to the adoption of the Restated Plan), we will have a limited number of shares available for future grants thereunder. The Restated Plan was effective immediately, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.	Approval of Proposal No. 2 is conditioned upon approval of Proposal No. 3.

PROPOSAL NO. 3

To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan, as described in Proposal No. 3 in the accompanying proxy statement.	We currently do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Notes or under the Restated Plan. Further, increasing the number of authorized shares of Common Stock will provide us with greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.	Approval of Proposal No. 3 is independent and not conditioned upon the approval of any other proposal.

PROPOSAL NO. 4

To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in the accompanying proxy statement.	We believe it is beneficial to provide the Board with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. However, the Board may not effectuate a reverse stock split for a period ending the date that is 180 days from the initial settlement date of the New Notes (the “Final Release Date”), provided the Board may effectuate a reverse stock split earlier, in the period beginning the date that is 120 days from such initial settlement date (the “Early Release Date”) if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction.	Approval of Proposal No. 4 is independent and not conditioned upon the approval of any other proposal.

PROPOSAL	PURPOSE	CONDITIONS

PROPOSAL NO. 5

To approve one or more adjournments of the Special Meeting, if necessary, as described in Proposal No. 5 in the accompanying proxy statement.	If there are insufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, we need the ability to adjourn the Special Meeting to solicit additional proxies.	Approval of Proposal No. 5 is independent and not conditioned upon the approval of any other proposal.

Board Recommendation and Voting Agreements

Our Board has determined that each of the proposals is in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” each proposal.

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the accompanying proxy statement. In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the accompanying proxy statement. We also agreed in the voting agreements not to effectuate a reverse stock split on or prior to the Final Release Date, provided we may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction. Additional information concerning the voting agreements is available under the section of the accompanying proxy statement entitled “Background of the Special Meeting—Voting Agreements.”

Conclusion

The accompanying proxy statement provides you with information about the proposals. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the Special Meeting. Please submit your proxy as soon as possible even if you plan to attend the Special Meeting. We appreciate your support regarding this matter. Only those holders of record of shares of Common Stock at 4:00 p.m. Eastern Time on [    ], 2025, the record date for the Special Meeting, will be entitled to vote at the Special Meeting or any adjournment or postponement thereof.

If you have any questions regarding the proposals or the accompanying proxy statement, how to submit your proxy or if you need additional copies of the accompanying proxy statement or proxy card, you should contact MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

Thank you for your ongoing support of, and continued interest in, Beyond Meat.

Sincerely,

Ethan Brown

Founder, President, Chief Executive Officer and Board Member

BEYOND MEAT, INC.

888 N. DOUGLAS STREET, SUITE 100, EL SEGUNDO, CALIFORNIA 90245

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on [    ], [    ], 2025

Dear Stockholders of Beyond Meat, Inc.:

On behalf of the Board of Directors (the “Board”) of Beyond Meat, Inc., a Delaware corporation (“we,” “us,” “our,” “Beyond Meat” or the “Company”), you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/BYND2025SM, on [    ], [    ], 2025 at 8:00 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon conversion or equitization of up to $215.0 million in aggregate principal amount of newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (“New Notes”) (including any New Notes issued as payment-in-kind interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer (as defined in the accompanying proxy statement), as described in Proposal No. 1 in the accompanying proxy statement;

2.

To approve an amendment and restatement of the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase, as described in Proposal No. 2 in the accompanying proxy statement;

3.

To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan, as described in Proposal No. 3 in the accompanying proxy statement;

4.

To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in the accompanying proxy statement; and

5.

To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, as described in Proposal No. 5 in the accompanying proxy statement.

The Board has fixed 4:00 p.m. Eastern Time on [    ], 2025 as the record date (the “Record Date”) for the Special Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This Notice of Special Meeting of Stockholders, the proxy statement, and the proxy card are being sent to stockholders beginning on or about [    ], 2025. The proxy card or voting instructions received from your broker, bank or other nominee provide instructions on how to vote. The proxy statement can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your proxy card or voting instructions received from your broker, bank or other nominee.

We appreciate your continued support of Beyond Meat.

By Order of the Board of Directors,

Ethan Brown

Founder, President, Chief Executive Officer and Board Member

El Segundo, California

[    ], 2025

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Special Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card or voting instructions received from your broker, bank or other nominee. Even if you have voted by proxy, you may still vote during the meeting.

2025 Proxy Statement | | i

BEYOND MEAT, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on [    ], [    ], 2025

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders (the “Special Meeting”) of Beyond Meat, Inc., a Delaware corporation (“we,” “us,” “our,” “Beyond Meat” or the “Company”), and any postponements, adjournments or continuations thereof. The Special Meeting will be held virtually, via live webcast on [    ], [    ], 2025 at 8:00 a.m. Pacific Time. The Special Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/BYND2025SM where you will be able to attend and listen to the Special Meeting live, submit questions and vote your shares electronically at the Special Meeting. You will not be able to attend the Special Meeting physically in person.

Our board of directors has fixed 4:00 p.m. Eastern Time on [    ], 2025 as the record date (the “Record Date”) for the Special Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Special Meeting. This proxy statement, the notice and the proxy card will be mailed on or about [    ], 2025 to all stockholders entitled to vote at the Special Meeting.

Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission (“SEC”).

2025 Proxy Statement | | 1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why are you holding the Special Meeting?

We are holding the Special Meeting for our stockholders to consider various proposals arising out of the Company’s offer to exchange (the “Exchange Offer”) its outstanding $1.15 billion in aggregate principal amount of 0% Convertible Senior Notes due 2027 (the “Existing Notes”) for a combination of (i) up to $202.5 million in aggregate principal amount of newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (“New Notes”) and (ii) up to 326,190,370 shares (“New Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet. The Exchange Offer itself is not subject to stockholder approval. See the sections of this proxy statement entitled “Background of the Special Meeting—Exchange Offer” and “Proposal No. 1 Nasdaq 5635(d) Issuance of Additional Shares” for additional information concerning the Exchange Offer and the New Notes.

Also, in connection with the Exchange Offer, we are holding the Special Meeting for our stockholders to consider a proposal to approve an amendment and restatement of the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Restated Plan”), which was approved by our board of directors on September 28, 2025, to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase. The Restated Plan was effective immediately, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting. See the sections of this proxy statement entitled “Background of the Special Meeting—Restated Plan” and “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan” for additional information concerning the Restated Plan.

In addition, we are holding the Special Meeting for our stockholders to consider a reverse stock split proposal to provide our board of directors with the authority and flexibility to effect a reverse stock split at a later date, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. However, pursuant to voting agreements entered into between the Company and Existing Noteholders (as defined below) holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes, our board of directors may not effectuate a reverse stock split for a period ending the date that is 180 days from the initial settlement date of the New Notes (the “Final Release Date”), provided our board of directors may effectuate a reverse stock split earlier, in the period beginning the date that is 120 days from such initial settlement date (the “Early Release Date”) if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction. See the section of this proxy statement entitled “Proposal No. 4 Reverse Stock Split” for additional information.

Why are you holding the Special Meeting virtually and how can stockholders attend?

We will be hosting the Special Meeting via live webcast only. We believe hosting the Special Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs, enable improved communication, and support the health and well-being of our stockholders and other meeting participants. It also reduces the environmental impact of the Special Meeting. To participate in the virtual Special Meeting, visit www.virtualshareholdermeeting.com/BYND2025SM with your 16-digit control number included on your

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

proxy card if you are a stockholder of record of shares of Common Stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.

The Special Meeting live webcast will begin promptly at 8:00 a.m. Pacific Time on [    ], [    ], 2025. Stockholders may vote and submit questions in advance of, or live during, the Special Meeting by following the instructions and rules of conduct on the Special Meeting website. We intend to answer questions that are pertinent to the Company and the official business of the Special Meeting during the Special Meeting, subject to time constraints. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. The virtual Special Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Special Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/BYND2025SM.

What matters am I voting on, what is the purpose of each proposal, are there any conditions, and how does the board of directors recommend that I vote?

PROPOSAL	PURPOSE	CONDITIONS
PROPOSAL NO. 1
To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Notes (including any New Notes issued as payment-in-kind (“PIK”) interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, as described in Proposal No. 1 in this proxy statement (which we also refer to as the “Nasdaq 5635(d) Proposal”).	Because the conversion or equitization of the New Notes (including any New Notes issued as PIK interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuances pursuant to Nasdaq Listing Rule 5635(d).	Approval of Proposal No. 1 is conditioned upon approval of Proposal No. 3.

2025 Proxy Statement | | 3

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

PROPOSAL	PURPOSE	CONDITIONS

PROPOSAL NO. 2
To approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase, as described in Proposal No. 2 in this proxy statement (which we also refer to as the “Restated Plan Proposal”).	As a result of the substantial dilution that will occur as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Notes, if we do not increase the shares available for future issuance under the Beyond Meat, Inc. 2018 Equity Incentive Plan (as in effect prior to the adoption of the Restated Plan (the “Existing Plan”)), we will have a limited number of shares available for future grants thereunder. The Restated Plan was effective immediately, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting.	Approval of Proposal No. 2 is conditioned upon approval of Proposal No. 3.
PROPOSAL NO. 3
To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan, as described in Proposal No. 3 in this proxy statement (which we also refer to as the “Authorized Share Increase Proposal”).	We currently do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Notes or under the Restated Plan. Further, increasing the number of authorized shares of Common Stock will provide us with greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.	Approval of Proposal No. 3 is independent and not conditioned upon the approval of any other proposal.

PROPOSAL NO. 4
To approve a series of 30 amendments to the Charter to effect (i) a reverse stock split of the issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), as described in Proposal No. 4 in this proxy statement (which we also refer to as the “Reverse Stock Split Proposal”).	We believe it is beneficial to provide our board of directors with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. However, our board of directors may not effectuate a reverse stock split on or prior to the Final Release Date, provided our board of directors may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction.	Approval of Proposal No. 4 is independent and not conditioned upon the approval of any other proposal.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

PROPOSAL	PURPOSE	CONDITIONS
PROPOSAL NO. 5
To approve one or more adjournments of the Special Meeting, if necessary, as described in Proposal No. 5 in this proxy statement (which we also refer to as the “Adjournment Proposal”).	If there are insufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof, we need the ability to adjourn the Special Meeting to solicit additional proxies.	Approval of Proposal No. 5 is independent and not conditioned upon the approval of any other proposal.

Our board of directors has determined that each of the proposals is in the best interests of the Company and its stockholders and unanimously recommends that you vote FOR each proposal.

Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

Who is entitled to vote?

Holders of our Common Stock on the Record Date may vote at the Special Meeting. As of the Record Date, there were [    ] shares of our Common Stock outstanding. In deciding all matters at the Special Meeting, each share of our Common Stock held by a stockholder on the Record Date will be entitled to one vote for each of the proposals.

Are there any voting agreements in place?

Yes, holders of approximately 47% of our Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. In addition, each other holder of our Existing Notes who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. Additional information concerning the voting agreements is available under the section of this proxy statement entitled “Background of the Special Meeting—Voting Agreements.”

Will a list of record stockholders as of the Record Date be available?

A list of stockholders of record as of the Record Date will be available in our office located at 888 N. Douglas Street, Suite 100, El Segundo, CA 90245, during regular business hours for a period of at least ten (10) days before the Special Meeting.

Stockholders of Record: Shares Registered in Your Name

If shares of our Common Stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and these proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

Street Name Stockholders

If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our Common Stock electronically at the Special Meeting unless you follow the procedures required by your broker, bank or other nominee. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a stockholder meeting and conduct business under our amended and restated bylaws (“Bylaws”) and Delaware law. The presence in person (which includes by remote communication) or represented by proxy of the holders of one-third (1/3rd) of the voting power of the shares of stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Ethan Brown (our President and Chief Executive Officer) and Teri L. Witteman (our Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described in this proxy statement. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described below.

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 Approval of the Nasdaq 5635(d) Proposal

Affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on Proposal No. 1 that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Approval of the Restated Plan Proposal

Affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on Proposal No. 2 that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 3 Approval of the Authorized Share Increase Proposal

Affirmative vote of the holders of a majority of the votes cast with respect to Proposal No. 3 at the Special Meeting. Abstentions are not considered votes for or against this proposal and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

PROPOSAL NO. 4 Approval of the Reverse Stock Split Proposal

Affirmative vote of the holders of a majority of the votes cast with respect to Proposal No. 4 at the Special Meeting. Abstentions are not considered votes for or against this proposal and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

PROPOSAL NO. 5 Approval of the Adjournment Proposal

Affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on Proposal No. 5 that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Special Meeting.

How do I vote?

If you are a stockholder of record, there are five ways to vote:

•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [ ], 2025 (have your proxy card in hand when you visit the website);

•	By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on [ ], 2025 (have your proxy card in hand when you call);

•	By scanning the QR code in your proxy card with your mobile device until 11:59 p.m. Eastern Time on [ ], 2025;

•	By completing and mailing your proxy card to be received prior to the Special Meeting; or

•

By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/BYND2025SM, where you may vote electronically and submit questions during the Special Meeting. Please have your proxy card in hand when you visit the website.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Special Meeting unless you follow the procedures required by your broker, bank or other nominee.

VOTING VIA THE INTERNET, MOBILE DEVICE OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE SPECIAL MEETING IF YOU WISH TO DO SO.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement or the proxy card, you should contact MacKenzie Partners, Inc. (“MacKenzie”), our proxy solicitor, toll-free at (800) 322-2885.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

•	Entering a new vote by Internet, mobile device or by telephone;

•	Completing and returning a later-dated proxy card;

•	Notifying the secretary of Beyond Meat, Inc., in writing, at Beyond Meat, Inc., 888 N. Douglas Street, Suite 100, El Segundo, California 90245; or

•	Attending and voting electronically at the virtual Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How are proxies solicited for the Special Meeting?

We have retained the services of MacKenzie to aid in the solicitation of proxies and will pay MacKenzie a base fee of $11,000 for these services, plus any related costs and expenses. We will bear the total expense of the solicitation that will include, in addition to the amounts paid to MacKenzie, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation materials. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?

Brokers, banks and other nominees holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee may have discretion to vote your shares on Proposal No. 4 (Reverse Stock Split Proposal), which is the only “routine” matter being considered at the Special Meeting. Absent direction from you, your broker, bank or other nominee will not have discretion to vote on Proposal No. 1 (Nasdaq 5635(d) Proposal), Proposal No. 2 (Restated Plan Proposal), Proposal No. 3 (Authorized Share Increase Proposal) and Proposal No. 5 (Adjournment Proposal), which are considered “non-routine” matters. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on any non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non-votes will be counted in determining whether a quorum exists at the Special Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Special Meeting is explained above under “—How many votes are needed for approval of each proposal?”

Who will count the votes obtained at the Special Meeting?

A representative of American Election Services, LLC, our inspector of election, will tabulate and certify the votes.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

What is the deadline to propose stockholder actions and director nominations for consideration at our 2026 annual meeting of stockholders?

Rule 14a-8 Stockholder Proposals

As prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in our proxy statement for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”). For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2026 Annual Meeting, the proposal must comply with all applicable requirements of Rule 14a-8 and our secretary must receive the written proposal at our principal executive offices not later than December 9, 2025. Stockholder proposals should be addressed to:

Beyond Meat, Inc.

Attention: Secretary

888 N. Douglas Street, Suite 100

El Segundo, California 90245

Advance Notice Stockholder Proposals

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our Charter, Bylaws and applicable laws, rules and regulations. Our Bylaws provide, among other requirements, that for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a stockholder of record at the time of the giving of the notice and at the time of the meeting, (ii) the stockholder must be entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our secretary, which notice must contain the information specified in our Bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2026 Annual Meeting, our secretary must receive the written proposal at our principal executive offices at the address listed above:

•	Not earlier than the close of business on January 20, 2026; and

•	Not later than the close of business on February 19, 2026.

In the event that we hold our 2026 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of the 2025 annual meeting of stockholders held on May 20, 2025, notice of an advance notice stockholder proposal must be received no earlier than the close of business on the 120th day before our 2026 Annual Meeting and no later than the close of business on the later of the following two dates:

•	The 90th day prior to our 2026 Annual Meeting; or

•	The 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

You are advised to review our Bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

In addition to satisfying the advance notice requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees for election at the 2026 Annual Meeting, other than the Company’s nominees, must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than February 19, 2026.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BACKGROUND OF THE SPECIAL MEETING

Exchange Offer

The Special Meeting is being held to consider various proposals arising out of the Exchange Offer of the Existing Notes for a combination of (i) up to $202.5 million in aggregate principal amount of New Notes and (ii) up to 326,190,370 New Shares. The Exchange Offer is intended to address the future debt repayment obligations related to the Existing Notes in a timely and organized manner prior to their maturity, provide the Company with an enhanced capital structure and strengthen the Company’s balance sheet. The Exchange Offer itself is not subject to stockholder approval.

In connection with the Exchange Offer, on September 29, 2025, the Company entered into a transaction support agreement with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Notes (the “Supporting Noteholders”) who hold approximately 47% of the aggregate principal amount of the Existing Notes (the “Transaction Support Agreement”), pursuant to which the Supporting Noteholders have individually agreed, among other things, to support the Exchange Offer, including by tendering all of their Existing Notes in the Exchange Offer.

The Exchange Offer commenced on September 29, 2025 and is expected to expire on October 28, 2025, unless extended or earlier terminated subject to the terms of the Transaction Support Agreement, with final settlement occurring promptly thereafter (the “Closing Date”). If all the conditions to the Exchange Offer are otherwise satisfied or waived, the Company will, subject to the terms of the Exchange Offer and the Transaction Support Agreement, early settle the Exchange Offer with the holders of Existing Notes that have validly tendered (and not validly withdrawn) their Existing Notes prior to October 10, 2025, which would result in the exchange of such Existing Notes occurring as early as October 15, 2025. The Company’s obligation to accept the Existing Notes for exchange is subject to the satisfaction of certain conditions, including that holders of the Existing Notes (the “Existing Noteholders”) validly tender and exchange a minimum of 85% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer and enter into the voting agreements described below, unless such conditions have been waived in accordance with the terms of the Exchange Offer and the Transaction Support Agreement.

In addition, the Company agreed in the Transaction Support Agreement to pay or cause to be paid to the Supporting Noteholders, in proportion to the principal amount of Existing Notes held by each such Supporting Noteholder, a non-refundable amount equal to $12.5 million in aggregate principal amount of New Notes. As a result, following the closing of the Exchange Offer, and assuming 100% participation, there would be $215.0 million in aggregate principal amount of New Notes outstanding. See the section of this proxy statement entitled “Proposal No. 1 Nasdaq 5635(d) Issuance of Additional Shares” for additional information concerning the Exchange Offer and the New Notes.

Restated Plan

Also, in connection with the Exchange Offer, we are holding the Special Meeting for our stockholders to consider a proposal to approve the Restated Plan, which was approved by our board of directors on September 28, 2025, to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase. The Restated Plan was effective immediately, subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting. See the section of this proxy statement entitled “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan” for additional information concerning the Restated Plan.

Dilution

The Exchange Offer is expected to result in substantial dilution to existing holders of Common Stock. Based on the number of shares of Common Stock outstanding as of June 28, 2025 and assuming the Existing Noteholders validly tender and exchange 100% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer, immediately following the Closing Date, the Existing Noteholders will own in the aggregate 326,190,370 shares, or approximately 81.0%, of the issued and outstanding Common Stock and will receive in

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BACKGROUND OF THE SPECIAL MEETING

the aggregate $215.0 million in principal amount of New Notes (inclusive of the additional $12.5 million in aggregate principal amount of New Notes to be paid to the Supporting Noteholders). Existing holders of Common Stock will be subject to further dilution in the event the New Notes convert into shares of Common Stock. Based on the number of shares of Common Stock outstanding as of June 28, 2025 and assuming the Existing Noteholders validly tender and exchange 100% of the aggregate outstanding principal amount of the Existing Notes in the Exchange Offer and convert 100% of the New Notes into shares of Common Stock at the floor conversion price in the New Notes, following the Closing Date and upon such conversion, the Existing Noteholders would own, in the aggregate 547,483,764 shares, or approximately 87.7%, of the issued and outstanding Common Stock. The New Notes also contain certain provisions relating to the payment of interest in the form of Common Stock (or PIK interest) as well as certain mandatory equitizations and make-whole payments that could result in further dilution. The foregoing dilution is prior to giving effect to shares of Common Stock (i) available for issuance, or that may become available for issuance, under the Company’s equity plans; (ii) issuable under outstanding awards granted under the Company’s equity plans; (iii) reserved for issuance under outstanding warrants; and (iv) available for issuance under the Company’s at-the-market offering program.

The following table sets forth the Company’s issued and outstanding shares of Common Stock and shares of Common Stock reserved for future issuance as of June 28, 2025 and on a pro forma basis assuming (i) 100% participation in the Exchange Offer and (ii) approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), Proposal No. 2 (Restated Plan Proposal) and Proposal No. 3 (Authorized Share Increase Proposal):

	AS OF JUNE 28, 2025	JUNE 28, 2025 (PRO FORMA)
Common Stock—issued and outstanding(1)	76,597,624	402,787,994
Common Stock reserved for future issuance:
Equity incentive compensation awards granted and outstanding(2)	5,858,602	54,924,814
Shares available for issuance under the 2018 Equity Incentive Plan(3)	10,325,624	23,052,512
Shares available for issuance under the Employee Stock Purchase Plan(4)	4,020,975	4,020,975
Shares reserved for potential issuance under the Existing Notes	8,234,230	—
Shares reserved for potential issuance under outstanding warrants	9,558,635	9,558,635

Shares reserved for potential issuance under the New Notes(5)	—	221,293,394

Total Common Stock reserved for future issuance(6)	37,998,066	312,850,330

(1)	On a pro-forma basis as of June 28, 2025, Common Stock issued and outstanding includes 326,190,370 shares issued to the Existing Noteholders in the Exchange Offer.
(2)

As of June 28, 2025, includes: 4,100,689 shares issuable under stock options outstanding; 1,612,253 shares issuable under unvested restricted stock units (“RSUs”) outstanding; and 145,660 shares issuable under unvested performance stock units (“PSUs”) outstanding (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance), in each case under the Existing Plan. On a pro-forma basis as of June 28, 2025 includes: 4,100,689 shares issuable under stock options outstanding; 35,507,017 shares issuable under unvested RSUs outstanding, including 33,894,764 shares issuable under unvested RSUs subject to the MIP Awards (as defined and described in Proposal No. 2 (Restated Plan Proposal)); and 15,317,108 shares issuable under unvested PSUs outstanding, including 15,171,448 shares issuable under unvested PSUs subject to the MIP Awards (referred to herein as the “MIP PSUs”) (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance) (as described in Proposal No. 2 (Restated Plan Proposal)), in each case under the Restated Plan.

(3)

As of June 28, 2025, reflects shares available for issuance under the Existing Plan. On a pro forma basis as of June 28, 2025, reflects shares available for issuance under the Restated Plan. In each case, shares issuable under unvested PSUs (including the MIP PSUs) are calculated at the “target” level of performance. Does not include future increases to the share reserve under the evergreen or anti-dilution provisions of the Existing Plan or the Restated Plan, as applicable.

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BACKGROUND OF THE SPECIAL MEETING

(4)	Does not include future increases to the share reserve under the Beyond Meat, Inc. 2018 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) pursuant to the evergreen provisions thereof.
(5)

Upon conversion of the New Notes and assuming approval of Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will deliver shares of Common Stock, based on an initial conversion rate determined based on a 10% premium to a reference price calculated as the volume-weighted average price for a 20 trading day period, up to a maximum number of shares (the “share cap”) equal to approximately 221,293,394 shares, settled in the form of shares of our Common Stock, cash or a combination of shares of our Common Stock and cash, at our election. The New Notes also contain certain provisions relating to the payment of interest in the form of Common Stock (or PIK interest) as well as certain mandatory equitizations and make-whole payments that could result in further dilution in excess of the share cap.

(6)

Total Common Stock reserved for future issuance as of June 28, 2025 and on a pro-forma basis as of June 28, 2025 excludes shares available for issuance under the Company’s “at-the-market” offering program.

The issuance of New Shares and the potential issuance of shares of Common Stock upon conversion or equitization of the New Notes (including any New Notes issued as PIK interest), or payment of accrued interest or make-whole payments in the form of Common Stock will increase the number of shares of Common Stock outstanding and existing holders of our Common Stock will incur significant dilution in their percentage interest. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock. Such dilution could, among other things, limit the ability of existing holders of our Common Stock to influence management of the Company, including through the election of directors, and to influence significant corporate decisions requiring stockholder approval. In addition, there will be a dilutive effect on both earnings per share of our Common Stock and the book value per share of our Common Stock following the closing of the Exchange Offer. In addition, existing holders of our Common Stock will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding capital stock.

Board Transition Matters

In connection with the Exchange Offer and pursuant to the Transaction Support Agreement, the Supporting Noteholders have individually agreed, among other things, to support the Exchange Offer, including by tendering all of their Existing Notes in the Exchange Offer. The Transaction Support Agreement also provides, among other things, that the Company will take all necessary action, without increasing the size of the board of directors, to cause the resignation of two directors and the appointment of two new directors, one of whom will be appointed as a Class I director and a member of the audit committee and the other who will be appointed as a Class III director and a member of the human capital management and compensation committee. In connection with these obligations, Ethan Brown and Nandita Bakhshi, who currently serve as Class III and Class II directors, respectively, will resign from the board of directors effective on the earlier of the early or final settlement of the Exchange Offer. Mr. Brown will continue to participate in meetings of our board of directors in his capacity as President and Chief Executive Officer of the Company. To facilitate these obligations, C. James Koch, who currently serves as a Class I director, will also resign from the board of directors simultaneously and will be appointed to the Class II seat vacated by Ms. Bakhshi to serve until our 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal, and will continue to serve on the risk committee. Further, as a result of Ms. Bakhshi’s resignation, Joshua M. Murray, will be appointed to the nominating and corporate governance committee and appointed as the chair thereof.

Immediately following the resignations of Mr. Brown and Ms. Bakhshi and the appointment of Mr. Koch as a Class II director, the Company has agreed in the Transaction Support Agreement to take all necessary action to cause the board of directors to appoint Alexandre Zyngier and Raphael (“Ray”) Thomas Wallander (collectively, the “AHG Directors”) to serve as a Class I director until our 2026 annual meeting of stockholders and as a Class III director until our 2028 annual meeting of stockholders, respectively, and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. In addition, pursuant to

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BACKGROUND OF THE SPECIAL MEETING

the Transaction Support Agreement, in connection with their appointment to the board of directors, Alexandre Zyngier will be appointed to the audit committee and Raphael Thomas Wallander will be appointed to the human capital management and compensation committee. The Company will also cause one of Messrs. Zyngier and Wallander to be appointed to each of the then-existing special committee or committees of the board of directors, if any, other than any committee that the board of directors has resolved in advance to dissolve and actually is dissolved upon the completion of the Exchange Offer.

Based upon information requested from and provided by each AHG Director concerning his or her background, employment, affiliations, including family relationships, our board of directors determined that each of Messrs. Zyngier and Wallander do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and the Nasdaq listing standards.

The following table sets forth the names, ages as of September 19, 2025, and certain other information for each of the directors expected to serve on our board of directors effective on the earlier of the early or final settlement of the Exchange Offer. Full biographical information for the AHG Directors follows the table.

NAME	CLASS	AGE	DIRECTOR SINCE	CURRENT TERM EXPIRES	INDEPENDENT	AUDIT COMMITTEE	HUMAN CAPITAL MGMT AND COMP COMMITTEE	NOMINATING AND CORPORATE GOV COMMITTEE	RISK COMMITTEE

Seth Goldman(C)	I	60	2013	2026	X

Chelsea A. Grayson	II	53	2024	2027	X

Colleen Jay	III	62	2022	2028	X

C. James Koch	II	76	2023	2027	X

Raymond J. Lane	III	78	2015	2028	X

Joshua M. Murray	II	41	2024	2027	X

Kathy N. Waller(L)	I	67	2018	2026	X

Alexandre Zyngier	I	56	2025	2026	X

Raphael Thomas Wallander	III	52	2025	2028	X

Legend: (C) Chair of the Board | (L) Lead Independent Director | Chair |  Member |  Audit Committee Financial Expert

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BACKGROUND OF THE SPECIAL MEETING

AHG Directors

ALEXANDRE ZYNGIER

Member of the Audit Committee

Other Current Public Company Boards:	Lazydays Holdings, Inc. (NASDAQ: GORV)
Urgent.ly, Inc. (NASDAQ: ULY)
Nu Ride Inc. (OTC: NRDE)
Slam Corp. (OTC: SLAMF)
Atari SA (OTC: PONGF)

Alexandre Zyngier has served as the Managing Director and Founder of Batuta Capital Advisors LLC, a private investment and advisory firm, since 2013. He also serves on the board of directors of Lazydays Inc., a company that operates RV dealerships since July 2025, Urgently Inc. a leading roadside and mobility assistance company since January 2025, Unifin Financiera SAB de CV, a Mexican finance company since August 2024, Slam Corp, a public special purpose acquisition company, since February 2023, COFINA Puerto Rico, the taxing authority of Puerto Rico, since February 2019, Atari SA, a video game company, since August 2014 and certain other private entities. Mr. Zyngier previously served on the Board of Directors of companies that include Appvion Holding Corp, a paper and packaging company, from February 2019 to December 2021, GT Advanced Technologies Inc., an advanced materials company, from March 2016 to November 2021, Torchlight Energy Resources Inc., an exploration and production company, from June 2016 to June 2021, Eileen Fisher Inc., a retail company, from November 2020 to May 2021, AudioEye, Inc, a software company, from September 2015 to July 2020, LootCrate Inc., a retail company, from December 2017 to October 2019 and certain other public and private companies. Mr. Zyngier earned his MBA in Finance and Accounting from the University of Chicago and his BSc in Chemical Engineering from the University of Campinas (Unicamp).

RAPHAEL “RAY” THOMAS WALLANDER

Member of the Human Capital Management and Compensation Committee

Other Current Public Company Boards: Redwire Corporation (NYSE: RDW)

Mr. Wallander has served as the Owner, Chairman, and Chief Executive Officer of Maxwell Bay Advisors, LLC, a platform created for independent director services and consulting, since 2018. Through Maxwell Bay Advisors, Mr. Wallander has served on the board of Redwire Corporation since July 2025 and has previously served on the boards of Barnes and Noble Education, Inc. (NYSE:BNED) and F45, as well as several private companies. Since 2007, Mr. Wallander has held various roles with Wayzata Investment Partners, LLC, including Corporate Counsel, Principal, and General Counsel. Wayzata is an SEC-registered investment adviser, and prior to joining Wayzata, Mr. Wallander worked as an attorney in private practice. Mr. Wallander holds a Juris Doctorate and Bachelor of Arts from the University of Minnesota.

Reverse Stock Split

In addition, we are holding the Special Meeting for our stockholders to consider a reverse stock split proposal to provide our board of directors with the authority and flexibility to effect a reverse stock split at a later date, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. However, pursuant to voting agreements entered into between the Company and Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes, our board of directors may not effectuate a reverse stock split on or prior to the Final Release Date, provided we may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to

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BACKGROUND OF THE SPECIAL MEETING

meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction. See the section of this proxy statement entitled “Proposal No. 4 Reverse Stock Split” for additional information. We believe it is beneficial to provide our board of directors with the authority and flexibility to effect a reverse stock split, if and when needed, in the event it determines that a reverse stock split is in the best interests of the Company and our stockholders. See the section of this proxy statement entitled “Proposal No. 4 Reverse Stock Split” for additional information.

Voting Agreements

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in this proxy statement. As previously described, we also agreed in the voting agreements not to effectuate a reverse stock split on or prior to the Final Release Date, provided we may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction.

16 | | 2025 Proxy Statement

PROPOSAL NO. 1

NASDAQ 5635(d) ISSUANCE OF ADDITIONAL SHARES

Description of Proposal

We are asking stockholders to approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of Common Stock upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Notes (including any New Notes issued as PIK interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer.

Conditions to Approval of Proposal

Approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) is conditioned upon approval of Proposal No. 3 (Authorized Share Increase Proposal). If Proposal No. 3 (Authorized Share Increase Proposal) is not approved, this Proposal No. 1 (Nasdaq 5635(d) Proposal) will also not be approved.

Background and Purpose of Proposal

Stockholder Approval Requirement Under Nasdaq Listing Rule 5635(d)

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction. Because the conversion or equitization of the New Notes (including any New Notes issued as PIK interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock, would, in the aggregate, result in the potential issuance of greater than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer, we are required to obtain stockholder approval for such potential issuance pursuant to Nasdaq Listing Rule 5635(d).

New Notes Indenture

The New Notes will be issued pursuant to an indenture and security agreement (the “New Notes Indenture”), between us and Wilmington Trust, National Association, as trustee. Interest on the New Notes will be paid semi-annually at a rate of 7.00% per annum if paid in cash or Common Stock and 9.50% per annum if paid in the form of PIK interest. The New Notes will mature on the date that is the fifth anniversary of the initial issuance of any New Notes in the Exchange Offer, unless earlier purchased, converted, equitized, exchanged or redeemed.

Under the terms of the New Notes Indenture, following the later of (i) the date the conversion rate of the New Notes has been determined and (ii) the earlier of (a) the date of the first Special Meeting at which we seek stockholder approval of the proposals described herein, whether or not such approvals are obtained and (b) the date that is 61 calendar days following the Closing Date (such later date, the “Initial Conversion Date”), holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the applicable stated maturity date. The New Notes will not be convertible at the option of holders prior to the Initial Conversion Date.

2025 Proxy Statement | | 17

PROPOSAL NO. 1 NASDAQ 5635(d) ISSUANCE OF ADDITIONAL SHARES

Upon conversion of the New Notes and assuming approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will deliver shares of Common Stock, based on an initial conversion rate determined based on a 10% premium to a reference price calculated as the volume-weighted average price for a 20 trading day period, up to a maximum number of shares (the “share cap”) equal to approximately 221,293,394 shares, settled in the form of shares of our Common Stock, cash or a combination of shares of our Common Stock and cash, at our election, with such conversion rate subject to certain adjustments as will be described in the New Notes Indenture.

Shares of Common Stock will also be issuable under the terms of the New Notes Indenture as payment for interest and the number of shares issuable upon conversion of the New Notes may be increased under certain conditions. Conversions, redemptions and equitizations of the New Notes will result in payment in shares of Common Stock of a sum equal to the remaining scheduled payments of stated interest that would have been made on such notes to be converted, redeemed or equitized, had such notes remained outstanding from the conversion date to, and including the date that is the third anniversary of the initial issuance of any New Notes in the Exchange Offer, subject in the case of make-wholes in connection with conversions and redemptions (but not equitizations), to the share cap described above.

In the New Notes Indenture, we will agree to convene a special meeting of stockholders to solicit approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal), and the other proposals set forth in this proxy statement. Pursuant to the terms of the New Notes, prior to obtaining stockholder approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will only be permitted to satisfy our obligations under the New Notes upon conversion, in payment of make-whole amounts upon redemptions, and in connection with equitizations, in the form of cash settlement of such obligations, and we will not be permitted to pay accrued interest in the form of Common Stock.

Effect of Proposal

Approval of Proposal

Subject to approval of Proposal No. 3 (Authorized Share Increase Proposal), if stockholders approve this Proposal No. 1 (Nasdaq 5635(d) Proposal), we will be permitted to elect to settle all of the conversions and equitizations of the New Notes in whole or in part in shares of Common Stock, subject to the terms and conditions of the New Notes Indenture. Additionally, subject to the availability of authorized shares of Common Stock and the terms and conditions of the New Notes Indenture, we will be permitted to settle any portion of the make-whole premium due upon conversion, or any portion of accrued interest on the New Notes, in shares of Common Stock in accordance with the New Notes Indenture. Approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) will result in additional potential dilution to our existing holders of Common Stock as discussed in the section of this proxy statement entitled “Background of the Special Meeting—Dilution.”

Failure to Approve Proposal

If stockholders do not approve this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), then we will be required to satisfy our obligations under the New Notes upon conversion, in payment of make-whole amounts upon redemptions, and in connection with equitizations, in the form of cash settlement of such obligations, and we will not be permitted to pay accrued interest in the form of Common Stock. We could also be required to pay substantially more amounts under the New Notes in the form of cash than if we were permitted to issue Common Stock upon conversion or equitization of the New Notes, or in payment of accrued interest on the New Notes. If we are required to pay cash upon conversion of the New Notes, it would reduce our available cash flow and limit our cash flow available for operations, expose us to risks that could adversely affect our business, financial condition and results of operations, and potentially impair our ability to satisfy our obligations under our indebtedness. There can be no assurance that we will have sufficient cash to settle such obligations and support our operations. If we do not have sufficient funds to repay our indebtedness when it becomes due we may be required to significantly reduce, reorganize, discontinue or shut

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PROPOSAL NO. 1 NASDAQ 5635(d) ISSUANCE OF ADDITIONAL SHARES

down our operations. Any such failure could also cause us to become insolvent or enter bankruptcy proceedings. Absent approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will be left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New Notes, which could have a material adverse effect on our financial condition.

Board Recommendation

In reaching its determination to approve this Proposal No. 1 (Nasdaq 5635(d) Proposal), our board of directors, with advice from our management and financial and legal advisers, considered a number of factors, including:

•	That it is in our best interest, and that of our stockholders, that we will have the flexibility to issue Common Stock in accordance with the New Notes Indenture governing the New Notes;

•

That Proposal No. 1 (Nasdaq 5635(d) Proposal) will provide us with additional options to mandatorily convert or equitize the New Notes pursuant to the terms of, and subject to the conditions described in, the New Notes Indenture; and

•	Our current financial condition, cash flow and liquidity, including our outstanding debt obligations.

After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, our board of directors concluded that the potential issuance of more than 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer upon conversion or equitization of up to $215.0 million in aggregate principal amount of the New Notes (including any New Notes issued as PIK interest), or payment of accrued interest or make-whole payments in the form of Common Stock is in our best interest, and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this Proposal No. 1 (Nasdaq 5635(d) Proposal).

Vote Required

This Proposal No. 1 (Nasdaq 5635(d) Proposal) requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on this proposal that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 1 (Nasdaq 5635(d) Proposal). In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

The Board of Directors recommends a vote FOR the Nasdaq 5635(d) Proposal.

2025 Proxy Statement | | 19

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT

OF THE 2018 EQUITY INCENTIVE PLAN

Description of Proposal

We are asking stockholders to approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase. Our board of directors approved the Restated Plan on September 28, 2025, effective immediately (the “Restated Plan Effective Date”), subject to the occurrence of the closing of the Exchange Offer and stockholder approval at the Special Meeting. The Restated Plan is attached to this proxy statement as Annex A. The following discussion is qualified in its entirety by the full text of the Restated Plan, which is incorporated herein by reference.

All of the share numbers in this Proposal No. 2 (Restated Plan Proposal) may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments,” including, but not limited to, the Reverse Stock Split Proposal contemplated in Proposal No. 4, to the extent such proposal is approved by our stockholders.

Conditions to Approval of Proposal

Approval of this Proposal No. 2 (Restated Plan Proposal) is conditioned upon approval of Proposal No. 3 (Authorized Share Increase Proposal). If Proposal No. 3 (Authorized Share Increase Proposal) is not approved, this Proposal No. 2 (Restated Plan Proposal) will also not be approved.

Background and Purpose of Proposal

Stockholder Approval Requirement Under Nasdaq Listing Rule 5635(d)

Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq and (2) grant incentive stock options (“ISOs”) thereunder. Specifically, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code (the “Code”) relating to ISOs.

Overview of Proposed Amendments

•	Increase in Share Reserve. We strongly believe that an equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders.

As of June 28, 2025, a total of 27,349,482 shares of our Common Stock were reserved for issuance under the Existing Plan (which number includes the evergreen increases under the Existing Plan through and including January 1, 2025), the aggregate number of shares of Common Stock subject to awards under the Existing Plan was 5,858,602 (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance) and a total of 10,325,624 shares of Common Stock remained available under the Existing Plan for future issuance (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance). In addition, the Existing Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Existing Plan on January 1 of each year during the ten-year term of the Existing Plan. The annual increase in the number of shares under the Existing Plan is equal to the lesser of:

•	4% of our outstanding capital stock on the last day of the immediately preceding fiscal year;

•	2,114,521 shares; and

•	An amount determined by our board of directors.

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

Pursuant to the Restated Plan, subject to the share counting provisions described below and the adjustment provisions under the Restated Plan in the event of certain corporate transactions, the number of shares that may be issued under the Restated Plan will be equal to the sum of the following:

•	The number of shares of Common Stock reserved for issuance under the Existing Plan (which, as of June 28, 2025, was 27,349,482 shares); plus

•

On the date following the Closing Date, a number of shares of Common Stock representing 12.5% (rounded up to the nearest whole share) of the Fully-Diluted Shares Outstanding (as defined below) on the date following the Closing Date (which number of shares is estimated to be approximately 62 million shares of Common Stock, assuming 100% participation in the Exchange Offer, as illustrated below); plus

•

On any date following the Closing Date on which shares of Common Stock are issued in respect of the New Notes, including the conversion or equitization of the New Notes (including any New Notes issued as PIK interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock, or otherwise (such shares of Common Stock, “Conversion Shares”), which Conversion Shares are in excess of the sum of any Conversion Shares taken into account in a previous Anti-Dilution Increase (as defined below), an additional number of shares equal to 12.5% (rounded up to the nearest whole share) of the total number of additional Conversion Shares so issued. Each increase pursuant to this paragraph is referred to as an “Anti-Dilution Increase”; plus

•

An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2035, equal to the lesser of (A) 3.0% of the Fully-Diluted Shares Outstanding on such date or (B) such number of shares of Common Stock determined by the administrator.

Under the Restated Plan, the term “Fully-Diluted Shares Outstanding” means, as of any date, the sum of:

•

The number of shares of Common Stock outstanding on such date (calculated on an as-converted basis after giving effect to the occurrence of the Closing Date, which includes the shares of Common Stock reserved for potential issuance under outstanding warrants and any shares of our Common Stock issued in the Exchange Offer but excluding the shares of Common Stock issuable in the future (but not yet issued) under the New Notes following such date); plus

•

The number of shares of our Common Stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans on such date (with the number of shares subject to performance-based equity awards calculated at the “maximum” level of performance); plus

•

The number of shares of our Common Stock available for future issuance under the Company’s equity plans as of such date (for the avoidance of doubt, on the date following the Closing Date, including the share reserve under the Restated Plan as of such date after giving effect to the Exchange Offer).

•

Incentive Stock Option Limit. Under the Restated Plan, no more than 10,000,000,000 shares may be issued upon the exercise of ISOs, subject to adjustment in connection with certain changes in capitalization, corporate reorganizations and other events, as described below.

•	Extension of Term. The term of the Restated Plan will terminate on September 28, 2035.

•

Other Updates. The Restated Plan contains other technical and administrative updates, including allowing the administrator of the Restated Plan to institute an exchange program, without stockholder approval, by which outstanding stock options and stock appreciation rights with an exercise price in excess of the then-current fair market value may be surrendered in exchange for awards of the same type which may have a lower exercise price or different terms, awards of a different type, and/or cash, clarifications to the calculation of the director compensation limits in the Restated Plan and ability to

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

make exceptions to it if appropriate, and updates to the tax withholding language to address updated accounting guidance and best practices.

MIP Awards

In connection with the Exchange Offer, we implemented a management incentive plan in order to retain and incentivize key employees in light of the substantial dilution presented as a result of the Exchange Offer and the future conversion of the New Notes. Accordingly, on September 29, 2025, our board of directors granted RSUs and PSUs under the Restated Plan (the “MIP Awards”) to certain key employees. The MIP Awards were granted, in part, out of the increase to the share reserve pursuant to the Restated Plan (over the existing share reserve under the Existing Plan as in effect immediately prior to the Restated Plan Effective Date), subject to the occurrence of the closing of the Exchange Offer and subject, in part, to stockholder approval of the Restated Plan. See the section of this proxy statement below entitled “—Failure to Approve Proposal” for the effects of the failure to approve this Proposal No. 2 (Restated Plan Proposal).

On September 29, 2025, each MIP Award recipient was granted awards with respect to a number of shares of Common Stock equal to a specified percentage of the Fully-Diluted Shares Outstanding on the date following the Closing Date, as detailed in the table below.

•

A portion of the MIP Awards were granted in the form of time-vested RSUs that vest in full on December 31, 2025, subject to continued service through the applicable vesting date (the “Immediate Vesting RSUs”). The Immediate Vesting RSUs are subject to the occurrence of the Closing Date but are not subject to stockholder approval of the Restated Plan. If the Restated Plan is not approved by our stockholders but the Closing Date occurs, the Immediate Vesting RSUs will remain effective and will be deemed granted out of the Existing Plan from the share reserve thereunder as in effect immediately prior to the Restated Plan Effective Date.

•

A portion of the MIP Awards were granted in the form of time-vested RSUs (the “Extended Vesting RSUs”), with 50% of the Extended Vesting RSUs vesting on December 31, 2026, and the remainder vesting in four equal quarterly installments thereafter with the last vesting date being December 31, 2027, subject to continued service through the applicable vesting date. The Extended Vesting RSUs are subject to both the occurrence of the Closing Date and stockholder approval of the Restated Plan.

•

A portion of the MIP Awards were granted in the form of PSUs (the “MIP PSUs”). The MIP PSUs will be earned based on the achievement of annual performance goals measured over two annual performance periods (2026 and 2027), with performance goals to be set based on metrics to be established at the beginning of each year by our board of directors upon recommendation from our human capital management and compensation committee. Earned MIP PSUs will vest as soon as practicable following the end of the applicable annual performance period and following certification of results (but in all events prior to the following March 15), subject to continued service through the vesting date. The MIP PSUs are subject to both the occurrence of the Closing Date and stockholder approval of the Restated Plan.

•	MIP PSU recipients will be eligible to vest in between 50% and 150% of the “target” MIP PSUs based on performance; there will be no payout for performance below the threshold level.

•

MIP PSU recipients will have the opportunity to “catch up” and earn any MIP PSUs not earned during the first performance period based on overachievement relative to the performance goals established for 2027 by our board of directors upon recommendation from the human capital management and compensation committee.

•

Upon a change in control, the MIP PSUs will be deemed earned at “target” for any performance period that is incomplete or has not yet commenced, which MIP PSUs will vest in equal installments on the last day of any such remaining incomplete or remaining performance period(s), subject to continued service through the last day of the applicable incomplete or

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

remaining performance period(s). Any earned MIP PSUs for any completed performance period that have not yet vested will performance vest upon the change in control based on actual performance, subject to the individual’s continued service through the date of the change in control.

•

The MIP Awards are eligible for anti-dilution protection in the event of any Anti-Dilution Increases to the share reserve under the Restated Plan, which additional awards will be subject to the same vesting schedules as the corresponding MIP Awards (or, if such Anti-Dilution Increases occur following the vesting of the corresponding MIP Awards, subject to continued service through the date of the Anti-Dilution Increase).

•

The MIP Awards are subject to accelerated vesting upon a termination of the recipient’s employment due to death or “disability” (with MIP PSUs vesting at “target” for any incomplete performance period and based on actual performance for any completed performance period). Upon a termination without cause or resignation for good reason, subject to the recipient’s execution and non-revocation of a separation and release agreement, a prorated portion of the next tranche of RSUs that would have vested had the recipient remained employed on the next vesting date will vest and the next tranche of MIP PSUs that was next scheduled to vest will remain outstanding and eligible to vest based on actual Company performance (and vesting credit for any completed performance period will be given based on actual Company performance). Except as described above, all unvested MIP Awards will be forfeited upon any termination of service with the Company (including a termination for cause). All accelerated vesting is subject to the recipient’s execution and non-revocation of a separation and release agreement (other than in the case of death).

The number of shares subject to the MIP Awards will be affected by the number of Fully-Diluted Shares Outstanding following the closing of the Exchange Offer. The number of “Fully-Diluted Shares Outstanding” as of the date following the Closing Date for purposes of the Restated Plan is not determinable as of the date of this proxy statement.

The following table sets forth the Company’s Fully-Diluted Shares Outstanding for purposes of the Restated Plan as of June 28, 2025 and on a pro forma basis assuming (i) the occurrence of the Closing Date and 100% participation in the Exchange Offer and (ii) approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), this Proposal No. 2 (Restated Plan Proposal) and Proposal No. 3 (Authorized Share Increase Proposal):

	AS OF JUNE 28, 2025	JUNE 28, 2025 (PRO FORMA)
Common Stock—issued and outstanding(1)	76,597,624	402,787,994
Common Stock reserved for future issuance:
Equity incentive compensation awards granted and outstanding(2)	5,858,602	54,924,814
Shares available for issuance under the 2018 Equity Incentive Plan(3)	10,325,624	23,052,512
Shares available for issuance under the Employee Stock Purchase Plan(4)	4,020,975	4,020,975
Shares reserved for potential issuance under the Existing Notes	8,234,230	—
Shares reserved for potential issuance under outstanding warrants	9,558,635	9,558,635

Total Common Stock reserved for future issuance (excluding shares issuable under the New Notes)(5)	37,998,066	91,556,936

“Fully-Diluted Shares Outstanding” for purposes of the Restated Plan	—	494,344,930

(1)	On a pro-forma basis as of June 28, 2025, Common Stock issued and outstanding includes 326,190,370 shares issued to the Existing Noteholders in the Exchange Offer.
(2)

As of June 28, 2025, includes: 4,100,689 shares issuable under stock options outstanding; 1,612,253 shares issuable under unvested RSUs outstanding; and 145,660 shares issuable under unvested PSUs outstanding

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

(with the number of shares subject to performance-based equity awards calculated at the “target” level of performance), in each case under the Existing Plan. On a pro-forma basis as of June 28, 2025 includes: 4,100,689 shares issuable under stock options outstanding; 35,507,017 shares issuable under unvested RSUs outstanding, including 33,894,764 shares issuable under unvested RSUs subject to the MIP Awards; and 15,317,108 shares issuable under unvested PSUs outstanding, including 15,171,448 shares issuable under unvested MIP PSUs subject to the MIP Awards (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance), in each case under the Restated Plan.
(3)

As of June 28, 2025, reflects shares available for issuance under the Existing Plan. On a pro forma basis as of June 28, 2025, reflects shares available for issuance under the Restated Plan. In each case, shares issuable under unvested PSUs (including the MIP PSUs) are calculated at the “target” level of performance. Does not include future increases to the share reserve under the evergreen or anti-dilution provisions of the Existing Plan or the Restated Plan, as applicable.

(4)	Does not include future increases to the share reserve under the Employee Stock Purchase Plan pursuant to the evergreen provisions thereof.
(5)

Total Common Stock reserved for future issuance as of June 28, 2025 and on a pro-forma basis as of June 28, 2025 excludes shares available for issuance under the Company’s “at-the-market” offering program. Total Common Stock reserved for future issuance on a pro-forma basis for purposes of calculating the Fully-Diluted Shares Outstanding under the Restated Plan also excludes shares of Common Stock issuable under the New Notes. Upon conversion of the New Notes and assuming approval of Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 3 (Authorized Share Increase Proposal), we will deliver shares of Common Stock, based on an initial conversion rate determined based on a 10% premium to a reference price calculated as the volume-weighted average price for a 20 trading day period, up to a maximum number of shares (the “share cap”) equal to approximately 221,293,394 shares, settled in the form of shares of our Common Stock, cash or a combination of shares of our Common Stock and cash, at our election. The New Notes also contain certain provisions relating to the payment of interest in the form of Common Stock (or PIK interest) as well as certain mandatory equitizations and make-whole payments that could result in further dilution in excess of the share cap. The issuance of shares of Common Stock under the New Notes following the closing of the Exchange Offer will result in an Anti-Dilution Increase under the Restated Plan.

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

The following table illustrates the potential number of shares of Common Stock to be subject to the MIP Awards granted to the individuals and groups in the table below assuming the “Fully-Diluted Shares Outstanding” as of June 28, 2025 on a pro forma basis as disclosed in the table above will be approximately 494,344,930 shares (as described above). The number of shares underlying the MIP Awards may be more or less than the numbers set forth in the table below depending on the number of Fully-Diluted Shares Outstanding on the date following the Closing Date as determined under the Restated Plan. The table below does not give effect to any additional RSUs or MIP PSUs to which the recipients of the MIP Awards may become entitled as a result of any Anti-Dilution Increase.

NAME AND PRINCIPAL POSITION	MIP AWARDS AS A PERCENTAGE OF FULLY-DILUTED SHARES OUTSTANDING AS OF JUNE 28, 2025 (ON A PRO FORMA BASIS) (AT “TARGET”)(1)	NUMBER OF SHARES SUBJECT TO PROPOSED IMMEDIATE VESTING RSUS AS OF JUNE 28, 2025 (ON A PRO FORMA BASIS)[1]	NUMBER OF SHARES SUBJECT TO PROPOSED EXTENDED VESTING RSUS AS OF JUNE 28, 2025 (ON A PRO FORMA BASIS)	NUMBER OF SHARES SUBJECT TO PROPOSED MIP PSUS AS OF JUNE 28, 2025 (ON A PRO FORMA BASIS) (AT “TARGET”)(1)
Ethan Brown President and Chief Executive Officer	6.800%	3,954,760	17,796,418	11,864,279
Lubi Kutua Chief Financial Officer and Treasurer	1.351%	721,744	4,871,770	1,082,616
Teri L. Witteman Chief Legal Officer and Secretary	0.925%	494,345	3,336,829	741,518
Dariush Ajami, Ph.D. Chief Innovation Officer	0.850%	494,345	2,224,553	1,483,035

(1)

Reflects the MIP Awards as a percentage of Fully-Diluted Shares Outstanding on date following the Closing Date assuming achievement of “target” performance of the MIP PSUs. If the MIP PSUs are achieved at “maximum” performance, the percentages in this column would be as follows: 8.000% for Mr. Brown, 1.460% for Mr. Kutua, 1.000% for Ms. Witteman and 1.000% for Dr. Ajami.

Factors Considered in Approving the Restated Plan

In determining to approve the Restated Plan and the MIP Awards, our board of directors considered the following:

•

Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees in an extremely competitive labor market and industry who help our Company meet its goals. As of June 28, 2025, we had an aggregate of 4,100,689 options outstanding under the Existing Plan (with a weighted average exercise price of $25.12 and a weighted average remaining term of 5.9 years), an aggregate of 1,612,253 RSUs outstanding and an aggregate of 145,660 PSUs outstanding (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance). Other than our Employee Stock Purchase Plan, we do not maintain any other equity incentive plans. The closing price of our Common Stock on June 28, 2025 was $3.42 per share.

•	The Restated Plan will be the only equity plan under which we may grant equity awards (other than our Employee Stock Purchase Plan).

•

In determining the size of the share reserve under the Restated Plan and the MIP Awards, our board of directors considered the recommendation of our human capital management and compensation committee and transaction committee, as well as the competitive market analysis provided by Willis Towers Watson, the independent compensation consultant to the human capital management and compensation committee and our board of directors. The size of the share reserve and the individual

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MIP Awards were the result of an extensive benchmarking process pursuant to which our board of directors, the human capital management and compensation committee and transaction committee reviewed market equity plan comparison information based on our peer group and other market perspectives prepared by Willis Towers Watson, along with market data related to competitive target total direct compensation opportunities for the MIP Award recipients following the substantial dilution as a result of the Exchange Offer.

•

In fiscal years 2022, 2023 and 2024, equity awards representing a total of approximately 1,943,701 shares, 2,726,719 shares and 3,202,937 shares, respectively, were granted under the Existing Plan, for an annual equity burn rate of 3.0%, 4.2% and 4.2%, respectively. This represents a three-year average burn rate of 3.85%. Equity burn rate is calculated by dividing (1) the number of shares subject to equity awards granted during the fiscal year by (2) the number of shares outstanding at the end of the period.

•

Our use of the share reserve under the Restated Plan is dependent on the price of our shares and hiring activity during the next few years and forfeitures of outstanding awards. Furthermore, future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, or the expected life span of the share reserve under the Restated Plan.

•

In fiscal years 2022, 2023 and 2024, the end of year overhang rate was approximately 20.2%, 21.8% and 19.2%, respectively. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Summary of the Restated Plan

The principal features of the Restated Plan are summarized below.

Purpose. The purposes of the Restated Plan are (i) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (ii) to incentivize employees, directors and independent contractors with long-term equity based compensation to align their interests with the Company’s stockholders, and (iii) to promote the success of the Company’s business.

Securities Subject to the Restated Plan. Subject to the share counting provisions described below and the adjustment provisions under the Restated Plan in the event of certain corporate transactions, the number of shares that may be issued under the Restated Plan will be equal to the sum of the following:

•	The number of shares of Common Stock reserved for issuance under the Existing Plan (which, as of June 28, 2025, was 27,349,482 shares); plus

•

On the date following the Closing Date, a number of shares of Common Stock equal to 12.5% (rounded up to the nearest whole share) of the Fully-Diluted Shares Outstanding on the date following the Closing Date (which number of shares is estimated to be approximately 62 million shares of Common Stock, assuming 100% participation in the Exchange Offer, as illustrated below); plus

•

On any date following the Closing Date on which Conversion Shares are issued in respect of the New Notes, including the conversion or equitization of the New Notes (including any New Notes issued as PIK interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock, or otherwise, which Conversion Shares are in excess of the sum of any

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Conversion Shares taken into account in a previous Anti-Dilution Increase, an additional number of shares equal to 12.5% (rounded up to the nearest whole share) of the total number of additional Conversion Shares so issued. Each increase pursuant to this paragraph is referred to as an “Anti-Dilution Increase”; plus

•

An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2035, equal to the lesser of (A) 3.0% of the Fully-Diluted Shares Outstanding on such date or (B) such number of shares of Common Stock determined by the administrator.

For the avoidance of doubt, the shares to be authorized for issuance under the Restated Plan as described above include shares subject to awards granted under the Existing Plan that remain outstanding or that were settled in prior years and is not a reflection of availability for new, future awards following the Restated Plan Effective Date.

The shares issuable under the Restated Plan may be authorized, but unissued, or reacquired shares of Common Stock.

If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the unissued shares that were subject to the award will, unless the Restated Plan is terminated, continue to be available under the Restated Plan for issuance pursuant to future awards. In addition, any shares which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such award will be treated as not issued and will continue to be available under the Restated Plan for issuance pursuant to future awards. Shares issued under the Restated Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) will again be available for future grant under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan.

Plan Administration. Our board of directors has delegated its authority to administer the Restated Plan to our human capital management and compensation committee. Subject to the provisions of the Restated Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the Restated Plan. The administrator also has the authority, subject to the terms of the Restated Plan but without stockholder approval, to amend existing awards, to prescribe rules and to construe and interpret the Restated Plan and awards granted thereunder, and to institute an exchange program by which outstanding stock options and stock appreciation rights with exercise prices in excess of the then-current fair market value may be surrendered in exchange for awards of the same type which may have a lower exercise price or different terms, awards of a different type, and/or cash.

Eligibility. Employees, members of our board of directors who are not employees and independent contractors are eligible to participate in our Restated Plan. As of June 28, 2025, all of our 694 employees, 76 independent contractors and 8 non-employee directors were eligible to participate in the Existing Plan and would have been eligible to participate in the Restated Plan had it been in effect on such date.

Director Compensation. Our Restated Plan provides that all non-employee directors will be eligible to receive all types of awards under our Restated Plan except for ISOs. Our Restated Plan provides that no non-employee director may receive awards under the Restated Plan that, when combined with cash compensation received for service as a non-employee director, have a value (determined as of the grant date in accordance with Financial

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Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) that exceeds $650,000 in a calendar year, increased to $900,000 in the calendar year of his or her initial services as a non-employee director. Awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not a non-employee director will not count for purposes of the foregoing limitations. The administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the administrator may determine in its discretion.

Types of Awards. Our Restated Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and the employees of our subsidiaries, and for the grant of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to our employees, directors, and independent contractors and the employees and independent contractors of our subsidiaries.

•

Stock options. The administrator may grant incentive and/or non-statutory stock options under our Restated Plan, provided that incentive stock options may only be granted to employees. The exercise price of such options must generally be equal to at least the fair market value of our Common Stock on the date of grant. The term of an option may not exceed 10 years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our Common Stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator. Subject to the provisions of our Restated Plan, the administrator determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or independent contractor, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the participant for cause. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. The maximum aggregate number of shares of our Common Stock that may be issued under the Restated Plan pursuant to incentive stock options may not exceed 10,000,000,000 shares.

•

Stock appreciation rights. Stock appreciation rights may be granted under our Restated Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. Subject to the provisions of our Restated Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement.

•

Restricted stock. Restricted stock may be granted under our Restated Plan. Restricted stock awards are grants of shares of our Common Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be subject to our right of repurchase or forfeited by the recipient and will revert to us. The specific terms will be set forth in an award agreement.

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•

Restricted stock units. Restricted stock units may be granted under our Restated Plan, and may include the right to dividend equivalents, as determined in the discretion of the administrator. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our Common Stock. The administrator determines the terms and conditions of restricted stock units, including the vesting criteria, which may include achievement of specified performance criteria and/or continued service, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines, in its sole discretion, whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

•

Performance units/performance shares. Performance units and performance shares may be granted under our Restated Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance goals established by the administrator are achieved and any other applicable vesting provisions are satisfied. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. For purposes of such awards, the performance goals may be based on one or more performance criteria and any adjustment(s) thereto, in each case as determined by the administrator, which may include, but are not limited to, the following: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation, and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets, and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) gross margin; (xiv) operating margin or profit margin; (xv) capital expenditures, cost targets, reductions and savings, and expense management; (xvi) return on assets (gross or net), return on investment, return on capital or invested capital, or return on stockholder equity; (xvii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xviii) performance warranty and/or guarantee claims; (xix) stock price or total stockholder return; (xx) earnings or book value per share (basic or diluted); (xxi) economic value created; (xxii) pre-tax profit or after-tax profit; (xxiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, funded collaborations, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, and/or intellectual property asset metrics; (xxiv) objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance headcount, performance management, and completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing and/or achievement of milestones, project budget, and technical progress against work plans; and (xxvii) enterprise resource planning. However, awards issued to participants may take into account other factors (including subjective factors). In addition, performance goals may differ from participant to participant, performance period to performance period, and from award to award. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (c) on a per share and/or share per capita basis, (d) against our performance as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of ours or individual project company, (e) on a pre-tax or after-tax basis, and/or (f) using an actual foreign exchange rate or on a foreign exchange neutral basis. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such

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performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our Common Stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-Transferability of Awards. Unless the administrator provides otherwise, our Restated Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

Certain Adjustments. In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Restated Plan, the administrator will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Restated Plan and/or the number, kind, class and price of securities covered by each outstanding award and the terms and conditions of any outstanding award (including, without limitation, any applicable performance targets or criteria with respect thereto).

Liquidation or Dissolution. In the event of our proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Corporate Transaction. Our Restated Plan provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital, reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s then outstanding capital stock, each outstanding award will be treated as the administrator determines. Such determination, without the consent of any participant, may provide that such awards will be (a) continued if we are the surviving corporation, (b) assumed by the surviving corporation or its parent, (c) substituted by the surviving corporation or its parent for a new award, (d) canceled in exchange for a payment equal to the excess of the fair market value of our shares subject to such award over the exercise price or purchase price paid for such shares, or (e) in the case of options, participants may be given an opportunity to exercise options prior to the transaction and, if not exercised, such options may be terminated upon consummation of the transaction.

Change of Control. The administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the Restated Plan, a “change of control” is generally (i) a merger, consolidation, or any other corporate reorganization in which our stockholders immediately before the transaction do not own, directly or indirectly, more than a majority of the combined voting power of the surviving entity (or the parent of the surviving entity), (ii) the consummation of the sale, transfer or other disposition of all or substantially all of our assets, (iii) an unapproved change in the majority of the board of directors during any 12-month period, and (iv) the acquisition by any person or company of more than 50% of the total voting power of our then outstanding stock.

Clawback/Recovery. Stock awards granted under the Restated Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Amendment or Termination. Our board of directors has the authority to amend, suspend or terminate the Restated Plan provided such action does not impair the existing rights of any participant. Our Restated Plan will automatically terminate on the tenth anniversary of the date it was initially approved by our board of directors,

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unless we terminate it sooner. We will obtain stockholder approval of any amendment to our Restated Plan as required by applicable law or listing requirements.

Securities Laws. The Restated Plan is intended to conform with all provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b 3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

•

Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for

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alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock, RSUs, performance shares or performance units. Upon the termination of restrictions on restricted stock or performance shares or the payment of restricted stock units or performance units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares or cash received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock or performance shares that are subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of Common Stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock or performance shares, and we will not be entitled to any additional tax deduction.

•

Dividend Equivalents. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

•

Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code (“Section 409A”). Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

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•

Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Restated Plan.

New Plan Benefits

Other than with respect to the equity awards that may be granted in the future to our non-employee directors as described below in the section of the proxy statement entitled “Board of Directors Compensation—Director Compensation,” and the MIP Awards shown in the table below, all other future awards under the Restated Plan are subject to the discretion of the plan administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved. The plan administrator may, however, grant awards under the Restated Plan in the future, in its discretion.

On September 29, 2025, our board of directors granted the MIP Awards to certain of our key employees, subject to the occurrence of the Closing Date and, in part, stockholder approval of the Restated Plan. The following table sets forth information pertaining to the MIP Awards, assuming that the number of Fully-Diluted Shares Outstanding as of the date following the Closing Date is 494,344,930 shares (for information about the assumptions underlying this assumed number of Fully-Diluted Shares Outstanding, see “MIP Awards” above). See the section of this proxy statement below entitled “—Failure to Approve Proposal” for the effects of the failure to approve this Proposal No. 2 (Restated Plan Proposal).

The table below does not give effect to any additional RSUs or MIP PSUs to which the recipients of the MIP Awards may become entitled as a result of any Anti-Dilution Increase, which are not able to be determined at this time.

NAME AND PRINCIPAL POSITION	NUMBER OF SHARES SUBJECT TO PROPOSED RSUS	NUMBER OF SHARES SUBJECT TO PROPOSED MIP PSUS(1)
Ethan Brown President and Chief Executive Officer	21,751,178	11,864,279
Lubi Kutua Chief Financial Officer and Treasurer	5,593,514	1,082,616
Dariush Ajami, PhD Chief Innovation Officer	2,718,898	1,483,035
Teri L. Witteman Chief Legal Officer and Secretary	3,831,174	741,518
Jonathan Nelson Chief Operations Officer	—	—
All Executive Officers as a Group	33,894,764	15,171,448
All Non-Employee Directors as a Group	—	—
All Nominees for Election as Directors	—	—
Each Associate of Any Such Directors, Executive Officers, or Nominees	—	—
Each Other Person Who Received or is to Receive Five Percent of All Options, Warrants, or Rights	21,751,178	11,864,279
All Non-Executive Employees as a Group	—	—

(1)	Reflects MIP PSUs assuming achievement of “target” performance. If the MIP PSUs are achieved at “maximum” performance, 150% of the “target” MIP PSUs will be eligible to vest.

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Plan Benefits Under the Existing Plan

As of June 28, 2025, each of our NEOs and the other groups identified below had been granted the following stock options, restricted stock, RSUs and PSUs (with the number of shares subject to performance-based equity awards calculated at the “target” level of performance) under the Existing Plan:

NAME AND PRINCIPAL POSITION	NUMBER OF SHARES SUBJECT TO STOCK OPTIONS	NUMBER OF SHARES SUBJECT TO RESTRICTED STOCK AND RSUS	NUMBER OF SHARES SUBJECT TO PSUS
Ethan Brown President and Chief Executive Officer	2,828,793	501,269	156,438
Lubi Kutua Chief Financial Officer and Treasurer	259,979	218,796	69,529
Dariush Ajami, PhD Chief Innovation Officer	603,572	174,286	—
Teri L. Witteman Chief Legal Officer and Secretary	316,910	173,544	—
Jonathan Nelson Chief Operations Officer	167,630	122,115	—
All Executive Officers as a Group	4,280,020	1,252,432	225,967
All Non-Employee Directors as a Group	248,572	914,851	—
All Nominees for Election as Directors	—	—	—
Each Associate of Any Such Directors, Executive Officers, or Nominees	—	—	—
Each Other Person Who Received or is to Receive Five Percent of All Options, Warrants, or Rights	—	—	—
All Non—Executive Employees as a Group	1,308,825	1,655,223	—

Effect of Proposal

Approval of Proposal

Subject to approval of Proposal No. 3 (Authorized Share Increase Proposal), if stockholders approve this Proposal No. 2 (Restated Plan Proposal), the increased share reserve under the Restated Plan will permit the Company to continue to use equity-based awards, including awards of performance-based awards, as an integral part of its compensation program. Additionally, all of the MIP Awards will remain outstanding and will serve as an incentive and retention tool for those key employees to whom they were granted. We will also be able to grant additional awards to other key employees with terms that may be similar to the MIP Awards out of the remaining share reserve under the Restated Plan.

Failure to Approve Proposal

In the event the Closing Date does not occur, the Restated Plan will cease to be effective and all of the MIP Awards will be forfeited. In the event stockholder approval of the Restated Plan does not occur, but the Closing Date does occur, the Restated Plan will cease to be effective and the MIP Awards (other than the Immediate Vesting RSUs) will be forfeited. If the Restated Plan is not approved by stockholders and/or the Closing Date does not occur, the Existing Plan will continue in full force and effect as in effect prior to the Restated Plan Effective Date, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

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PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

In such event, our board of directors and our human capital management and compensation committee may grant alternative awards to the intended recipients of the MIP Awards, which may include equity awards out of the remaining share reserve under the Existing Plan or cash-based incentive awards.

As a result of the substantial dilution as a result of the Exchange Offer and potential future dilution resulting from conversion of the New Notes, if either the Closing Date does not occur or this Proposal No. 2 (Restated Plan Proposal) is not approved by our stockholders, we will have a limited number of shares available for future grant under the Existing Plan as a percentage of the number of shares of our Common Stock outstanding and would not have a sufficient number of shares authorized under the Existing Plan to make necessary equity awards in the future. In addition, the outstanding equity awards held by our employees, directors and independent contractors will also be substantially diluted by the Exchange Offer, resulting in an equity incentive program that, without additional awards, does not represent a market competitive compensation program for long-term incentives and is insufficient to retain key personnel. Absent approval of this Proposal No. 2 (Restated Plan Proposal), we would lose an important compensation tool aligned with stockholder interests to attract, motivate, and retain highly qualified talent. We have long had an ownership culture in which our key employees and directors are granted equity-based awards to align their interests with those of stockholders. The Restated Plan will permit the Company to continue to use equity-based awards, including awards of performance-based awards, as an integral part of its compensation program.

Board Recommendation

In reaching its determination to approve this Proposal No. 2 (Restated Plan Proposal), our board of directors, with the recommendation of our human capital management and compensation committee and transaction committee, and based on a competitive market analysis provided by Willis Towers Watson, the independent compensation consultant to the human capital management and compensation committee and our board of directors, considered a number of factors, including:

•	That equity awards are crucial for staying competitive in our industry and essential for attracting and retaining highly qualified employees in a challenging labor market;

•

That due to significant dilution from the Exchange Offer and potential future dilution from the conversion of the New Notes, without increasing the shares available under the Existing Plan, we risk having an insufficient number of shares for future equity awards with which to attract and retain key personnel;

•	That the Restated Plan will be the only equity plan under which we may grant equity awards (other than our Employee Stock Purchase Plan); and

•

That the size of the share reserve under the Restated Plan and the MIP Awards were recommended by our human capital management and compensation committee and transaction committee, and were based on a competitive market analysis provided by Willis Towers Watson, the independent compensation consultant to the human capital management and compensation committee and our board of directors.

After evaluating these factors, and based upon their knowledge of our business and financial condition, and the recommendation of our human capital management and compensation committee and transaction committee, our board of directors concluded that the Restated Plan and the MIP Awards are in our best interest, and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this Proposal No. 2 (Restated Plan Proposal).

Vote Required

Proposal No. 2 (Restated Plan Proposal) requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on this proposal that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

2025 Proxy Statement | | 35

PROPOSAL NO. 2 AMENDMENT AND RESTATEMENT OF THE 2018 EQUITY INCENTIVE PLAN

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 2 (Restated Plan Proposal). In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

The Board of Directors recommends a vote FOR the approval of the Restated Plan Proposal.

36 | | 2025 Proxy Statement

PROPOSAL NO. 3

AUTHORIZED SHARE INCREASE

Description of Proposal

We are asking stockholders to approve an amendment to our Charter to increase the number of authorized shares of our Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan, in the form attached to this proxy statement as Annex B (the “Share Increase Amendment”). The proposed Share Increase Amendment would amend Section 1 of ARTICLE IV of the Charter, as follows:

“Section 1. The total number of shares of all classes of stock that the Corporation has authority to issue is 3,000,500,000 shares, consisting of two classes: 3,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 500,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

The following discussion is qualified in its entirety by the full text of the Share Increase Amendment, which is incorporated herein by reference.

Conditions to Approval of Proposal

Approval of this Proposal No. 3 (Authorized Share Increase Proposal) is independent and not conditioned upon the approval of any other proposal. However, the approval of each of Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 2 (Restated Plan Proposal) is conditioned upon the approval of this Proposal No. 3 (Authorized Share Increase Proposal). Therefore, if Proposal No. 3 (Authorized Share Increase Proposal) is not approved, Proposal No. 1 (Nasdaq 5635(d) Proposal) and Proposal No. 2 (Restated Plan Proposal) will also not be approved.

Background and Purpose of Proposal

As of June 28, 2025, we had 76,597,624 shares of Common Stock issued and outstanding and an additional 37,852,406 shares of Common Stock in the aggregate reserved for future issuance under granted and outstanding equity incentive compensation awards, shares available for issuance under the Existing Plan and the Employee Stock Purchase Plan, shares reserved for potential issuance under the Existing Notes, and shares reserved for potential issuance under outstanding warrants, not taking into account additional shares that may be issued pursuant to our “at -the -market” offering program. After giving effect to the issuance of up to 326,190,370 shares of Common Stock in the Exchange Offer, we do not have enough authorized shares of Common Stock to support the issuance of Common Stock that will be issuable or may become issuable upon conversion of the New Notes or under the Restated Plan. See the section of this proxy statement entitled “Background of the Special Meeting—Dilution” for additional information concerning the issued and outstanding shares of Common Stock as of June 28, 2025 and on a pro forma basis after giving effect to the Exchange Offer and potential issuance of shares of Common Stock upon conversion of the New Notes and under the Restated Plan.

An increase in the number of authorized shares of Common Stock would provide us greater flexibility in considering and planning for current and future corporate needs, including, but not limited to: providing for sufficient shares of Common Stock underlying the New Notes and Restated Plan, raising additional capital, and other general corporate purposes. We also believe that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that may become available to us without the delay and expense associated with convening an additional special meeting of our stockholders.

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PROPOSAL NO. 3 AUTHORIZED SHARE INCREASE

Effect of Proposal

Approval of Proposal

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), and assuming approval of Proposal No. 1 (Nasdaq 5635(d) Proposal), we will be permitted to elect to settle all of the conversions and equitizations of the New Notes in whole or in part in shares of Common Stock, subject to the terms and conditions of the New Notes Indenture. Additionally, subject to the terms and conditions of the New Notes Indenture, we will be permitted to settle any portion of the make-whole premium due upon conversion, or any portion of accrued interest on the New Notes, in shares of Common Stock in accordance with the New Notes Indenture.

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), and assuming approval of Proposal No. 2 (Restated Plan Proposal), we will have a sufficient number of authorized shares of Common Stock to accommodate the share reserve under the Restated Plan, including the grant of the MIP Awards and future awards under the Restated Plan as described above in Proposal No. 2 (Restated Plan Proposal).

If stockholders approve this Proposal No. 3 (Authorized Share Increase Proposal), we will also have greater flexibility in considering and planning for current and future corporate needs, including raising additional capital and other general corporate purposes.

Failure to Approve Proposal

If stockholders do not approve this Proposal No. 3 (Authorized Share Increase Proposal), Proposal No. 1 (Nasdaq 5635(d) Proposal) will fail regardless of the vote of stockholders on such proposal, and we will be required to satisfy our obligations under the New Notes upon conversion, in payment of make-whole amounts upon redemptions, and in connection with equitizations, in the form of cash settlement of such obligations, and we will not be permitted to pay accrued interest in the form of Common Stock. There can be no assurance that we will have sufficient cash to settle such obligations and support our operations. Absent approval of this Proposal No. 3 (Authorized Share Increase Proposal) and Proposal No. 1 (Nasdaq 5635(d) Proposal) we will be left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New Notes, which could have a material adverse effect on our financial condition.

If stockholders do not approve this Proposal No. 3 (Authorized Share Increase Proposal), Proposal No. 2 (Restated Plan Proposal) will fail regardless of the vote of stockholders on such proposal, the Restated Plan will cease to be effective and the MIP Awards (other than the Immediate Vesting RSUs) will be forfeited. If the Restated Plan is not approved by stockholders and/or the Closing Date does not occur, the Existing Plan will continue in full force and effect as in effect prior to the Restated Plan Effective Date, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Share Increase Amendment would be a part of the existing class of Common Stock and, if issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Holders of shares of Common Stock (solely in their capacity as holders) have no preemptive rights or rights to convert their shares of Common Stock into any other securities. Accordingly, should our board of directors elect to issue additional shares of Common Stock, existing holders of shares of Common Stock would not have any preferential rights to purchase such shares.

Effect on Existing Stockholders

Future issuances of Common Stock or securities convertible into Common Stock, including in connection with the New Notes and the Restated Plan, would have a dilutive effect on the earnings per share, book value per

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PROPOSAL NO. 3 AUTHORIZED SHARE INCREASE

share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible takeover scenario. Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal No. 3 (Authorized Share Increase Proposal) is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the board of directors from taking any actions that are consistent with its fiduciary duties in the future, including actions related to any attempt to acquire control of the Company. The Share Increase Amendment does not affect the number of shares or rights of preferred stock authorized. See the section of this proxy statement entitled “Background of the Special Meeting—Dilution” for additional information concerning the potential dilution after giving effect to the Exchange Offer and potential issuance of shares upon conversion of the New Notes and under the Restated Plan.

Board Recommendation

On September 28, 2025, our board of directors approved the Share Increase Amendment and declared that it was advisable and in the best interests of the Company and our stockholders, and directed that the Share Increase Amendment be submitted to our stockholders for approval and adoption and recommends that our stockholders approve and adopt the Share Increase Amendment.

If approved by our stockholders, the Share Increase Amendment would become effective upon the filing of a certificate of amendment setting forth the Share Increase Amendment with the Delaware Secretary of State, which we expect to file as soon as practicable following the Special Meeting. We intend to file a restated Charter with the Delaware Secretary of State after the Share Increase Amendment is effective. Although our board of directors intends to file the Share Increase Amendment as soon as practicable after the Special Meeting if this Proposal No. 3 (Authorized Share Increase Proposal) is approved, the board of directors may determine in its discretion to abandon the Share Increase Amendment at any time prior to the effectiveness of the Share Increase Amendment.

Vote Required

Proposal No. 3 (Authorized Share Increase Proposal) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 3 (Authorized Share Increase Proposal). In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

The Board of Directors recommends a vote FOR the approval of the Authorized Share Increase Proposal.

2025 Proxy Statement | | 39

PROPOSAL NO. 4

REVERSE STOCK SPLIT

Description of Proposal

We are asking stockholders to approve a series of 30 alternate amendments to our Charter to effect (i) a reverse stock split (the “reverse stock split”) of our issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of our capital stock), if and when the reverse stock is effected.

Conditions to Approval of Proposal

Approval of this Proposal No. 4 (Reverse Stock Split Proposal) is independent and not conditioned upon the approval of any other proposal.

Background and Purpose of Proposal

On September 28, 2025, our board of directors adopted resolutions:

(i) Approving and declaring advisable a series of 30 alternate amendments of our Charter to effect, at the discretion of our board of directors, a reverse stock split:

(a) At one of 15 reverse stock split ratios, 1-for-10, 1-for-20, 1-for-30, 1-for-40, 1-for-50, 1-for-60, 1-for-70, 1-for-80, 1-for-90, 1-for-100, 1-for-110, 1-for-120, 1-for-130, 1-for-140 and 1-for-150, and contemporaneously with such reverse stock split and assuming that Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective, to effect a proportionate reduction in the number of authorized shares of Common Stock from 3,000,000,000 to 300,000,000, 150,000,000, 100,000,000, 75,000,000, 60,000,000, 50,000,000, 42,857,143, 37,500,000, 33,333,334, 30,000,000, 27,272,728, 25,000,000, 23,076,924, 21,428,572 and 20,000,000, respectively, and

(b) At one of 15 reverse stock split ratios, 1-for-10, 1-for-20, 1-for-30, 1-for-40, 1-for-50, 1-for-60, 1-for-70, 1-for-80, 1-for-90, 1-for-100, 1-for-110, 1-for-120, 1-for-130, 1-for-140 and 1-for-150, and contemporaneously with such reverse stock split and assuming that Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders, to effect a proportionate reduction in the number of authorized shares of Common Stock from 500,000,000 to 50,000,000, 25,000,000, 16,666,667, 12,500,000, 10,000,000, 8,333,334, 7,142,858, 6,250,000, 5,555,556, 5,000,000, 4,545,455, 4,166,667, 3,846,154, 3,571,429 and 3,333,334, respectively (the reverse stock splits and corresponding proportionate reductions in the number of authorized shares as described in clauses (a) and (b) are each referred to as a “Reverse Stock Split Amendment” and are collectively referred to as the “Reverse Stock Split Amendments”),

(ii) Directing that each of the Reverse Stock Split Amendments be submitted to our stockholders for their approval, and

(iii) Recommending that our stockholders approve each of the Reverse Stock Split Amendments.

The actual number of authorized shares of Common Stock and the total number of authorized shares the Company is authorized to issue after giving effect to the reverse stock split, if and when effected, will depend on the reverse stock split ratio that the board of directors ultimately determines to effect and whether Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and has become effective.

The table below shows the reverse stock split ratio and the number of authorized shares of Common Stock (and the total number of authorized shares of capital stock the Company can issue) for each of the 15 alternate

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PROPOSAL NO. 4 REVERSE STOCK SPLIT

amendments, identified as Amendments A-1 through O-1 for the Reverse Stock Split Amendments, if Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.

AMENDMENT	REVERSE STOCK SPLIT RATIO	NUMBER OF TOTAL AUTHORIZED SHARES	NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT (ASSUMING STOCKHOLDER APPROVAL OF PROPOSAL NO. 3 (AUTHORIZED SHARE INCREASE PROPOSAL))
A-1	1-for-10	300,500,000	300,000,000
B-1	1-for-20	150,500,000	150,000,000
C-1	1-for-30	100,500,000	100,000,000
D-1	1-for-40	75,500,000	75,000,000
E-1	1-for-50	60,500,000	60,000,000
F-1	1-for-60	50,500,000	50,000,000
G-1	1-for-70	43,357,143	42,857,143
H-1	1-for-80	38,000,000	37,500,000
I-1	1-for-90	33,833,334	33,333,334
J-1	1-for-100	30,500,000	30,000,000
K-1	1-for-110	27,772,728	27,272,728
L-1	1-for-120	25,500,000	25,000,000
M-1	1-for-130	23,576,924	23,076,924
N-1	1-for-140	21,928,572	21,428,572
O-1	1-for-150	20,500,000	20,000,000

2025 Proxy Statement | | 41

PROPOSAL NO. 4 REVERSE STOCK SPLIT

The table below shows the reverse stock split ratio and the number of authorized shares of Common Stock (and the total number of authorized shares of capital stock the Company can issue) for each of the 15 alternate amendments, identified as Amendments A-2 through O-2 for the Reverse Stock Split Amendments, if Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders.

AMENDMENT	REVERSE STOCK SPLIT RATIO	NUMBER OF TOTAL AUTHORIZED SHARES	NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FOLLOWING THE REVERSE STOCK SPLIT (ASSUMING STOCKHOLDERS DID NOT APPROVE PROPOSAL NO. 3 (AUTHORIZED SHARE INCREASE PROPOSAL))
A-2	1-for-10	50,500,000	50,000,000
B-2	1-for-20	25,500,000	25,000,000
C-2	1-for-30	17,166,667	16,666,667
D-2	1-for-40	13,000,000	12,500,000
E-2	1-for-50	10,500,000	10,000,000
F-2	1-for-60	8,833,334	8,333,334
G-2	1-for-70	7,642,858	7,142,858
H-2	1-for-80	6,750,000	6,250,000
I-2	1-for-90	6,055,556	5,555,556
J-2	1-for-100	5,500,000	5,000,000
K-2	1-for-110	5,045,455	4,545,455
L-2	1-for-120	4,666,667	4,166,667
M-2	1-for-130	4,346,154	3,846,154
N-2	1-for-140	4,071,429	3,571,429
O-2	1-for-150	3,833,334	3,333,334

Upon receiving stockholder approval of the Reverse Stock Split Amendments, our board of directors will have the authority, but not the obligation, in its sole discretion, to elect whether to effect a reverse stock split and, if so, to determine the reverse stock split ratio from among the approved proposed Reverse Stock Split Amendments described in the tables above. If our board of directors determines to effect a reverse stock split, the Company will effect the reverse stock split by filing a certificate of amendment for the selected Reverse Stock Split Amendment in the form attached to this proxy statement as Annex C or Annex D, as applicable.

For convenience of our stockholders, each of the 15 amendments assuming that Proposal No. 3 (Authorized Share Increase Proposal) has been approved by our stockholders and becomes effective (as described in A-1 through O-1 above) has been set forth in Annex C and each of the 15 amendments assuming that Proposal No. 3 (Authorized Share Increase Proposal) has not been approved by our stockholders (as described in A-2 through O-2 above) has been set forth in Annex D, in each case, indicating in brackets the reverse stock split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that the Company would be authorized to issue for each of the alternate Reverse Stock Split Amendments. If our board of directors elects to effect a reverse stock split, only one Reverse Stock Split Amendment providing for the reverse stock split ratio will be chosen from among the approved proposed Reverse Stock Split Amendments, and a certificate of amendment for the selected Reverse Stock Split Amendment will be filed with the Secretary of State of the State of Delaware and become effective. In such case, our board of directors will abandon all other Reverse Stock Split Amendments.

We believe it is beneficial to provide our board of directors with the authority and flexibility to effect a reverse stock split, if and when needed, in the event our board of directors determines that a reverse stock split is in the best interests of the Company and our stockholders, including in order to maintain the Nasdaq listing of our

42 | | 2025 Proxy Statement

Common Stock or to bring the share price of our Common Stock in line with our peers or for other corporate purposes. However, pursuant to voting agreements entered into between the Company and Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes, our board of directors may not effectuate a reverse stock split on or prior to the Final Release Date, provided we may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction. In connection with any determination to effect the reverse stock split, our board of directors will set the timing for such a split and select the Reverse Stock Split Amendment from the Reverse Stock Split Amendments set forth in the tables above.

The determination as to whether the reverse stock split will be effected and, if so, pursuant to which Reverse Stock Split Amendment, will be based upon those market or business factors deemed relevant by our board of directors at that time, including, but not limited to:

•	Our ability to continue the listing of our Common Stock on the Nasdaq;

•	Existing and expected marketability and liquidity of our Common Stock;

•	The historical and then-prevailing trading price and trading volume of our Common Stock;

•	Prevailing stock market conditions;

•	The anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	The anticipated impact of the reverse stock split on our ability to raise financing;

•	Business developments affecting the Company; and

•	The likely effect on the market price of our Common Stock.

Our board of directors believes that having stockholders approve 30 alternate Reverse Stock Split Amendments and granting the board of directors the discretion to select the ratio set forth in one Reverse Stock Split Amendment set forth in the tables above depending on whether Proposal No. 3 (Authorized Share Increase Proposal) has been approved by our stockholders and becomes effective, rather than having stockholders approve one specified ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our Common Stock in order to set a ratio that is intended to maintain for the foreseeable future, given market fluctuations, a stock price in excess of $1.00 per share to avoid a Nasdaq delisting of our shares of Common Stock, which could have an adverse effect on our business, liquidity and on the trading of our Common Stock due to, among other things, potential loss of confidence by partners, lenders, suppliers, customers and employees, and increased difficulty in raising capital. We also believe that an increased market price of our Common Stock may improve the marketability and liquidity of our Common Stock and encourage interest and trading in shares of our Common Stock, as well as bring the price of our Common Stock to a level commensurate with peer companies. In addition, a low per share price may negatively impact our acceptability to certain institutional investors, professional investors and other market participants.

Effect of Proposal

Approval of Proposal

If approved by our stockholders and implemented by our board of directors, as of the effective time of the Reverse Stock Split Amendment, each issued and outstanding share of our Common Stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our Common Stock, depending upon the Reverse Stock Split Amendment selected by our board of directors, which ratio will be among the Reverse Stock Split Amendments set forth in the tables above except as described under the “—Fractional Shares” section below with respect to fractional shares. In addition, as of the effective time of the Reverse Stock

PROPOSAL NO. 4 REVERSE STOCK SPLIT

2025 Proxy Statement | | 43

Split Amendment, the total number of authorized shares of Common Stock will be proportionately reduced (and the total number of authorized shares of capital stock the Company may issue will be correspondingly reduced) depending on the Reverse Stock Split Amendment selected by our board of directors and whether Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.

Except with respect to fractional shares as described under the “—Fractional Shares” section below, the reverse stock split will not:

•	Affect any stockholder’s percentage ownership interest in us;

•	Affect any stockholder’s proportionate voting power;

•	Substantially affect the voting rights or other privileges of any stockholder; or

•	Alter the relative rights of common stockholders, convertible notes holders, or holders of equity awards.

Depending upon the ratio selected by our board of directors, the principal effects of the reverse stock split are:

•

The number of shares of Common Stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split Amendment selected by our board of directors, except with respect to fractional shares as described under the “—Fractional Shares” section below;

•

The total authorized number of shares of Common Stock (taking into account Proposal No. 3 (Authorized Share Increase Proposal)), if approved by our stockholders) will be reduced proportionately based on the reverse stock split ratio in the Reverse Stock Split Amendment selected by our board of directors and the total number of authorized shares of capital stock of the Company will be correspondingly reduced;

•

The per share exercise price will be increased proportionately by the reverse stock split ratio in the Reverse Stock Split Amendment selected by our board of directors at the time of the reverse stock split, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding equity awards, and other convertible or exercisable equity securities entitling the holders to purchase shares of our Common Stock;

•

The conversion rates for holders of our outstanding convertible securities (including the New Notes) (as described in Proposal No. 1 (Nasdaq 5635(d) Proposal)), will be adjusted proportionately, subject to their terms; and

•

The number of shares authorized and reserved for issuance under our equity plans (including the Restated Plan (and the MIP Awards thereunder) (as described in Proposal No. 2 (Restated Plan Proposal)), will be reduced proportionately.

The following table contains approximate information relating to our Common Stock, based on share information as of June 28, 2025, and the impact of the reverse stock split thereon under the minimum and maximum proposed ratio assuming Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective:

		AFTER THE REVERSE STOCK SPLIT(1)
		IF MINIMUM 1:10 RATIO IS SELECTED	IF MAXIMUM 1:150 RATIO IS SELECTED
Authorized Common Stock(2)	3,000,000,000	300,000,000	20,000,000
Common Stock Issued and Outstanding	76,597,624	7,659,763	510,651
Reserved for Issuance(3)	37,988,066	3,798,807	253,254

(1)	Does not take into account that fractional shares resulting from the reverse stock split will not be issued.

PROPOSAL NO. 4 REVERSE STOCK SPLIT

44 | | 2025 Proxy Statement

(2)	Assumes Proposal No. 3 (Authorized Share Increase Proposal) is approved by our stockholders and becomes effective.
(3)

Includes shares of Common Stock reserved for issuance (a) pursuant to the Company’s equity plans and (b) upon exercise of outstanding warrants. Does not include additional shares of Common Stock issuable upon full conversion of the New Notes (as described in Proposal No. 1 (Nasdaq 5635(d) Proposal) above), the full conversion of which is subject to stockholder approval. Also does not include the shares issuable or that may become issuable under the Restated Plan (as described in Proposal No. 2 (Restated Plan Proposal) above).

The following table contains approximate information relating to our Common Stock, based on share information as of June 28, 2025, and the impact of the reverse stock split thereon under the minimum and maximum proposed ratio assuming Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders:

		AFTER THE REVERSE STOCK SPLIT(1)
		IF MINIMUM 1:10 RATIO IS SELECTED	IF MAXIMUM 1:150 RATIO IS SELECTED
Authorized Common Stock(2)	500,000,000	50,000,000	3,333,334
Common Stock Issued and Outstanding	76,597,624	7,659,763	510,651
Reserved for Issuance(3)	37,988,066	3,798,807	253,254

(1)	Does not take into account that fractional shares resulting from the reverse stock split will not be issued.
(2)	Assumes Proposal No. 3 (Authorized Share Increase Proposal) is not approved by our stockholders.
(3)

Includes shares of Common Stock reserved for issuance (a) pursuant to the Company’s equity plans and (b) upon exercise of outstanding warrants. Does not include additional shares of Common Stock issuable upon full conversion of the New Notes (as described in Proposal No. 1 (Nasdaq 5635(d) Proposal) above), the full conversion of which is subject to stockholder approval. Also does not include the shares issuable or that may become issuable under the Restated Plan (as described in Proposal No. 2 (Restated Plan Proposal) above).

After the effective date of the reverse stock split, our Common Stock will have a new CUSIP number. Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the reverse stock split will not affect the registration of our Common Stock under the Exchange Act.

Required Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock. The reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of any outstanding stock equity awards and warrants and upon conversion of convertible notes in proportion to the reverse stock split ratio. The exercise price of any outstanding equity awards and warrants and conversion price of any outstanding convertible notes would increase, likewise in proportion to the reverse stock split ratio.

Required Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Equity Plans. In connection with any reverse stock split, the board of directors would also make a corresponding reduction in the number of shares available for future issuance under our equity plans so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

Odd Lots. In addition, the reverse stock split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Certificate of Amendment. If our board of directors determines to implement the reverse stock split, we will file a certificate of amendment for the selected Reverse Stock Split Amendment in the form attached to this proxy

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statement as Annex C or Annex D, as applicable, with the Delaware Secretary of State and will abandon the other Reverse Stock Split Amendments. Upon the filing and effectiveness of the selected Reverse Stock Split Amendment, without any further action on our part or our stockholders, the issued shares of Common Stock held by stockholders as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock based on the ratio included in the selected Reverse Stock Split Amendment and the number of authorized shares of Common Stock will be reduced accordingly. We intend to file a restated Charter with the Delaware Secretary of State after the Reverse Stock Split Amendment is effective.

Effect on Preferred Stock. The proposed Reverse Stock Split Amendment would not impact the total authorized number of shares of preferred stock or the par value thereof.

Effect on Par Value. The proposed Reverse Stock Split Amendment will not affect the par value of our Common Stock, which will remain at $0.0001 per share.

Failure to Approve Proposal

In the event that the Reverse Stock Split Amendments are not approved by our stockholders, we intend to monitor the trading price of our Common Stock on Nasdaq and will consider available options to resolve any potential non-compliance with the Nasdaq listing rules. On September 26, 2025, the last trading day prior to the filing of this proxy statement, the closing price of our Common Stock on Nasdaq was $2.85 per share. We believe that our ability to remain listed on Nasdaq would be significantly and negatively affected if this Proposal No. 4 (Reverse Stock Split Proposal) is not approved in the event the share price of our Common Stock were to drop below $1.00. In addition, if our Common Stock is delisted it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Fractional Shares

Common Stock. If the shares of Common Stock held by any holder of Common Stock immediately prior to the effectiveness of the Reverse Stock Split Amendment are collectively reclassified pursuant to the reverse stock split into a fractional share of Common Stock, the Company will issue to such holder such fraction of a share of Common Stock as is necessary to round the number of shares of Common Stock held by such holder immediately following the reverse stock split up to the nearest whole number of shares. Such additional shares of Common Stock would be issued in consideration for the corporate benefits to the Company arising from not having to issue fractional shares or pay in cash the fair value of such fractional shares in lieu of the issuance thereof, which would result in any fractional shares of Common Stock that would otherwise be held by a holder following the reverse stock split being rounded up to the nearest whole number of shares of Common Stock.

Equity Awards: If the reverse stock split is effected, the number of shares available for issuance under our equity plans on such date, as well as the number of shares subject to any outstanding award and the exercise price, grant price or purchase price relating to any such award under our equity plans, are expected to be equitably adjusted by our board of directors to reflect the reverse stock split. Any fractional shares resulting from such adjustment are expected to be eliminated by rounding upward or downward to the nearest whole share.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our Common Stock in registered book-entry form. If you are entitled to post-reverse stock split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effectiveness of the reverse stock split indicating the number of shares of our Common Stock you hold.

At the effectiveness of the reverse stock split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered

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46 | | 2025 Proxy Statement

stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the reverse stock split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet and the par value of our Common Stock will remain unchanged. The stated capital component, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued, will be reduced in proportion to the size of the reverse stock split, subject to a minor adjustment in respect of the treatment of fractional shares as described above, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Immediately after the reverse stock split, the per share net income or loss and net book value of our Common Stock will be increased, as compared to the per share amounts absent the reverse stock split, because there will be fewer shares of common stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the reverse stock split, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and do not currently intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the

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alternative minimum tax, the Medicare contribution tax on net investment income or any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” (as defined in the Code). In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	Persons whose functional currency is not the U.S. dollar;

•	Persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	Banks, insurance companies and other financial institutions;

•	Real estate investment trusts and registered investment companies;

•	Brokers, dealers or traders in securities;

•	Corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	Tax-exempt organizations or governmental organizations;

•	Persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	Persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	Tax-qualified retirement plans.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that for U.S. federal income tax purposes is, or is treated as:

•	An individual who is a citizen or resident of the United States;

•	A corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

A trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize

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gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed reverse stock split should include the holding period in the shares of our Common Stock exchanged therefor. However, a U.S. Holder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of such U.S. Holder’s whole share received in lieu of a fractional share. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 4 (Reverse Stock Split Proposal) regarding the proposed reverse stock split except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into shares of Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon any or all of the Reverse Stock Split Amendments without further action by our stockholders at any time before the effectiveness of the filing of a certificate of amendment setting forth the Reverse Stock Split Amendment with the Delaware Secretary of State, even if the Reverse Stock Split Amendment has been approved by our stockholders at the Special Meeting. If our board of directors decides to effect the reverse stock split, our board of directors will abandon all of the Reverse Stock Split Amendments other than the Reverse Stock Split Amendment that is filed with the Delaware Secretary of State. By voting in favor of this Proposal No. 4 (Reverse Stock Split Proposal), you are expressly also authorizing our board of directors to delay, or not to proceed with and abandon, the Reverse Stock Split Amendment if it should so decide, in its sole discretion, and that such action is in the best interests of the Company and our stockholders.

Board Recommendation

On September 28, 2025, our board of directors approved the 30 alternate Reverse Stock Split Amendments and declared that they are advisable and in the best interests of the Company and our stockholders, and directed that the 30 alternate Reverse Stock Split Amendments be submitted to our stockholders for approval and adoption and recommends that our stockholders vote “FOR” approval of this Proposal No. 4 (Reverse Stock Split Proposal).

Vote Required

Proposal No. 4 (Reverse Stock Split Proposal) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting pursuant to Section 242(d)(2) of the General Corporation Law of the State of Delaware. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 4 (Reverse Stock Split Proposal). In addition, each other Existing

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2025 Proxy Statement | | 49

Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement. As previously described, we also agreed in the voting agreements not to effectuate a reverse stock split on or prior to the Final Release Date, provided we may effectuate a reverse stock split earlier, beginning on the Early Release Date if (i) our Common Stock fails to meet the minimum bid price of at least $1.00 per share on the Nasdaq Global Select Market for any fifteen (15) consecutive business days in the period commencing fifteen (15) business days prior to the Early Release Date and ending on the Final Release Date or (ii) the Company has received a notice from Nasdaq of failure to meet the continued listing requirement for minimum bid price at any time prior to such reverse stock split and has not subsequently cured such deficiency to Nasdaq’s satisfaction.

The Board of Directors recommends a vote FOR the Reverse Stock Split Proposal.

PROPOSAL NO. 4 REVERSE STOCK SPLIT

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PROPOSAL NO. 5

ADJOURNMENT OF SPECIAL MEETING

Description of Proposal

We are asking our stockholders to approve one or more adjournments of the Special Meeting or any adjournment(s) thereof in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposals Nos. 1, 2, 3 or 4.

Conditions to Approval of Proposal

Approval of this Proposal No. 5 (Adjournment Proposal) is independent and not conditioned upon the approval of any other proposal.

Background and Purpose of Proposal

In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting and if the adjournment is for a period of 30 days or less, notice need not be given of the adjourned meeting if the time, place (if any) and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken, or is provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Board Recommendation

Our board of directors has approved the submission to the stockholders of this Proposal No. 5 (Adjournment Proposal) to approve one or more adjournments of the Special Meeting or any adjournment(s) thereof in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposals Nos. 1, 2, 3 or 4, determined that this proposal is in the best interests of the Company and our stockholders and recommends that our stockholders vote “FOR” this Proposal No. 5 (Adjournment Proposal).

Vote Required

Proposal No. 5 (Adjournment Proposal) requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock entitled to vote on this proposal that are present in person (which includes by remote communication) or represented by proxy at the Special Meeting and are voted for or against such proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes, if any, will also have no effect on the outcome of this proposal.

Existing Noteholders holding approximately 47% of the aggregate outstanding principal amount of the Existing Notes have individually entered into voting agreements with the Company agreeing to be present in person (which includes by remote communication) or by proxy at the Special Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement, including this Proposal No. 5 (Adjournment Proposal). In addition, each other Existing Noteholder who elects to tender Existing Notes in the Exchange Offer will have agreed pursuant to the terms of the Exchange Offer to be present in person (which includes by remote communication) or by proxy at the Special

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PROPOSAL NO. 5 ADJOURNMENT OF SPECIAL MEETING

Meeting and to vote all shares of Common Stock they receive in the Exchange Offer in favor of the proposals set forth in the notice and this proxy statement.

The Board of Directors recommends a vote FOR the Adjournment Proposal.

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BOARD OF DIRECTORS COMPENSATION

Director Compensation

Under our outside director compensation policy, we compensate non-employee directors for their service on our board of directors with a combination of cash and equity awards under the Existing Plan, the amounts of which are intended to be commensurate with their role and involvement. The compensation program for our non-employee directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors are also reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no additional compensation for their service as directors. Mr. Brown, our President and Chief Executive Officer, does not receive compensation for his board service under our outside director compensation policy.

Our human capital management and compensation committee, which is composed solely of independent directors, has the primary responsibility for reviewing and making recommendations to our board of directors as to non-employee director compensation. Our human capital management and compensation committee has periodically reviewed and assessed the level, type and form of compensation paid to our non-employee directors. In October 2024, our human capital management and compensation committee recommended and our board of directors adopted stock ownership guidelines for outside directors. There was no other change to our non-employee director compensation in 2024, but certain changes were implemented in May 2025, as discussed below.

Cash Compensation

Under our outside director compensation policy, we pay our non-employee directors an annual cash retainer for service on our board of directors and an additional annual cash retainer for service on each committee on which the director is a member, payable in equal quarterly installments in arrears, prorated based on the days served in the applicable quarter. Our chair of the board, lead independent director and chair of each committee receive higher annual cash retainers for service in such roles. For each person who is elected or appointed for the first time to be an outside director, the first quarterly installment of the annual retainers set forth below will be paid for the first quarter that ends on or after the date of his or her initial election or appointment to be an outside director, prorated based on service during the quarter.

In June 2024, the board of directors authorized and approved the formation of a special transaction committee of the board to carry out the powers, responsibilities and obligations related to the review, consideration, evaluation and negotiation of one or more potential refinancing transactions of the Existing Notes and potential strategic alternatives available to the Company, including the Exchange Offer. In May 2025, our human capital management and compensation committee recommended, and our board of directors approved, the implementation of an annual retainer for the chair and the members of the transaction committee of $50,000 and $37,500, respectively, with retroactive effect as of January 1, 2025. The transaction committee will be disbanded upon the closing of the Exchange Offer, with the cash retainers for committee members to be prorated for the calendar quarter in which such closing occurs.

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BOARD OF DIRECTORS COMPENSATION

The cash compensation paid to our non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member is as follows:

BOARD COMMITTEE	MEMBER ANNUAL CASH RETAINER ($)	CHAIR ANNUAL CASH RETAINER(1) ($)	LEAD INDEPENDENT DIRECTOR ANNUAL CASH RETAINER(1) ($)
Board of Directors	40,000	67,500	48,000
Audit Committee	7,500	17,500	—
Human Capital Management and Compensation Committee	5,000	10,000	—
Nominating and Corporate Governance Committee	3,000	8,000	—
Risk Committee	3,000	8,000	—
Transaction Committee(2)	37,500	50,000	—

(1)	In lieu of amount shown in member annual cash retainer column.
(2)	Effective as of January 1, 2025.

Equity Compensation

In May and September 2025, our human capital management and compensation committee recommended, and our board of directors approved, the suspension of the equity compensation for our non-employee directors, including initial and annual awards, until otherwise determined by our board of directors.

Initial Grant

Under our outside director compensation policy as in effect prior to the suspension of the equity compensation for our non-employee directors for the remainder of 2025, unless otherwise determined by the board of directors upon recommendation of the human capital management and compensation committee, each non-employee director elected or appointed to our board of directors for the first time was entitled to receive two restricted stock unit (“RSU”) awards upon the date of his or her initial election or appointment as a non-employee director. The first RSU award had an RSU value of $250,000 and will vest in equal monthly installments over the 3-year period following the grant date, subject to the director’s continued service through the applicable vesting date. The second RSU award had an RSU value of $105,000, prorated based on the number of full months that were expected to lapse between the non-employee director’s election or appointment to our board of directors and the next annual meeting of stockholders, and vested in equal monthly installments over the total number of full months following the grant date that were expected to lapse between the director’s election or appointment to our board of directors and the next annual meeting of stockholders, subject to the director’s continued service through the applicable vesting date.

Annual Grant

Under our outside director compensation policy as in effect prior to the suspension of the equity compensation for our non-employee directors for the remainder of 2025, unless otherwise determined by the board of directors upon recommendation of the human capital management and compensation committee, on the date of each annual meeting of stockholders, each director whose service as a non-employee member of our board of directors was to continue following such annual meeting was granted an RSU award having an RSU value of $105,000. This RSU award vested in equal monthly installments over the twelve-month period following the grant date, subject to the director’s continued service through the applicable vesting date.

As a result of the suspension of equity compensation for our non-employee directors in May 2025, our non-employee directors did not receive RSU awards on the date of our 2025 annual meeting of stockholders.

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BOARD OF DIRECTORS COMPENSATION

RSU Value

For purposes of RSU awards granted under our outside director compensation policy, the number of shares of Common Stock subject to the RSU award was equal to the RSU intended grant value divided by the average closing price of a share of our Common Stock as quoted on the Nasdaq Global Select Market over the thirty trading days preceding the grant date, rounded down to the nearest whole number of shares.

Vesting Acceleration

Non-employee directors’ RSU awards will vest in full immediately prior to, and contingent upon, a change in control of the company if the non-employee director remains in continuous service as a member of the board of directors until immediately prior to the change in control. All outstanding RSUs held by the non-employee directors will vest in connection with the closing of the Exchange Offer.

Award Limitations

The compensation paid to our non-employee directors is subject to the limits on director compensation set forth in the Existing Plan and, following its adoption, the Restated Plan.

Stock Ownership Guidelines for Outside Directors

In October 2024, our board of directors adopted stock ownership guidelines for outside directors to strengthen the alignment of interests between our non-employee directors and stockholders. Under the guidelines, each non-employee director is expected to own shares of our Common Stock having a value equal to at least five times the non-employee director’s annual cash retainer, within five years from the later of October 22, 2024, and the date he or she first became a non-employee director. The shares counted towards this ownership requirement include (i) shares owned outright by the non-employee director or any of such person’s immediate family residing in the same household; (ii) shares held in trust for the benefit of the non-employee director or such person’s immediate family residing in the same household; (iii) shares underlying vested but unsettled restricted stock and restricted stock units (whether time or performance-based); and (iv) unvested restricted stock and restricted stock units, excluding unvested performance-based restricted stock and/or restricted stock units (during periods preceding certification of attainment of the applicable performance conditions thereunder). As of December 31, 2024, each non-employee director was in compliance with the applicable stock ownership guidelines or on track to achieve compliance within the allotted five-year time frame.

Non-Employee Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the year ended December 31, 2024. As a named executive officer, the compensation received by Mr. Brown is shown below in “Executive Compensation: Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Nandita Bakhshi	33,544	362,585	—	396,129
Seth Goldman	70,500	107,244	—	177,744
Chelsea A. Grayson	30,824	362,585	—	393,409
Sally Grimes(3)	—	—	—	—
Colleen Jay	53,989	107,244	—	161,233
C. James Koch	43,000	107,244	—	150,244
Raymond J. Lane	45,000	107,244	—	152,244
Joshua M. Murray	28,709	362,585	—	391,294
Muktesh “Micky” Pant(4)	20,967	—	—	20,967
Ned Segal(4)	18,791	—	—	18,791
Kathy N. Waller	70,500	107,244	—	177,744

(1)

Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees. Amounts shown for Mses. Bakhshi and Grayson and Mr. Murray were prorated from

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BOARD OF DIRECTORS COMPENSATION

May 23, 2024, when they joined the board of directors. Amounts shown for Messrs. Pant and Segal and Ms. Grimes were prorated through the end of their term as a Class II director on May 23, 2024.
(2)

The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of the initial RSU award granted to Mses. Bakhshi and Grayson and Mr. Murray and the annual RSU awards granted to each of our non-employee directors on May 23, 2024 under the Existing Plan, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value of the RSU awards is measured based on the closing price of our Common Stock on the date of grant excluding the impact of estimated forfeitures. This amount does not reflect the actual economic value that was realized upon the vesting of the award or may be realized upon the sale of the Common Stock underlying such award. As of December 31, 2024, each non-employee director held 6,242 outstanding unvested RSU awards, except Mses. Bakhshi and Grayson and Mr. Murray who each held 34,811 outstanding unvested RSU awards, Mr. Koch who held 15,494 outstanding unvested RSU awards and Ms. Jay who held 7,229 outstanding unvested RSU awards. As of December 31, 2024, the following non-employee directors held outstanding unexercised stock option awards: Mr. Goldman (70,940) and Ms. Waller (16,734). No other non-employee directors held outstanding stock option awards as of December 31, 2024.

(3)

Ms. Grimes served as a director through the end of her term as a Class II director on May 23, 2024. Ms. Grimes waived payment of $20,176 in non-employee director fees for service during her term as a director in 2024.

(4)	Messrs. Pant and Segal served as directors through the end of their respective terms as a Class II director on May 23, 2024.

Compensation Committee Interlocks and Insider Participation

During 2024, Colleen Jay, Raymond J. Lane, Muktesh “Micky” Pant and Kathy N. Waller served on our human capital management and compensation committee. None of the members of our human capital management and compensation committee is or has been an officer or employee of the Company and, none had or have any relationships with the Company during the last completed fiscal year that are required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or human capital management and compensation committee.

Director and Officer Indemnification Agreements

We have entered, and may continue to enter into, separate indemnification agreements with our directors and executive officers, which provide indemnification in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of September 19, 2025. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors, director nominees or executive officers.

NAME	AGE	POSITION
Ethan Brown	53	Founder, President and Chief Executive Officer, Board Member
Lubi Kutua	44	Chief Financial Officer and Treasurer
Dariush Ajami, PhD	50	Chief Innovation Officer
Teri L. Witteman	57	Chief Legal Officer and Secretary
Jonathan Nelson	60	Chief Operations Officer
Drew Lufkin	47	Senior Vice President, Sales
John Boken	62	Interim Chief Transformation Officer

ETHAN BROWN

Founder, President and Chief Executive Officer, Board Member

Ethan Brown is the Founder of Beyond Meat and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in 2009. He has served as a manager of the Planet Partnership, LLC, our joint venture with PepsiCo, Inc., since January 2021, and served as our Secretary from our inception to September 2018. Mr. Brown began his career with a focus on clean energy and the environment, including serving as an energy analyst for the National Governors’ Center for Best Practices. He then joined Ballard Power Systems, Inc. (NASDAQ: BLDP), a proton exchange membrane fuel cell company, being promoted from an entry-level manager to reporting directly to the Chief Executive Officer before leaving to found Beyond Meat. Mr. Brown also created and opened a center for fuel reformation and has held several industry positions, including Vice Chairman of the Board at The National Hydrogen Association and Secretary of the United States Fuel Cell Council. He is on the board of the American Cancer Society’s CEO’s Against Cancer (LA Chapter), is a Henry Crown Fellow at the Aspen Institute, was honored as part of The Independent’s Climate 100 for 2024, Inc.’s Best Led Companies 2021, The Bloomberg 50 for 2019 and Newsweek’s Top Innovators of 2019, and, along with Beyond Meat, is the recipient of the United Nation’s highest environmental accolade, Champion of the Earth (2018). Mr. Brown received an MBA degree from Columbia University, an MPP degree with a focus on Environment from the University of Maryland and a BA degree in History and Government from Connecticut College.

LUBI KUTUA

Chief Financial Officer and Treasurer

Lubi Kutua has served as the Company’s Chief Financial Officer and Treasurer since October 2022. Mr. Kutua served as Vice President, FP&A and Investor Relations from January 2019 to October 2022. Before joining Beyond Meat, Mr. Kutua served as Vice President, Equity Research, with a focus on the packaged foods and agribusiness sectors, at Jefferies, LLC from August 2015 to January 2019. Prior to that, Mr. Kutua served as Associate-Analyst, Equity Research, also focusing on packaged foods and agribusiness, at KeyBanc Capital Markets. He began his career in financial services at Goldman Sachs, most recently serving as Associate, Divisional Management Reporting. Mr. Kutua received his BA degree in Mathematics and Physics from Hamilton College, and his MBA degree from The New York University Leonard N. Stern School of Business.

DARIUSH AJAMI, PhD

Chief Innovation Officer

Dariush Ajami, PhD, joined Beyond Meat in June 2015. Since July 2018, Dr. Ajami has been Chief Innovation Officer of Beyond Meat. He served as Director of Chemistry from June 2015 to August 2016, Director of

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EXECUTIVE OFFICERS

Research from August 2016 to August 2017 and Vice President of Innovation from August 2017 to July 2018. Prior to joining Beyond Meat, Dr. Ajami was an Assistant Professor of Molecular Assembly at The Scripps Research Institute and Skaggs Institute of Chemical Biology from July 2008 to June 2015, where he worked on the fundamentals of molecular assembly, natural products and their applications in therapeutic development. Dr. Ajami has a BS degree in Chemistry from Isfahan University, Iran, an MS degree in Organic Chemistry from the Chemistry and Chemical Engineering Research Center of Iran, and a PhD degree in Organic Chemistry from the Technical University of Brunswick (Technische Universität Braunschweig), Germany.

TERI L. WITTEMAN

Chief Legal Officer and Secretary

Teri L. Witteman joined Beyond Meat as General Counsel and Secretary in May 2019, and has served as Chief Legal Officer since April 2021. Prior to joining Beyond Meat, Ms. Witteman was a partner with Musick, Peeler & Garrett LLP from April 2016 to May 2019, specializing in the areas of SEC compliance, corporate governance, and mergers and acquisitions. Before joining Musick Peeler, Ms. Witteman was an attorney with Anglin Flewelling Rasmussen Campbell & Trytten LLP from September 2004 to April 2016, having started her career with Latham & Watkins LLP in Los Angeles, where she focused on corporate finance and mergers and acquisitions. From December 2012 to September 2018, Ms. Witteman served as Secretary of Farmer Bros. Co. (NASDAQ: FARM), a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. Ms. Witteman has served on the board of directors of the El Segundo Economic Development Corporation since 2024, and served as a member of the policy advisory council (previously the policy committee) of the Plant Based Foods Association from April 2023 until June 2025. Ms. Witteman received her Juris Doctor degree, Order of the Coif, from UCLA School of Law, and her BA degree in Economics, with honors and distinction, from the University of California, Berkeley.

JONATHAN NELSON

Chief Operations Officer

Jonathan Nelson has served as the Company’s Chief Operations Officer since January 2024. Prior to that, Mr. Nelson served as Senior Vice President, Operations from October 2022 to January 2024, Senior Vice President, Manufacturing Operations from December 2021 to October 2022, and Vice President, NA Manufacturing Operations from May 2021 to November 2021, assuming additional responsibilities on an interim basis pending the search for a chief operating officer from August 2021 to December 2021. Prior to joining the Company, from March 2021 to May 2021, Mr. Nelson served as Chief Executive Officer of JP Nelson Consulting, a private consulting firm. From January 2012 to January 2021, Mr. Nelson served in various roles with SunOpta, Inc. (NASDAQ: STKL), a global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production, including as Vice President, Operations–Ingredients from January 2012 to March 2016, and Vice President, Operations–Plant Based Food and Beverage from March 2016 to January 2021. Mr. Nelson received his BS degree in Paper Science and Engineering from the University of Minnesota, and his MBA degree from the University of Mary.

DREW LUFKIN

Senior Vice President, Sales

Drew Lufkin joined Beyond Meat as Senior Vice President, Sales in April 2024. Before joining Beyond Meat, Mr. Lufkin served as Vice President of Sales–Retail/Foodservice at Heartland Food Products Group, a global leader in the consumer-packaged goods industry producing low-calorie sweeteners, coffee, creamers, adult nutrition and liquid water enhancers, from 2017 to 2024. Prior to that, Mr. Lufkin served as Vice President–Sales and Marketing from 2016 to 2017 and Division Vice President–Sales and Marketing from 2012 to 2016 at Kruger Products USA, a leading manufacturer and distributor of tissue and paper towel products. Prior to that, Mr. Lufkin served in various roles at Crossmark Sales & Marketing from 2004 to 2012, most recently as Division Manager. Mr. Lufkin received his BS degree in Business Administration from Babson College.

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EXECUTIVE OFFICERS

JOHN BOKEN

Interim Chief Transformation Officer

John Boken was appointed as the Company’s interim Chief Transformation Officer in August 2025. Mr. Boken has been a Partner and Managing Director in the Turnaround and Restructuring Services practice at AlixPartners, LLP (“AlixPartners”), an international consultancy firm, for over 6 years and has over 35 years of interim management, corporate turnaround and restructuring experience. As part of his employment at AlixPartners, and a predecessor entity, Zolfo Cooper LLC, Mr. Boken served as Chief Executive Officer of MVK FarmCo LLC dba Prima Wawona from February 2023 to April 2024, as CEO of SolarWorld Americas from January 2018 to July 2022 and as Deputy Chief Restructuring Officer for PG&E Corporation from January 2019 to July 2020, among other executive roles with client companies. Mr. Boken was a Managing Director at Zolfo Cooper LLC, a boutique corporate turnaround and restructuring firm, from July 2002 to November 2018 before Mr. Boken and his partners sold the firm to AlixPartners in November 2018 and combined the practices. Prior to joining Zolfo Cooper LLC in July 2002, Mr. Boken was the Managing Partner of the Los Angeles corporate restructuring practice at Arthur Andersen. Mr. Boken serves on the Board of Directors for The Pasha Group, a privately owned, West Coast-based leader in the shipping, transportation and logistics industry and on the Board of Trustees for the University of Scranton. Mr. Boken holds a BS degree in finance from Santa Clara University and is a Certified Public Accountant (inactive), as well as a member of the Turnaround Management Association.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation of our named executive officers (“NEOs”) for 2024 and is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our executive compensation program and the compensation granted or earned by the following NEOs in 2024:

NAME	TITLE
Ethan Brown	President and Chief Executive Officer
Lubi Kutua	Chief Financial Officer and Treasurer
Dariush Ajami, PhD	Chief Innovation Officer
Teri L. Witteman	Chief Legal Officer and Secretary
Jonathan Nelson	Chief Operations Officer

Executive Summary

2024 Business Performance Overview

Financial Overview and Highlights

Net revenues decreased to $326.5 million in 2024 from $343.4 million in 2023, representing a 4.9% decrease. We have generated losses since inception. Net loss in 2024 and 2023 was $160.3 million and $338.1 million, respectively, as weak demand, driven by prolonged softness in demand in the plant-based meat category and for our products in certain channels and regions and increased competition, among other things, resulted in declines in our net revenues that we were unable to offset with commensurate cost reductions. Our operating environment continues to be affected by uncertainty related to macroeconomic issues, including ongoing, further weakened demand in the plant-based meat category, inflation, higher interest rates, current and proposed future tariffs, and potential recessionary concerns, among other things, all of which have had and could continue to have unforeseen impacts on our actual realized results.

Net revenues of $326.5 million in 2024, a decrease of 4.9% year-over-year	23.7% decrease in operating expenses to $197.8 million in 2024 from $259.2 million in 2023(2)

150.4% increase in gross profit to $41.7 million in 2024 from a loss of $82.7 million in 2023(1)	Net cash used in operating activities of $98.8 million in 2024 compared to $107.8 million in 2023(3)

Gross margin of 12.8% in 2024 compared to a negative gross margin of 24.1% in 2023(1)	Net loss of $160.3 million, or $2.43 per common share, in 2024 compared to $338.1 million, or $5.26 per common share, in 2023(4)

(1)

Gross profit and gross margin in 2023 were negatively impacted by certain non-cash charges totaling $77.4 million, consisting of $66.9 million in costs resulting from our Global Operations Review (as defined below), and $10.5 million from other specific non-cash charges.

(2)

Operating expenses in 2024 included a $7.5 million accrual related to a consumer class action settlement. Operating expenses in 2023 included certain non-cash charges totaling $17.6 million resulting from our Global Operations Review.

(3)

“Free cash flow” is defined as net cash used in operating activities less purchases of property, plant and equipment. The following table presents the reconciliation of free cash flow to its most comparable GAAP measure, net cash used in operating activities, as reported (unaudited):

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COMPENSATION DISCUSSION AND ANALYSIS

	YEAR ENDED DECEMBER 31,
(in thousands)	2024	2023
Net cash used in operating activities, as reported	$(98,813)	$(107,825)
Less: Purchases of property, plant and equipment	(11,015)	(10,564)

Free cash flow	$(109,828)	$(118,389)

(4)

Adjusted EBITDA in 2024 was a loss of $101.7 million, or -31.1% of net revenues compared to an Adjusted EBITDA loss of $269.2 million, or -78.4% of net revenues, in 2023. “Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax (benefit) expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, accrued litigation settlement costs and Other, net, including interest income and foreign currency transaction gains and losses. The following table presents the reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to its most directly comparable GAAP financial measure, net loss, as reported (unaudited):

	YEAR ENDED DECEMBER 31,
(in thousands)	2024	2023
Net loss, as reported	$(160,278)	$(338,144)
Income tax (benefit) expense	(26)	5
Interest expense	4,097	3,955
Depreciation and amortization expense	23,121	48,094
Restructuring expenses (a)	—	(631)
Share-based compensation expense	23,923	29,098
Accrued litigation settlement costs	7,500	—
Other, net (b)(c)	10	(11,616)

Adjusted EBITDA	$(101,653)	$(269,239)

Net loss as a % of net revenues	(49.1)%	(98.5)%
Adjusted EBITDA as a % of net revenues	(31.1)%	(78.4)%

(a)

Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017. On October 18, 2022, the parties to this dispute entered into a confidential written settlement agreement and mutual release related to this matter. In the year ended December 31, 2023, we recorded a credit of $(0.6) million, in restructuring expenses, primarily driven by a reversal of certain accruals.

(b)	Includes $6.3 million and $(1.1) million in net realized and unrealized foreign currency transaction losses (gains) in the years ended December 31, 2024 and 2023, respectively.
(c)

Includes $6.0 million and $10.8 million in interest income in 2024 and 2023, respectively. Includes $0.5 million in subsidies received from the Jiaxing Economic Development Zone Finance Bureau related to our investment in our subsidiary, Beyond Meat (Jiaxing) Food Co., Ltd, in the year ended December 31, 2024.

DOMESTIC AND INTERNATIONAL DISTRIBUTION AS OF DECEMBER 2024(1)
~65,000 U.S. foodservice and retail outlets	~64,000 International foodservice and retail outlets

~129,000 total outlets worldwide	Products available in more than 65 countries worldwide

(1)	The number of retail and foodservice outlets where Beyond Meat branded products are available was derived from rolling 52-week data as of December 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Cost-Reduction Initiatives and Global Operations Review

In response to the difficult environment and the negative impact of certain factors on our business and the overall plant-based meat category, beginning in 2022 we pivoted our focus toward sustainable long-term growth supported by three pillars: (1) driving margin recovery and operating expense reduction through the implementation of lean value streams across our beef, pork and poultry platforms; (2) inventory reduction and cash flow generation through more efficient inventory management; and (3) focusing on near-term retail and foodservice growth drivers while supporting strategic key long-term partners and opportunities.

To reduce operating expenses, in November 2023, we initiated our review of our global operations (the “Global Operations Review”), which involves narrowing our commercial focus to certain anticipated growth opportunities, and accelerating activities that prioritize gross margin expansion and cash generation. These efforts have to date included, and may in the future include, the exit or discontinuation of select product lines; changes to our pricing architecture within certain channels; cash-accretive inventory reduction initiatives; non-cash charges such as provision for excess and obsolete inventory and potential additional impairment charges, write-offs, disposals and accelerated depreciation of fixed assets, and losses on sale and write-down of fixed assets; further optimization of our manufacturing capacity and real estate footprint; planned and future reductions in our workforce; and the suspension and substantial cessation of our operational activities in China in the first half of 2025.

As part of this review, on November 1, 2023, our board of directors approved a plan to reduce our workforce by approximately 65 employees, representing approximately 19% of our global non-production workforce (or approximately 8% of our total global workforce).

On February 24, 2025, our board of directors approved a plan to reduce our workforce in North America and the EU by approximately 44 employees, representing approximately 17% of our global non-production workforce (or approximately 6% of our total global workforce). The decision was based on cost-reduction initiatives intended to reduce operating expenses.

In addition, as part of our Global Operations Review, on February 24, 2025, our board of directors approved a plan to suspend our current operational activities in China, which substantially ceased by the end of the second quarter of 2025. As part of this plan, we reduced our workforce in China by approximately 20 employees, representing approximately 95% of our China workforce (or approximately 3% of our total global workforce). The decision was based on cost-reduction initiatives intended to reduce operating expenses.

On August 6, 2025, our management approved a plan to reduce our current workforce in North America by approximately 44 employees, representing approximately 6% of our total global workforce. This decision was based on cost-reduction initiatives intended to reduce cost of goods sold and operating expenses.

2024 Executive Compensation Overview

The cornerstone of our compensation philosophy is pay for performance. We annually assess the financial performance of the Company and have designed pay programs to align to the financial performance results and market expectations.

We closely align the compensation paid to our NEOs with achievement of both near- and long-term financial goals. Approximately 91% of the target compensation awarded in 2024 to Ethan Brown, our President and Chief Executive Officer, was performance-based or at risk, and approximately 81% of the target compensation awarded in 2024 to our other NEOs, as a group, was performance-based or at risk.

As discussed further below, in 2024 our peer group was revised to include only food and beverage companies within a relevant size range and remove biotechnology, pharmaceuticals and life sciences, and high-growth companies. In turn, 2024 target total direct compensation (“Target TDC”) of our President and Chief Executive Officer, Mr. Brown, was reduced by approximately 20%, from $6.9 million in 2023 to $5.5 million in 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment Between 2024 Performance and Executive Compensation

Our linkage of compensation paid to our NEOs with achievement of financial goals and stockholder interests is underscored by our NEOs’ year-end 2024 realizable total direct compensation (“Realizable TDC”) in relation to 2024 Target TDC.

Zero Payouts Under Our Short-Term Incentive (“STI”) Plan and Significant Reductions to Realizable Value of Stock Options and RSUs

For 2024, the STI plan design for executive officers was based 100% on Company performance with funding based on the achievement of the following performance goals: net revenues; free cash flow; gross margin; and operating expenses.

Our human capital management and compensation committee convened in February 2025 to discuss the level of achievement of the 2024 performance goals and determined that the 2024 threshold funding goals for net revenues, free cash flow, gross margin and operating expenses were not achieved. As a result, our NEOs did not receive any payments under our Executive Incentive Bonus Plan (“Bonus Plan”) for 2024.

By the end of 2024, the realizable value of stock options granted earlier in the year had fallen to zero and the realizable value of annual RSUs granted earlier in the year had fallen to approximately 38% of their grant-date target value.

CEO 2024 Target TDC and Year-End 2024 Realizable TDC

The graphic below shows year-end 2024 Realizable TDC in relation to 2024 Target TDC for our President and Chief Executive Officer, Mr. Brown. As shown below, Mr. Brown’s year-end 2024 Realizable TDC was approximately 32% of his 2024 Target TDC.

(1)

Year-end 2024 Realizable TDC for RSUs is calculated based on the number of shares subject to the 2024 RSU award (230,297) multiplied by the closing price of the Company’s Common Stock on December 31, 2024 ($3.76).

(2)

Year-end 2024 Realizable TDC for Performance Stock Units (“PSUs”) is calculated based on the number of shares (at target performance) subject to the second and third tranches of the 2024 PSU award (100,841) multiplied by the closing price of the Company’s Common Stock on December 31, 2024 ($3.76), and

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COMPENSATION DISCUSSION AND ANALYSIS

reflects the forfeiture of the number of shares (at target performance) subject to the first tranche of the 2024 PSU award (55,597) for the performance period January 1, 2024 to December 31, 2024. See “2024 NEO Compensation Details—Equity Awards—2024 PSU Awards.”

How the Board of Directors is Addressing Feedback About Our Compensation Program

Our board of directors and human capital management and compensation committee deem stockholder input essential and will continue to consider stockholder views in the evolution of our executive compensation program. The majority of the stockholders who voted at our 2024 annual meeting of stockholders, representing approximately 85% of total votes cast, voted in support of our Say on Pay proposal. In addition, the majority of the stockholders who voted at our 2025 annual meeting of stockholders, representing approximately 87% of total votes cast, voted in support of our Say on Pay proposal.

In 2023, we launched a formal stockholder outreach program, which included attendance by the chair of our human capital management and compensation committee, in order to solicit additional input from stockholders on board composition, governance practices and policies, executive compensation framework, and other matters related to our strategy and performance. At the time of our outreach in 2023, our institutional ownership totaled approximately 39% of our issued and outstanding shares. In 2023, we solicited the views of our top institutional investors that we believe represented approximately 24% of our issued and outstanding shares and had discussions with and received feedback from investors representing approximately 19% of our issued and outstanding shares.

In 2024, we continued our formal stockholder outreach program. At the time of our outreach in 2024, our institutional ownership totaled approximately 36% of our issued and outstanding shares. We solicited the views of our top institutional investors that we believe represented approximately 23% of our issued and outstanding shares as of August 7, 2024. We had discussions with and received feedback from investors representing approximately 17% of our issued and outstanding shares as of August 7, 2024.

Feedback from our stockholder outreach program relating to executive compensation matters was shared with and considered by our human capital management and compensation committee. Stockholder feedback received in 2023 and 2024 was generally supportive of the design of our executive compensation program.

In response to stockholder feedback received in 2023, our human capital management and compensation committee made certain changes to our executive compensation program for 2024:

•

Adjustments to peer group for compensation benchmarking. For 2024, the peer group was revised to include only food and beverage companies within a relevant size range and remove biotechnology, pharmaceuticals and life sciences, and high-growth companies.

•

Introduction of performance-based long-term incentives. During our stockholder outreach program in 2023, certain stockholders expressed preference for a stronger performance component in our long-term incentive (“LTI”) plan design. Although we believe our stock option awards to be 100% performance-based with value tied to stock price performance, in 2024, we introduced PSUs for 50% of our CEO’s and CFO’s 2024 LTI awards (in lieu of 50% of our CEO’s and CFO’s LTI awards that had been granted in stock options for prior years), with vesting based on the Company’s total shareholder return (“TSR”) relative to a TSR comparator group (“Relative TSR Performance”) for each performance period. The introduction of PSUs is intended to further align such executives’ long-term pay not only with share price movement but also other financial and/or operational imperatives.

In October 2024, our board of directors adopted stock ownership guidelines for outside directors to strengthen the alignment of interests between our non-employee directors and stockholders. As of December 31, 2024, each non-employee director was in compliance with the applicable stock ownership guidelines or on track to achieve compliance within the allotted five-year time frame.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices and Governance Policies

WHAT WE DO		WHAT WE DON’T DO
✓	Pay for Performance. Performance-based or at risk pay represented a significant portion of our NEOs’ Target TDC during 2024.	×	No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk raking.

✓	Align the Interests of Our NEOs with Those of Our Stockholders. Equity compensation represented a significant portion of our NEOs’ Target TDC for 2024.	×	No Change in Control Payments. Cash change in control payments do not exceed two times annual target cash compensation.

✓	Maximum Payout Caps. Our annual bonus plan maintains maximum payout caps on annual bonuses based on achievement of annual performance goals to avoid excessive payments and risk-taking.	×	No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups.

✓	All Change in Control Payments Are Double Trigger. Double trigger includes a change in control as well as termination of employment.	×	No Excessive Perks. We do not provide any excessive perquisites to our NEOs.

✓	Independent Compensation Committee. Our human capital management and compensation committee is composed solely of independent directors.	×	No Hedging or Pledging. All employees, including our NEOs, and our directors are prohibited from engaging in hedging or pledging our stock as collateral for a loan.

✓	Independent Compensation Consultant. Our human capital management and compensation committee directly retains an independent compensation consultant.

✓	Clawback Policy. We maintain a mandatory clawback policy in compliance with SEC rules and Nasdaq listing standards. Our clawback policy provides that the Company shall recover from current or former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) in the event the Company is required to prepare an accounting restatement, unless our human capital management and compensation committee determines that recovery would be impracticable.

✓	Annual Say on Pay Vote. We conduct an annual advisory vote on the compensation of our NEOs.

✓	Annual Compensation Peer Group Review. Our human capital management and compensation committee reviews the composition of our compensation peer group annually and adjusts the composition of that peer group, if deemed appropriate.

✓	Introduction of PSUs. In 2024, we introduced PSUs for 50% of our CEO’s and CFO’s 2024 LTI awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy

We have designed our executive compensation program to attract, motivate and retain a team of highly qualified executives who will drive innovation and business success. In order to motivate and reward our NEOs for work that improves our long-term business performance and increases stockholder value, we have set out the following objectives:

•	Align NEO compensation to the success of our business objectives;

•	Align the interests of NEOs and stockholders with the goal of creating long-term stockholder value;

•	Provide competitive compensation that attracts, motivates and retains top-performing NEOs; and

•	Motivate NEOs to achieve results that exceed our strategic plan targets.

2024 NEO Compensation Details

Our three core elements of NEO direct compensation for 2024 were base salary, an annual cash STI opportunity and long-term incentive equity awards. Most compensation awarded to each NEO was “at-risk” to the NEO because it was contingent on Company performance. The graphics below reflect the approximate general distribution of these three core elements of NEO Target TDC awarded during 2024 as determined by our human capital management and compensation committee.

(1)	Mr. Kutua’s target value of equity awards for his 2024 PSU awards (at target performance) is reflected in “Stock Options 35%” under “Other NEOs” in the graphic above.

The above calculations include: (i) full annual base salary at highest level for each NEO including Mr. Brown ($500,000), Mr. Kutua ($390,000), Dr. Ajami ($440,000), Ms. Witteman ($415,000) and Mr. Nelson ($370,000); (ii) full cash STI bonus at target for each NEO, including Mr. Brown ($500,000), Mr. Kutua ($234,000), Dr. Ajami ($264,000), Ms. Witteman ($249,000) and Mr. Nelson ($222,000); and (iii) target value of equity awards based on 2024 annual equity awards for each NEO, including Mr. Brown ($4,500,000), Mr. Kutua ($2,000,000), Dr. Ajami ($1,550,000), Ms. Witteman ($1,200,000) and Mr. Nelson ($1,200,000).

Base Salary

Base salaries compensate our NEOs for expected levels of day-to-day performance and are determined by each NEO’s role and responsibilities, pay at comparable companies, our budget for the coming year, and the resulting total target compensation that can be earned given the individual’s base salary, related target cash STI opportunity and equity awards. Base salaries reflect a minority of total target compensation, with desired positioning generally aligned with at-market levels of the competitive talent market. In 2024, excluding executive

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COMPENSATION DISCUSSION AND ANALYSIS

officers, the Company generally had a salary increase budget of 3.5% to 5.5% depending on geography (3.5% in the U.S.), reflecting 3.0% to 5.0% for merit increases (3.0% in the U.S.), and 0.5% for promotions and market adjustments, with any changes in base salary effective as of April 1, 2024.

The base salaries for each of our NEOs for 2024 and 2023 are summarized below.

NEO	2024 BASE SALARY ($)(1)	2023 BASE SALARY ($)(1)	PERCENT INCREASE
Ethan Brown(2)	500,000	500,000	0.0%
Lubi Kutua(3)	390,000	390,000	0.0%
Dariush Ajami, PhD(4)	440,000	440,000	0.0%
Teri L. Witteman(5)	415,000	415,000	0.0%
Jonathan Nelson	370,000	370,000	0.0%

(1)	Annualized base salary based on the rate in effect as of the last day of the year.
(2)	Mr. Brown’s base salary was increased to $675,000 effective July 1, 2025.
(3)	Mr. Kutua’s base salary was increased to $450,000 effective February 1, 2025.
(4)	Dr. Ajami’s base salary was increased to $452,000 effective July 1, 2025.
(5)	Ms. Witteman’s base salary was increased to $427,000 effective July 1, 2025.

Executive Incentive Bonus Plan

The annual STI awards to our NEOs are granted under our Bonus Plan. Our Bonus Plan allows our human capital management and compensation committee to approve cash awards to selected officers and employees, including our NEOs, based upon performance goals established by our human capital management and compensation committee and tied to the performance criteria enumerated in the Bonus Plan. Bonus payments under the Bonus Plan are earned by our NEOs if we achieve specified performance goals. We consider these cash payments to be performance-based compensation since payouts are directly tied to achievement of performance goals.

Performance goals under the Bonus Plan can be tied to financial, operational, strategic or other key objectives, and may be measured over performance periods of any length, in each case as determined by our human capital management and compensation committee. While our human capital management and compensation committee awards annual cash STI opportunities to our NEOs under the Bonus Plan, other types of performance-based cash awards may be granted under the Bonus Plan in accordance with its terms. Performance goals that include our financial results may be determined in accordance with GAAP or such financial results may consist of non-GAAP financial measures, and any goals or actual results may be adjusted by our human capital management and compensation committee for any reason, including without limitation, one-time items or unbudgeted or unexpected items, when determining whether the performance goals have been met.

Our human capital management and compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate an award otherwise payable to a participant with respect to any performance period. Awards are typically subject to continued employment through the date the bonus is paid unless otherwise determined by our human capital management and compensation committee. Our board of directors or our human capital management and compensation committee has the authority to amend, alter, suspend or terminate the Bonus Plan, provided such action does not impair the existing rights of any participant with respect to any earned bonus.

Cash STI Targets for 2024

At the beginning of 2024, our human capital management and compensation committee set annual cash STI targets for each of our NEOs for purposes of their annual STI awards under the Bonus Plan. An annual cash STI target is the amount of cash STI compensation that an NEO could earn if we achieve our performance goals for

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the year. Targets are expressed as a percentage of the NEO’s base salary. In reviewing annual cash STI targets, our human capital management and compensation committee takes into consideration each NEO’s role and responsibilities, pay at comparable companies and the resulting total target compensation. The annual cash STI targets for each of our NEOs for 2024 as compared to 2023 are summarized below.

NEO	2024 CASH STI TARGET (% OF BASE SALARY)	2023 CASH STI TARGET (% OF BASE SALARY)
Ethan Brown	100%	100%
Lubi Kutua	60%	60%
Dariush Ajami, PhD	60%	60%
Teri L. Witteman	60%	60%
Jonathan Nelson	60%	40	%(1)

(1)

In determining the 2023 actual cash STI payment for Mr. Nelson, our human capital management and compensation committee exercised positive discretion to increase Mr. Nelson’s bonus payment from $87,912 to $131,868 based on a target of 60% of base salary instead of 40% of base salary to align with the other NEOs.

Threshold Funding Goals

Our human capital management and compensation committee follows a robust target setting process for annual awards under the Bonus Plan, which considers, among other things, the Company’s annual operating plan and external indicators, such as the economic environment and analyst perspectives. On an annual basis, our human capital management and compensation committee sets threshold funding goals for the Bonus Plan. In the first quarter of 2024, our human capital management and compensation committee approved performance goals under the Bonus Plan, including threshold performance goals for each performance metric which must be achieved before there is any funding for the performance metric under the Bonus Plan. Achievement produces funding of 50% of target with respect to each such goal. For 2024, the threshold funding goals are set forth in the table below under “2024 Corporate Performance Goals and Achievement.”

Performance Goals

In 2024, we established performance goals for our executive officers based on corporate performance metrics, rather than a mix of corporate and individual metrics, to foster teamwork among our executive officers and reflect the importance of Company-wide performance to stockholder value.

Our 2024 corporate goals were designed to align with the Company’s 2024 focus toward sustainable long-term growth supported by three pillars: (1) driving margin recovery and operating expense reduction through the implementation of lean value streams across our beef, pork and poultry platforms; (2) inventory reduction and cash flow generation through more efficient inventory management; and (3) focusing on near-term retail and foodservice growth drivers while supporting strategic key long-term partners and opportunities. Our human capital management and compensation committee believes these performance goals in the construct of the 2024 STI plan design encourage our executive officers to focus on execution of Company strategy and priorities and their accountability to those priorities. Our 2024 corporate goals and the rationale for each of these goals is summarized in the table below.

CORPORATE GOALS	RATIONALE
Net revenues	Incentivizes revenue growth and rewards efforts to grow and expand our business
Gross margin	Incentivizes gross margin expansion to achieve and/or sustain our profitability and financial performance objectives

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CORPORATE GOALS	RATIONALE
Free cash flow(1)	Supports ability to make progress toward achieving and/or sustaining our profitability and financial performance objectives, including through lean value stream delivery of top projects, inventory reduction and cash flow generation
Operating expenses	Incentivizes cost management and expense reduction

(1)	See “Executive Summary—2024 Business Performance Overview—Financial Overview and Highlights.”

2024 Corporate Performance Goals and Achievement

In addition to threshold funding goals, our human capital management and compensation committee approved target (100% funding), stretch target (150% funding) and maximum (200% funding) funding goals with respect to each performance goal that determine how much of the target may be paid to each NEO at each level of achievement of our performance goals.

Our 2024 corporate performance goals, as established by our human capital management and compensation committee, and the level of achievement for each goal based on our final audited consolidated financial results, are set forth in the table below.

GOAL	WEIGHTING	THRESHOLD (50%)	TARGET (100%)	STRETCH (150%)	MAXIMUM (200%)	ACTUAL LEVEL OF ACHIEVEMENT
Net revenues $(M)	20%	$345.0	$355.0	$365.0	$400.0	$326.5
Gross margin	20%	17.5%	21.5%	25.0%	29.0%	12.8%
Free cash flow $(M)(1)	30%	$(65.0)	$(55.0)	$(45.0)	$(35.0)	$(100.0)
Operating expenses $(M)(2)	30%	$170.0	$160.0	$152.5	$145.0	$190.3

(1)

In determining the actual level of achievement of the free cash flow goal, the human capital management and compensation committee excluded $10.0 million for a contract termination fee with a consulting firm.

(2)

In determining the actual level of achievement of the operating expenses goal, the human capital management and compensation committee excluded certain accrued litigation settlement costs of $7.5 million.

Bonus Plan Payments

Upon the completion of 2024, our human capital management and compensation committee reviewed the Company’s performance against the predetermined performance goals to determine the level of achievement of each performance goal and determined that the 2024 threshold funding goals were not achieved. As a result, our NEOs did not receive any payment under the Bonus Plan for 2024 performance.

NEO	2024 BASE SALARY ($)	2024 CASH STI TARGET (% OF BASE SALARY)	2024 CASH STI TARGET AMOUNT ($)	2024 ACTUAL CASH STI PAYMENT ($)
Ethan Brown	500,000	100	500,000	—
Lubi Kutua	390,000	60	234,000	—
Dariush Ajami, PhD	440,000	60	264,000	—
Teri L. Witteman	415,000	60	249,000	—
Jonathan Nelson	370,000	60	222,000	—

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards

We believe that equity awards align the interests of our NEOs with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.

In October 2024, our independent compensation consultant, WTW, reviewed our mid-year 2024 equity spend and share utilization for the period January 1, 2024 to June 30, 2024 in relation to practices of our peer group that was revised to include food and beverage companies only and exclude biotechnology, pharmaceuticals and life sciences, and high-growth companies. Based on this analysis, WTW determined that our equity run rate and annual dollar spend were each above the 75th percentile of food and beverage peers at that time. The increase in annual share usage (run rate) was primarily driven by the Company’s lower stock price. In addition, despite having declined approximately 4% from the prior year, our overall annual equity fair value to all LTI participants was above the 75th percentile of food and beverage peers.

Stock Options

The purpose of our stock option grants is to align the interests of our NEOs and stockholders through incentivizing long-term stock price growth. Stock options typically vest over four years from the vesting commencement date, with 25% vesting after year one and monthly thereafter, and encourage long-term performance as they are only valuable if our stock price increases over time, as the awards vest. We consider stock options to be performance-based compensation given that options are at-the-money at the time of grant and have no immediate realizable gain unless the Company’s stock price increases.

Restricted Stock Units

The purpose of our RSU grants is to align our NEOs’ interests with long-term stockholder value creation, encourage executive retention and manage dilution. RSUs granted to new hires or as part of our annual award program typically vest over four years from the vesting commencement date, with 25% vesting after year one and quarterly thereafter, which encourages long-term performance and helps to hold NEOs accountable for their decision-making given that the RSUs are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests. Our human capital management and compensation committee may, however, grant RSUs that vest on different schedules as it deems appropriate. For a description of the vesting provisions applicable to the RSUs granted as part of the MIP Awards, see the section of this proxy statement entitled “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan.”

Performance Stock Units

Beginning in 2024, we introduced PSUs as part of our annual LTI awards for 50% of our CEO’s and CFO’s 2024 LTI awards (in lieu of 50% of our CEO’s and CFO’s LTI awards that had been granted in stock options for prior years), with vesting based on the Company’s Relative TSR Performance for each performance period. The introduction of PSUs as part of our annual LTI program is intended to further align such executives’ long-term pay not only with share price movement but also with other financial and/or operational imperatives.

PSUs are a type of LTI award earned based on Company performance over a multi-year period, expressed as a “unit” with underlying value tied to the Company stock price. For the PSUs granted as part of our annual awards, this period is typically three years. The number of units earned is based on performance outcomes over the performance period, with units earned settled in the form of cash, in shares of Company stock (which have an aggregate fair market value equal to the value of the earned units) or in a combination thereof, as determined by the human capital management and compensation committee, as plan administrator, in its sole discretion, after the performance results are confirmed. The 2024 PSU awards are expected to be settled in shares of Company stock.

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As part of the transition to PSUs, the 2024 PSU awards granted as part of our annual awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period. Each performance period begins on January 1, 2024 and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively.

For a description of the vesting provisions applicable to the MIP PSUs granted as part of the MIP Awards, see the section of this proxy statement entitled “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan.”

Executives typically receive their target equity award value in the form of (i) a new hire equity award or (ii) an annual equity award for continuing executives; however, equity awards may be granted to our executives under other circumstances, such as for additional incentives or retention purposes. In 2024, our human capital management and compensation committee granted annual equity awards to our NEOs. In the case of NEOs other than our CEO and CFO, such equity awards were composed of a 50/50 equity award mix (target dollar value) of RSUs and stock options. Our human capital management and compensation committee believed this approximate 50/50 equity award mix (target dollar value) of RSUs and stock options was appropriate for our new hire, promotion and annual equity awards to employees at the Vice President level and above during 2024 because it will incentivize these employees to focus on long-term value creation, since stock options and RSUs, once earned, are intended to reward sustained increases in stock price (though only to the extent the employee vests in the award by remaining in service for the vesting period). In the case of our CEO and CFO, such equity awards were composed of a 50/50 equity award mix (target dollar value) of RSUs and PSUs, with PSUs replacing stock options for our CEO and CFO only. The human capital management and compensation committee believed this approximate 50/50 equity award mix (target dollar value) of RSUs and PSUs was appropriate for the awards to our CEO and CFO for 2024 because PSUs are intended to further align such executives’ long-term pay not only with share price movement but also with other financial and/or operational imperatives.

The table below shows the equity awards granted to our NEOs in 2024.

NEO	STOCK OPTIONS (#)	PSUs (#)	RSUs (#)	AGGREGATE GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)
Ethan Brown(1)	—	156,438	230,297	4,500,019
Lubi Kutua(1)	—	69,529	102,355	2,000,031
Dariush Ajami, PhD(2)	131,803	—	79,325	1,549,796
Teri L. Witteman(2)	102,041	—	61,413	1,199,843
Jonathan Nelson(2)	102,041	—	61,413	1,199,843

(1)

Each PSU granted to Mr. Brown and Mr. Kutua on March 1, 2024 represents a contingent right to receive one share of Common Stock with market-based and service-based vesting conditions. The PSU awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period (each performance period begins on January 1, 2024, and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively), with vesting at target equal to 50% of the total units subject to the PSU award, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company. The amounts shown in the table above for each PSU award represent the number of units that would be earned based on achievement of the target level of the performance conditions.

The RSUs granted to each of Mr. Brown and Mr. Kutua on March 1, 2024 vested as to 1/4th of the total number of shares subject to the RSU award on March 1, 2025 and 1/16th of the total number of shares subject to the RSU award vested or will vest each quarter thereafter and will become fully vested on

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March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

(2)

The stock options granted to Dr. Ajami, Ms. Witteman and Mr. Nelson on March 1, 2024 vested and became exercisable as to 1/4th of the total number of shares subject to the option award on March 1, 2025 and 1/48th of the total number of shares subject to the option award vested or will vest each month thereafter and will become fully vested on March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

The RSUs granted to Dr. Ajami, Ms. Witteman and Mr. Nelson on March 1, 2024 vested as to 1/4th of the total number of shares subject to the RSU award on March 1, 2025 and 1/16th of the total number of shares subject to the RSU award vested or will vest each quarter thereafter and will become fully vested on March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

2024 PSU Awards

Each PSU granted to Mr. Brown and Mr. Kutua on March 1, 2024 represents a contingent right to receive one share of Common Stock with market-based and service-based vesting conditions. The market-based performance condition is based upon the Company’s Relative TSR Performance for each performance period. The TSR comparator group includes the companies included in the S&P Food and Beverage Select Industry Index, excluding companies in the S&P 500, as of the beginning of each of the three performance periods that apply to the PSUs (each performance period begins on January 1, 2024 and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively). The market-based performance condition allows for a range of vesting from 0% to 200% of the target amount, depending on the Company’s Relative TSR Performance for the applicable performance period, as determined by the human capital management and compensation committee within 60 days following the end of the performance period. In addition to the market-based vesting condition, these PSUs are subject to the continued service of the executive officers through the last day of the applicable performance period. PSUs that are unvested three months following the end of the performance period will be forfeited and returned to the Existing Plan (or Restated Plan, as applicable) on that date, or such earlier date as determined by our human capital management and compensation committee.

The fair value of PSUs is measured on the grant date using a Monte Carlo valuation model. Each of the three performance periods is considered an individual tranche of the award referred to below as “Tranche I,” “Tranche II” and “Tranche III,” respectively.

TRANCHE	PSUs (#)	GRANT DATE FAIR VALUE PER PSU ($)	PERFORMANCE PERIOD
Tranche I(1)	80,307	13.49	1/1/24 – 12/31/24
Tranche II(2)	74,714	14.50	1/1/24 – 12/31/25
Tranche III(3)	70,946	15.27	1/1/24 – 12/31/26

(1)	Tranche I consists of 55,597 and 24,710 target PSUs granted to Mr. Brown and Mr. Kutua, respectively.
(2)	Tranche II consists of 51,725 and 22,989 target PSUs granted to Mr. Brown and Mr. Kutua, respectively.
(3)	Tranche III consists of 49,116 and 21,830 target PSUs granted to Mr. Brown and Mr. Kutua, respectively.

The first performance period for the 2024 PSUs began on January 1, 2024 and ended on December 31, 2024 (the “Tranche I Performance Period”). The shares subject to the Tranche I Performance Period (the “Tranche I Target PSUs”) were to vest on the last day of the Tranche I Performance Period in an amount equal to the applicable

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percentage set forth below for the Relative TSR Performance for the Tranche I Performance Period, so long as the applicable executive remained a service provider through such date:

RELATIVE TSR PERFORMANCE(1)	PERCENTAGE APPLICABLE TO THE RELATIVE TSR PERFORMANCE
Less than 30th percentile	0%
30th percentile	50%
50th percentile	100%
80th percentile and above	200%

(1)

Straight-line interpolation shall determine the Percentage Applicable to the Relative TSR Performance when Relative TSR Performance is between the 30th and 50th percentiles or between the 50th and 80th percentiles.

For purposes of determining the vesting of the Tranche I Target PSUs, WTW calculated the Company’s Relative TSR Performance for the Tranche I Performance Period based on information provided by the Company and data sourced from Standard & Poor’s Capital IQ, and provided the results of such calculation in a letter to the Company dated January 15, 2025 (the “WTW Letter”). WTW concluded that the Company’s Relative TSR Performance for the Tranche I PSUs was less than the 30th percentile resulting in 0% of the Tranche I Target PSUs vesting. After consideration of the WTW Letter, on February 4, 2025, our human capital management and compensation committee determined that the Company’s Relative TSR Performance for the Tranche I PSUs was less than the 30th percentile, resulting in 0% of the Tranche I Target PSUs vesting. Accordingly, the unvested Tranche I Target PSUs were forfeited and returned to the Existing Plan (or Restated Plan, as applicable) share reserve for future grant .

Target Value

During 2024, the size of the annual equity awards granted to each NEO was based on an estimated target dollar value. Our human capital management and compensation committee considered each NEO’s role and responsibilities, pay at comparable companies and the Company’s annual grant guidelines in determining annual and new-hire awards. Our human capital management and compensation committee does not have a specific formula that weighs these factors. For 2024, our annual equity grant guidelines were significantly lower than annual equity grant guidelines of prior years, as we further manage equity fair value and share utilization toward food and beverage industry practices. New-hire grant guidelines were generally set at two-times the annual grant guidelines.

The target dollar value for 2024 was converted into a number of shares based on the formula described in “Equity Element Allocation” below. The grant date fair value, which is disclosed in the table above and in the subsection titled “Summary Compensation Table” within the “Executive Compensation” section below reflects the accounting value on the grant date.

The table below sets forth the initial target dollar value of each NEO’s 2024 equity grant(s).

NEO	2024 TARGET DOLLAR VALUE ($)
Ethan Brown	4,500,000
Lubi Kutua	2,000,000
Dariush Ajami, PhD	1,550,000
Teri L. Witteman	1,200,000
Jonathan Nelson	1,200,000

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Equity Element Allocation

In 2024, after setting the estimated target dollar value for each NEO’s annual equity awards, the human capital management and compensation committee sought to allocate the dollar value equally between stock options and RSUs, in the case of NEOs other than the CEO and CFO, and PSUs and RSUs for the CEO and CFO.

Prior to May 18, 2021, to determine the number of RSU shares to be granted, our human capital management and compensation committee divided (i) the target dollar value by (ii) an average of the closing stock price for the period of ten consecutive trading days ending on (and including) the last trading day preceding the date of grant, rounded up to the next whole share. For stock options, our human capital management and compensation committee divided (i) the target dollar value by (ii) an average of the closing stock price for the period of ten consecutive trading days ending on (and including) the last trading day preceding the date of grant, and multiplied the resulting quotient by two, rounded up to the next whole share.

On May 18, 2021, upon the recommendation of WTW and to better align with the intended grant-date value to be delivered, our human capital management and compensation committee revised the methodology used to determine the number of shares and provided that the grant date closing share price would be used to determine the number of shares subject to equity awards. Under this revised methodology, to determine the number of RSU shares to be granted, our human capital management and compensation committee divided (i) the target dollar value by (ii) the closing stock price on the date of the grant, rounded up to the next whole share. For stock options, our human capital management and compensation committee divided (i) the target dollar value by (ii) the closing stock price on the date of grant, and multiplied the resulting quotient by two, rounded up to the next whole share.

Beginning with the annual and new-hire equity awards in February 2023, upon the recommendation of WTW and to better align the value delivered with share-based compensation expense, our human capital management and compensation committee revised the methodology used to determine the number of shares subject to stock option awards by dividing the dollar value of the award by the grant date Black-Scholes value of one option share with the Company’s standard option terms, as determined by the Company in consultation with the Company’s plan administrator, rounded up to the next whole share.

The fair value of PSUs granted during 2024 as part of our annual awards was measured on the grant date using a Monte Carlo valuation model. The market-based performance condition used for the 2024 PSU awards is based upon the Company’s Relative TSR Performance, which is considered to be a market condition under FASB ASC Topic 718, for each performance period. The effect of the market condition is considered in determining the award’s grant date fair value, which is not subsequently revised based on actual performance for stock settled awards. The expense is therefore fixed at the time of grant in relation to this feature. The expense may only be adjusted for any service-related forfeitures. Consistent with FASB ASC Topic 718, the full grant date fair value (at target performance) for the market-related TSR component for all three tranches of the 2024 PSU awards is included in the amounts shown below. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Based on the valuation results under FASB ASC Topic 718, as determined by WTW, the fair value of the relative TSR portion of the 2024 PSU awards was as follows:

TRANCHE	TARGET VALUE OF PSU AWARD ($)	GRANT DATE FAIR VALUE PER PSU ($)	TARGET PSUs SUBJECT TO AWARD (#)	PERFORMANCE PERIOD
Tranche I
Ethan Brown	750,004	13.49	55,597	1/1/24 – 12/31/24
Lubi Kutua	333,338	13.49	24,710	1/1/24 – 12/31/24
Tranche II
Ethan Brown	750,013	14.50	51,725	1/1/24 – 12/31/25
Lubi Kutua	333,341	14.50	22,989	1/1/24 – 12/31/25

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TRANCHE	TARGET VALUE OF PSU AWARD ($)	GRANT DATE FAIR VALUE PER PSU ($)	TARGET PSUs SUBJECT TO AWARD (#)	PERFORMANCE PERIOD
Tranche III
Ethan Brown	750,001	15.27	49,116	1/1/24 – 12/31/26
Lubi Kutua	333,344	15.27	21,830	1/1/24 – 12/31/26

Other Benefits

Nominal Cash Allowance

We provide our NEOs that are employees and certain other exempt employees a nominal allowance that is intended to be used to offset the cost of a cell phone and other electronic or work from home expenses.

General Health, Welfare and Other Benefit Plans

Our NEOs that are employees are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including medical, dental and vision care plans, life and disability insurance, our tax-qualified 401(k) plan, including a company matching contribution thereunder, and, to the extent of any offering, our Employee Stock Purchase Plan. We believe these benefits are consistent with benefits provided by our peer group and help us to attract and retain high quality executives.

401(k) Plan

We maintain a defined contribution retirement plan for our eligible U.S. employees. Participants may make pre- and post-tax contributions to the plan from their eligible earnings, and we may make matching contributions and profit sharing contributions to eligible participants, in each case, up to the statutorily prescribed annual limits on contributions under the Code. Effective January 1, 2022, we increased matching contributions under the 401(k) plan to a safe harbor match of 100% of the first 4% of employee contributions. We previously offered, including in 2021, matching contributions under the 401(k) plan equal to up to 50% of employee contribution to a maximum of $3,000. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The plan is intended to be qualified under Section 401(a) of the Code, and the plan’s trust is intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified 401(k) plan, the pre-tax contributions to the 401(k) plan and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Post-tax contributions and income earned on such contributions are not taxed at the time of withdrawal, provided it is a qualified distribution. The table under “All Other Compensation” of the “Summary Compensation Table” provides additional information regarding 401(k) plan matching contributions made to our NEOs in 2024.

Perquisites and Other Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our NEOs that are employees, except as generally made available to all our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make these individuals more efficient and effective, and for recruitment and retention purposes. During 2024, none of our NEOs received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual, other than Mr. Nelson who received reimbursement of commuting expenses. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described above.

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Severance Benefits

Other than Mr. Boken, each of our current executive officers has entered into an agreement with the Company which provides for certain cash and/or equity severance benefits in the event the executive is involuntary terminated without cause or resigns for good reason in connection with a change in control. Enhanced cash severance benefits and equity benefits are only provided if there is a “double trigger” to preserve morale and productivity, and to encourage executive retention in the event of a change in control. In addition to requiring a change in control for Beyond Meat, benefits are only provided if the eligible executive is involuntarily terminated without cause or resigns for good reason.

All such benefits are subject to certain conditions which benefit Beyond Meat, including, among other things, the executive executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement and all Company policies.

Our human capital management and compensation committee believes these incentives will help us retain these executives, and therefore maintain the stability of our business, during the potentially volatile period accompanying a change in control.

Potential payment obligations under the change in control severance arrangements with our NEOs are described in the subsection titled “Potential Payments upon Termination or Change in Control” in the “Executive Compensation” section below. For a description of the accelerated vesting provisions applicable to the MIP Awards granted under the Restated Plan, see the section of this proxy statement entitled “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan.”

Compensation Setting Process

Role of Human Capital Management and Compensation Committee

Under its charter, our human capital management and compensation committee is responsible for, among other things, determining the amount and form of compensation paid to our executive officers, including our CEO. In exercising this authority, our human capital management and compensation committee reviews and approves corporate goals and objectives relevant to executive officer and CEO compensation at least annually; evaluates executive officer and CEO performance in light of such goals and objectives, including the relationship of such compensation to corporate performance; and, based on such evaluation, determines the level of executive officer and CEO compensation, including base salary, bonus, incentive or performance-based compensation, and equity awards. Except with respect to determining our CEO’s compensation, our human capital management and compensation committee may delegate its authority to a subcommittee of the human capital management and compensation committee or other members of our board of directors who satisfy the eligibility criteria required of human capital management and compensation committee members. Our human capital management and compensation committee may also delegate to one or more of our officers the authority to grant stock options and other stock awards to our non-executive employees, ambassadors and independent contractors. In December 2021, the human capital management and compensation committee delegated to Ethan Brown, our President and Chief Executive Officer, the authority to grant new hire and/or promotion RSUs within specified quantitative parameters to certain non-executive employees, without further action by the human capital management and compensation committee or board of directors.

Role of Management

Typically, our chief executive officer attends human capital management and compensation committee meetings, makes recommendations to our human capital management and compensation committee regarding compensation for the other executive officers, but is not present during discussion, deliberation and decisions regarding his own compensation. Our human capital management and compensation committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as

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COMPENSATION DISCUSSION AND ANALYSIS

well as the allocation of the amount of total compensation between base salary, bonus, incentive or performance-based compensation, and equity awards. No executive officer has any role in approving his or her own compensation. Our human capital management and compensation committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.

Role of Human Capital Management and Compensation Committee Consultant

Our human capital management and compensation committee has the sole authority to retain the services of compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities. In August 2020, our human capital management and compensation committee engaged WTW, an independent compensation consulting firm, to serve as its compensation consultant and to assist it with its duties and responsibilities.

WTW has advised our human capital management and compensation committee on a variety of topics, such as our executive pay philosophy; the relevant talent market and market data sources including our peer group composition; pay program design, including STI and LTI plan design related to Company priorities and strategic objectives (including the introduction of PSUs to our LTI program); regulatory developments and requirements; non-employee director compensation; and broader human capital governance matters. In addition to such services provided by WTW’s advisors to our human capital management and compensation committee, during 2024 other WTW advisors provided other services to management through WTW’s Health, Wealth and Career segment. WTW uses competitive market data to provide ranges for total compensation, including base salary, incentive compensation and equity compensation, that are consistent with our compensation peer group for our human capital management and compensation committee to consider. In determining the total compensation for our executive officers, our human capital management and compensation committee, with assistance from the compensation consultant, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our executive officers. The human capital management and compensation committee regularly reviews the compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes. The human capital management and compensation committee also considers general industry survey data and food and beverage industry survey data, generally from companies of a similar revenue size, to further inform executive pay decisions.

Our human capital management and compensation committee generally seeks to target total direct compensation to within the 50th to 60th percentiles of peer group companies, with total cash compensation (base salary and STI compensation) targeted at the 50th percentile, and long-time incentive compensation targeted at the 50th to 75th percentile. Although its analysis of competitive market data provides our human capital management and compensation committee with guiding information and a broad market check, our human capital management and compensation committee does not specifically benchmark compensation for our executive officers in terms of picking a particular percentile relative to other people with similar roles at peer group companies. Instead, our human capital management and compensation committee also applies its subjective judgment in determining the total compensation for each executive officer and considers the compensation peer group data in conjunction with a number of factors, including an executive officer’s individual skills and expertise, and the scope and criticality of each executive officer’s role.

WTW maintains policies and protocols designed to prevent any conflicts of interest. Our human capital management and compensation committee has assessed the independence of WTW, taking into account, among other things, the factors set forth in the SEC’s rules and regulations and the Nasdaq listing standards, and concluded that the engagement of WTW does not raise any conflicts of interest or similar concerns.

After considering the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and Nasdaq Listing Rule 5605(d)(3)(D), including a review of WTW’s representations to the human capital management and

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COMPENSATION DISCUSSION AND ANALYSIS

compensation committee regarding each factor, the human capital management and compensation committee determined that WTW was independent.

Peer Group Comparisons for Benchmarking NEO Compensation

2024 Peer Group

Our human capital management and compensation committee reviews compensation data from a specific group of companies that are similar to us in considering the compensation of our NEOs. Our human capital management and compensation committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in our human capital management and compensation committee’s pay decisions, which also reflect individual skills and expertise, the scope and criticality of the NEO’s role, and other factors that are deemed to be important based on our human capital management and compensation committee’s business judgment.

For 2024, with respect to the NEOs, our human capital management and compensation committee had access to market data that captured a range of pay. Our human capital management and compensation committee examined the range of pay to provide for meaningful differentials in pay levels that represented differences in the criticality and performance of each role across companies, and also reflected the full range of competitive pay at our peer companies without focusing on extreme outliers.

For 2024, based upon input from management and the recommendation of WTW, our human capital management and compensation committee revised the peer group to include only food and beverage companies within a relevant size range based on revenues, market capitalization and headcount, and to remove biotechnology, pharmaceuticals and life sciences, and high-growth companies. The human capital management and compensation committee believed this peer group revision was appropriate in light of the Company’s slowing rate of growth since 2020 and competitors for executive talent.

2024 PEER GROUP
BellRing Brands, Inc.	Lancaster Colony Corporation	Thorne HealthTech, Inc.
Benson Hill, Inc.	Lifecore Biomedical, Inc.	Tootsie Roll Industries, Inc.
The Boston Beer Company, Inc.	Medifast, Inc.	United Malt Group Limited
BRC Inc.	Seneca Foods Corporation	The Vita Coco Company, Inc.
Calavo Growers, Inc.	The Simply Good Foods Company	Vital Farms, Inc.
Celsius Holdings, Inc.	Sovos Brands, Inc.	Westrock Coffee Company
Freshpet, Inc.	SunOpta Inc.

2025 Peer Group

For 2025, based upon input from management and the recommendation of WTW, our human capital management and compensation committee revised the peer group to include only food and beverage companies within a relevant size range based on revenues, market capitalization and headcount, and remove companies that have been acquired or taken private, changed business models or characteristics, or have extraordinarily low market capitalization.

2025 PEER GROUP
BellRing Brands, Inc.	Freshpet, Inc.	SunOpta Inc.
The Boston Beer Company, Inc.	Lancaster Colony Corporation	Tootsie Roll Industries, Inc.
BRC Inc.	Medifast, Inc.	The Vita Coco Company, Inc.
Calavo Growers, Inc.	Seneca Foods Corporation	Vital Farms, Inc.
Celsius Holdings, Inc.	The Simply Good Foods Company	Westrock Coffee Company

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Other Important Compensation Practices

We have an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our insider trading policy is filed as an exhibit to our 2024 Form 10-K. With regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. In addition, the Company has adopted the policies set forth in the table below which include important compensation practices the Company observes.

NAME OF POLICY	CONSIDERATIONS	MATERIAL FEATURES

Anti-Hedging Policy	Hedging insulates executives from stock price movement and reduces alignment with stockholders.	Our insider trading policy prohibits our employees, including our NEOs, and our directors from engaging in the following types of hedging transactions involving our Common Stock: (1) selling short any Beyond Meat stock or other Beyond Meat security; (2) buying or selling puts or calls or other derivatives on Beyond Meat securities; or (3) otherwise entering into any hedging arrangements involving Beyond Meat securities.

Anti-Pledging Policy	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Our insider trading policy also prohibits our employees, including our NEOs, and our directors from holding our Common Stock in a margin account or pledging it as collateral for a loan.

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Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation
S-K
under the Exchange Act. The Company’s practice has been to grant annual LTI equity awards on a predetermined schedule. Generally, during the first quarter of the year, our human capital management and compensation committee reviews the value, amount and mix of equity compensation to be awarded (inclusive of RSUs, PSUs and stock options) to executive officers. Our human capital management and compensation committee then generally approves the grant of such equity awards on the first business day of the Company’s open trading window after the Company’s release of financial results for the prior year through the filing of a Current Report on Form
8-K
and accompanying earnings release and earnings call, which may occur before the filing of the Company’s Annual Report on Form
10-K
for the prior year. In the event there is a delay in reviewing the value, amount and mix of such awards, the approval of the grant of such awards by our human capital management and compensation committee will be deferred until the first business day of the Company’s open trading window after the Company’s release of quarterly financial results through the filing of a Current Report on Form
8-K
and accompanying earnings release and earnings call, which may occur before the filing of the Company’s Quarterly Report on Form
10-Q
for such quarter.
Our human capital management and compensation committee does not take material nonpublic information into account when determining the timing and terms of LTI equity awards. Instead, the timing of grants is generally in accordance with the yearly compensation cycle, with annual awards granted at the start of the new year to incentivize executive officers to deliver on the Company’s strategic objectives for the new year. Awards to newly-hired employees or awards made for other purposes, such as special retention or incentive awards, may be granted at other times in the discretion of our human capital management and compensation committee.
The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation, nor coordinated a grant and the release of information that could be expected to affect such grant’s value. The following table contains information required by Item 402(x)(2) of Regulation
S-K
under the Exchange Act about stock options granted to the Company’s NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023 (“2023 Form
10-K”).
The Company did not grant any stock options to our CEO and CFO in 2024. The Company did not grant any stock options to our NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of any of the Company’s Quarterly Reports on Form
10-Q,
or the filing or furnishing of any Current Report on Form
8-K
that discloses material nonpublic information.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING THE AWARD	EXERCISE PRICE OF THE AWARD ($/SH) (1)	GRANT DATE FAIR VALUE OF THE AWARD ($) (2)
PERCENTAGE CHANGE IN THE CLOSING
MARKET PRICE OF THE SECURITIES
UNDERLYING THE AWARD BETWEEN
THE TRADING DAY ENDING
IMMEDIATELY PRIOR TO THE
DISCLOSURE OF MATERIAL NONPUBLIC
INFORMATION AND THE TRADING DAY
 BEGINNING IMMEDIATELY FOLLOWING
THE DISCLOSURE OF MATERIAL
NONPUBLIC INFORMATION
(3)

Ethan Brown	—	—	—	—	—
Lubi Kutua	—	—	—	—	—
Dariush Ajami, PhD	3/1/2024	131,803	9.77	774,791	(20.4)%
Teri L. Witteman	3/1/2024	102,041	9.77	599,838	(20.4)%
Jonathan Nelson	3/1/2024	102,041	9.77	599,838	(20.4)%

(1)	The exercise price of the stock option awards is equal to the closing price of our Common Stock as quoted on the Nasdaq Global Select Market on the grant date.

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(2)
The dollar amounts reported in this column represent the
aggregate
grant date fair value for financial statement reporting purposes of stock options granted under the Existing Plan during 2024, as calculated in accordance with FASB ASC Topic 718.

(3)
Calculated using the closing price of our Common Stock on the Nasdaq Global Select Market on February 29, 2024 and March 4, 2024, of $10.69 and $8.51 per share, respectively, based on the filing of our 2023 Form
10-K
after market close on March 1, 2024. However, our 2023 Form
10-K
did not contain any material nonpublic information, as the material information about the most recently completed fiscal year was reported through our filing of a Current Report on Form
8-K
and accompanying earnings release and earnings call, on February 27, 2024.

COMPENSATION DISCUSSION AND ANALYSIS

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Compensation Risk Assessment

Our human capital management and compensation committee, in consultation with WTW, its independent compensation consultant, has assessed our compensation policies and believes that our Company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us. As part of its assessment, our human capital management and compensation committee considered, among other factors, the governance and oversight of our compensation program, balanced mix between fixed and variable compensation, the use of multiple performance measures, time matching of performance periods for pay programs, the use of metrics generally focused on final outcomes, and the use of external consultants to review and advise on our pay practices.

In October 2023, our human capital management and compensation committee adopted a mandatory clawback policy in compliance with SEC rules and Nasdaq listing standards. Our clawback policy provides that the Company shall recover from current or former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) in the event the Company is required to prepare an accounting restatement, unless our human capital management and compensation committee determines that recovery would be impracticable and regardless of whether the officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement or when restated financial statements are filed by the Company.

In October 2024, our board of directors adopted stock ownership guidelines for outside directors to strengthen the alignment of interests between our non-employee directors and stockholders. As of December 31, 2024, each non-employee director was in compliance with the applicable stock ownership guidelines or on track to achieve compliance within the allotted five-year time frame. Although we have not yet adopted stock ownership guidelines for executive officers, due in part to challenges and other compensation-related priorities of recent years, our human capital management and compensation committee intends to establish stock ownership guidelines for executive officers at the appropriate time in the future.

Conclusion

We remain strongly committed to our pay for performance philosophy. As a result of the compensation program described above, the majority of each NEO’s compensation depends upon the achievement of our business goals. Our human capital management and compensation committee gives careful consideration to each core element of direct compensation for each NEO. The human capital management and compensation committee believes our NEO compensation program is effective in advancing our goals, reasonable in light of the programs of our peers, and responsible in encouraging our NEOs to strive for crucial innovation, business growth and outstanding stockholder returns, without promoting unnecessary or excessive risks.

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Summary Compensation Table

The following table provides information regarding the compensation awarded to, earned by and paid to each of our NEOs for the years indicated below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Ethan Brown President and Chief Executive Officer	2024	500,000	1,200	4,500,019	—	—	15,732	5,016,951
	2023	500,000	1,200	2,950,005	2,950,000	297,000	15,132	6,713,337
	2022	500,050	1,200	2,950,046	3,305,443	—	14,132	6,770,871
Lubi Kutua Chief Financial Officer and Treasurer	2024	390,000	1,200	2,000,031	—	—	14,217	2,405,447
	2023	385,000	1,200	1,000,003	1,000,010	138,996	13,602	2,538,811
	2022	299,984	46,200	987,523	1,166,304	—	11,087	2,511,098
Dariush Ajami, PhD Chief Innovation Officer	2024	440,000	1,200	775,005	774,791	—	14,680	2,005,676
	2023	436,250	1,200	1,000,003	1,000,010	156,816	14,061	2,608,340
	2022	412,250	1,200	1,000,040	1,120,499	—	12,193	2,546,182
Teri L. Witteman, Chief Legal Officer and Secretary	2024	415,000	1,200	600,005	599,838	—	15,905	1,631,948
	2023	411,250	1,200	500,002	500,005	147,906	15,305	1,575,668
	2022	393,500	1,200	500,044	560,263	—	13,367	1,468,374
Jonathan Nelson(7) Chief Operations Officer	2024	370,000	1,200	600,005	599,838	—	34,646	1,605,689
	2023	366,250	1,200	900,010	500,005	131,868	50,436	1,949,769

(1)	Represents base salaries earned by each of the NEOs for the year indicated, prorated based on applicable start dates and salary changes during the year.
(2)	Amounts reported in this column represent for each NEO an allowance that is intended to offset the cost of a cell phone and other electronic or work from home expenses.
(3)

The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of the RSU and PSU awards (at target performance) granted to each of Mr. Brown and Mr. Kutua for 2024, the RSU awards granted to each of Dr. Ajami, Ms. Witteman and Mr. Nelson for 2024, and the RSU awards granted to each of the NEOs for 2023 and 2022 under the Existing Plan, as calculated in accordance with FASB ASC Topic 718.

The grant date fair value of each RSU award is measured based on the closing price of our Common Stock on the date of grant excluding the impact of estimated forfeitures.

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The market-based performance condition used for the 2024 PSU awards is based upon the Company’s Relative TSR Performance, which is considered to be a market condition under FASB ASC Topic 718, for each performance period. Consistent with FASB ASC Topic 718, the full grant date fair value (at target performance) for the market-related TSR component for all three tranches of the 2024 PSU awards is included in the amounts shown. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of PSUs is measured on the grant date using a Monte Carlo valuation model. The following valuation assumptions were used in the Monte Carlo valuation model for the PSUs granted on March 1, 2024:

ASSUMPTION	AS OF MARCH 1, 2024
Expected term (years)	2.8
Expected volatility	78.7%
Average correlation	21.4%
Risk-free interest rate	4.36%
Dividend yield	0.0%
Measurement date stock price	$9.77

Expected Term: The expected term is based on the grant date of the PSU awards (3/1/2024) through the end of the performance period (12/31/2026).

Expected Volatility and Correlation Assumptions: Volatility and correlation measures were based on three years of daily historical stock price data through March 1, 2024.

Starting TSR: Starting TSR was calculated for the Company and each of the companies in the TSR comparator group based on the closing price on the date of grant compared to the closing price on the trading day immediately preceding the beginning of each of the performance periods.

Risk-Free Interest Rate: The risk-free interest rate is based on the U.S. Treasury constant maturities yields on the grant date as reported in the H.15 Federal Reserve Statistical Release with a term corresponding to the remaining length of the performance period.

Dividend Yield Assumption: For purposes of calculating TSR, which is inclusive of dividend payments, the dividend yield assumption is zero (i.e., stock prices include amounts that would otherwise have been paid as dividends). For purposes of discounting projected payouts to determine the fair value, the dividend yield assumption is also zero because the Company is a non-dividend paying company.

The table below sets forth the grant date fair value for the PSUs granted to each of Mr. Brown and Mr. Kutua on March 1, 2024, based upon (i) the probable outcome of the market-based performance condition (at target performance) using the Monte Carlo valuation model, and (ii) the maximum outcome of the market-based performance condition (at 200% of the target amount) using the Monte Carlo valuation model.

TRANCHE	TARGET PSUs SUBJECT TO AWARD (#)	GRANT DATE FAIR VALUE PER PSU ($)	PROBABLE OUTCOME OF PERFORMANCE CONDITIONS GRANT DATE FAIR VALUE ($)	MAXIMUM OUTCOME OF PERFORMANCE CONDITIONS GRANT DATE FAIR VALUE ($)
Tranche I
Ethan Brown	55,597	13.49	750,004	1,500,007
Lubi Kutua	24,710	13.49	333,338	666,676
Tranche II
Ethan Brown	51,725	14.50	750,013	1,500,025
Lubi Kutua	22,989	14.50	333,341	666,681

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TRANCHE	TARGET PSUs SUBJECT TO AWARD (#)	GRANT DATE FAIR VALUE PER PSU ($)	PROBABLE OUTCOME OF PERFORMANCE CONDITIONS GRANT DATE FAIR VALUE ($)	MAXIMUM OUTCOME OF PERFORMANCE CONDITIONS GRANT DATE FAIR VALUE ($)
Tranche III
Ethan Brown	49,116	15.27	750,001	1,500,003
Lubi Kutua	21,830	15.27	333,344	666,688
TOTAL
Ethan Brown			2,250,018	4,500,035
Lubi Kutua			1,000,023	2,000,045

The amounts set forth in this column do not represent the actual economic value that may be realized by the NEOs upon the vesting of the awards or the sale of the Common Stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. For additional information on these awards, please see “Grants of Plan-Based Awards in 2024” and “Outstanding Equity Awards at 2024 Fiscal Year-End.”

(4)

The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes of stock options granted under the Existing Plan, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual economic value that may be realized by the NEOs upon the exercise of the awards or the sale of the Common Stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. The valuation assumptions we used in calculating the fair value of these stock option awards are set forth in Note 9 to our consolidated financial statements included in our 2024 Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on these awards, please see “Grants of Plan-Based Awards in 2024” and “Outstanding Equity Awards at 2024 Fiscal Year-End.”

(5)	None of the NEOs received a performance bonus under our Bonus Plan in 2024.
(6)	The table set forth below under “All Other Compensation” provides additional information regarding these amounts for 2024.
(7)	Mr. Nelson was not an NEO in 2022 and, as a result, no disclosure is made for 2022 in accordance with SEC rules.

All Other Compensation

The following table provides information regarding all other compensation paid to each of our NEOs during 2024:

NAME	LIFE INSURANCE ($)(1)	401K MATCH ($)(2)	COMMUTING EXPENSES ($)(3)	TOTAL ($)
Ethan Brown	1,932	13,800	—	15,732
Lubi Kutua	417	13,800	—	14,217
Dariush Ajami, PhD	880	13,800	—	14,680
Teri L. Witteman	2,105	13,800	—	15,905
Jonathan Nelson	2,534	13,800	18,312	34,646

(1)	The amounts shown reflect the imputed income for group term life insurance provided to our NEOs.
(2)	The amounts shown reflect the Company’s matching contributions under our 401(k) plan.
(3)

The amount shown reflects commuting expenses, including airfare, lodging, ground transportation and other expenses incurred in connection with commuting from Mr. Nelson’s personal residence to the Company’s headquarters and other facilities.

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Grants of Plan-Based Awards in 2024

The following table shows for the year ended December 31, 2024, certain information regarding grants of plan-based awards to our NEOs.

NAME	AWARD TYPE	GRANT DATE(1)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(5)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(6)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Ethan Brown(7)	RSUs	03/01/2024	—	—	—	—	—	—	230,297	—	—	2,250,001
	PSUs	03/01/2024	—	—	—	78,219	156,438	312,876	—	—	—	2,250,018
	Cash Incentive	N/A	250,000	500,000	1,000,000	—	—	—	—	—	—	—
Lubi Kutua(7)	RSUs	03/01/2024	—	—	—	—	—	—	102,355	—	—	1,000,008
	PSUs	03/01/2024	—	—	—	34,765	69,529	139,058	—	—	—	1,000,023
	Cash Incentive	N/A	117,000	234,000	468,000	—	—	—	—	—	—	—
Dariush Ajami, PhD(8)	RSUs	03/01/2024	—	—	—	—	—	—	79,325	—	—	775,005
	Options	03/01/2024	—	—	—	—	—	—	—	131,803	9.77	774,791
	Cash Incentive	N/A	132,000	264,000	528,000	—	—	—	—	—	—	—
Teri L. Witteman(8)	RSUs	03/01/2024	—	—	—	—	—	—	61,413	—	—	600,005
	Options	03/01/2024	—	—	—	—	—	—	—	102,041	9.77	599,838
	Cash Incentive	N/A	124,500	249,000	498,000	—	—	—	—	—	—	—
Jonathan Nelson(8)	RSUs	03/01/2024	—	—	—	—	—	—	61,413	—	—	600,005
	Options	03/01/2024	—	—	—	—	—	—	—	102,041	9.77	599,838
	Cash Incentive	N/A	115,500	231,000	462,000	—	—	—	—	—	—	—

(1)	The grant date is also the date of approval for all RSU, PSU and stock option awards shown in the table.
(2)

Reflects threshold, target and maximum bonus amounts for 2024 performance under our Bonus Plan, as described in “2024 NEO Compensation Details—Executive Incentive Bonus Plan.” Threshold bonus amounts assume achievement of the performance goals at 50% of target, target bonus amounts assume achievement of the performance goals at 100% of target and maximum bonus amounts assume achievement of the performance goals at 200% of target. None of the NEOs received a performance bonus under our Bonus Plan in 2024.

(3)

The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent the number of PSUs granted to each of Mr. Brown and Mr. Kutua in 2024. The amounts shown in the table assume 50% achievement for the threshold award, 100% achievement for the target award and 200% achievement for the maximum award. The PSU awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period (each performance period begins on January 1, 2024 and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively). The market-based performance condition allows for a range of vesting from 0% to 200% of the target amount, depending on the Company’s Relative TSR Performance for the applicable performance period. For each of Tranche I, Tranche II and Tranche III, “Threshold” refers to the minimum number of PSUs that would vest if the Company’s Relative TSR Performance for the applicable performance period is at the 30th percentile, “Target” refers to the number of PSUs that would vest if the Company’s Relative TSR Performance for the applicable performance period is at the 50th percentile and “Maximum” refers to the maximum number of PSUs that would vest if the Company’s Relative TSR Performance for the applicable performance period is at the 80th percentile or above. PSUs that are unvested three months following the end of the performance period will

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be forfeited and returned to the Existing Plan (or Restated Plan, as applicable) on that date, or such earlier date as determined by our human capital management and compensation committee. See the discussion and analysis regarding PSU awards in the section titled “2024 NEO Compensation Details—Equity Awards—2024 PSU Awards” for further information.
(4)	Represents the number of shares subject to RSU awards granted to each of our NEOs in 2024.
(5)	The exercise price of the stock option awards is equal to the closing price of our Common Stock as quoted on the Nasdaq Global Select Market on the grant date.
(6)

The dollar amounts shown in this column represent the aggregate grant date fair values for financial statement reporting purposes of RSU awards, PSU awards (at target performance) and stock options granted in 2024 under the Existing Plan as calculated in accordance with FASB ASC Topic 718. The amounts set forth in this column do not represent the actual economic value that may be realized by the NEOs upon the vesting or exercise of the awards or the sale of the Common Stock underlying such awards. There can be no assurance that these reported amounts will ever be realized. The grant date fair value of each RSU award is measured based on the closing price of our Common Stock on the date of grant excluding the impact of estimated forfeitures. The fair value of PSUs is measured on the grant date using a Monte Carlo valuation model. The market-based performance condition used for the 2024 PSU awards is based upon the Company’s Relative TSR Performance, which is considered to be a market condition under FASB ASC Topic 718, for each performance period. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(7)

Each PSU granted to Mr. Brown and Mr. Kutua on March 1, 2024 represents a contingent right to receive one share of Common Stock with market-based and service-based vesting conditions. The PSU awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period (each performance period begins on January 1, 2024, and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively), with vesting at target equal to 50% of the total units subject to the PSU award, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company. With respect to the PSUs granted to each of Mr. Brown and Mr. Kutua on March 1, 2024, on February 4, 2025, our human capital management and compensation committee determined that the Company’s Relative TSR Performance for the Tranche I PSUs was less than the 30th percentile, resulting in 0% of the Tranche I Target PSUs vesting. Accordingly, the unvested Tranche I Target PSUs were forfeited and returned to the Existing Plan (or Restated Plan, as applicable) share reserve for future grant. See “2024 NEO Compensation Details—Equity Awards—2024 PSU Awards.”

The RSUs granted to each of Mr. Brown and Mr. Kutua on March 1, 2024 vested as to 1/4th of the total number of shares subject to the RSU award on March 1, 2025 and 1/16th of the total number of shares subject to the RSU award vested or will vest each quarter thereafter, and will become fully vested on March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

(8)

The stock options granted to Dr. Ajami, Ms. Witteman and Mr. Nelson on March 1, 2024 vested and became exercisable as to 1/4th of the total number of shares subject to the option award on March 1, 2025 and 1/48th of the total number of shares subject to the option award vested or will vest each month thereafter and will become fully vested on March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

The RSUs granted to Dr. Ajami, Ms. Witteman and Mr. Nelson on March 1, 2024 vested as to 1/4th of the total number of shares subject to the RSU award on March 1, 2025 and 1/16th of the total number of shares subject to the RSU award vested or will vest each quarter thereafter and will become fully vested on March 1, 2028, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information regarding the unexercised stock options, unvested RSUs and unvested PSUs held by each NEO as of December 31, 2024:

	OPTION AWARDS(1)						STOCK AWARDS(1)
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)(2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($)(4)

Ethan Brown	301,960	(5)	—		0.95	7/19/2026	—		—	—		—
	332,157	(6)	—		3.00	5/29/2028	—		—	—		—
	540,000	(7)	—		25.00	4/30/2029	—		—	—		—
	47,596	(8)	—		96.10	3/2/2030	—		—	—		—
	36,756	(9)	2,452	(9)	142.45	3/12/2031	—		—	—		—
	88,130	(10)	36,291	(10)	47.42	3/1/2032	—		—	—		—
	126,185	(11)	149,130	(11)	17.84	2/28/2033	—		—	—		—
	—		—		—	—	1,226	(12)	4,610	—		—
	—		—		—	—	19,441	(13)	73,098	—		—
	—		—		—	—	93,015	(14)	349,736	—		—
	—		—		—	—	230,297	(15)	865,917	—		—
	—		—		—	—	—		—	78,219	(16)	294,103	(16)
Lubi Kutua	16,052	(17)	—		20.02	4/2/2029	—		—	—		—
	2,278	(18)	—		96.10	3/2/2030	—		—	—		—
	2,272	(19)	152	(19)	142.45	3/12/2031	—		—	—		—
	1,131	(20)	162	(20)	130.32	8/9/2031	—		—	—		—
	4,108	(21)	1,692	(21)	47.42	3/1/2032	—		—	—		—
	58,354	(22)	49,378	(22)	15.78	11/15/2032	—		—	—		—
	42,775	(23)	50,553	(23)	17.84	2/28/2033	—		—	—		—
	—		—		—	—	76	(24)	286	—		—
	—		—		—	—	81	(25)	305	—		—
	—		—		—	—	907	(26)	3,410	—		—
	—		—		—	—	26,933	(27)	101,268	—		—
	—		—		—	—	31,531	(28)	118,557	—		—
	—		—		—	—	102,355	(29)	384,855	—		—
	—		—		—	—	—		—	34,765	(30)	130,716	(30)
Dariush Ajami, PhD	46,669	(31)	—		17.03	10/23/2028	—		—	—		—
	46,875	(32)	—		17.03	11/14/2028	—		—	—		—
	100,000	(33)	—		25.00	4/30/2029	—		—	—		—
	20,273	(34)	—		96.10	3/2/2030	—		—	—		—
	13,366	(35)	892	(35)	142.45	3/12/2031	—		—	—		—
	1,104	(36)	—		63.42	12/13/2031	—		—	—		—
	29,875	(37)	12,302	(37)	47.42	3/1/2032	—		—	—		—
	42,775	(38)	50,553	(38)	17.84	2/28/2033	—		—	—		—
	—		131,803	(39)	9.77	3/1/2034	—		—	—		—
	—		—		—	—	446	(40)	1,677	—		—
	—		—		—	—	6,591	(41)	24,782	—		—
	—		—		—	—	31,531	(42)	118,557	—		—
	—		—		—	—	79,325	(43)	298,262	—		—

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	OPTION AWARDS(1)						STOCK AWARDS(1)
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)(2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($)(4)

Teri L. Witteman	125,000	(44)	—		168.10	6/9/2029	—		—	—	—
	11,754	(45)	—		96.10	3/2/2030	—		—	—	—
	6,683	(46)	446	(46)	142.45	3/12/2031	—		—	—	—
	884	(47)	—		63.42	12/13/2031	—		—	—	—
	14,937	(48)	6,152	(48)	47.42	3/1/2032	—		—	—	—
	21,387	(49)	25,277	(49)	17.84	2/28/2033	—		—	—	—
	—		102,041	(50)	9.77	3/1/2034	—		—	—	—
	—		—		—	—	223	(51)	838	—	—
	—		—		—	—	3,296	(52)	12,393	—	—
	—		—		—	—	15,766	(53)	59,280	—	—
	—		—		—	—	61,413	(54)	230,913	—	—
Jonathan Nelson	4,342	(55)	505	(55)	130.32	8/9/2031	—		—	—	—
	5,813	(56)	1,938	(56)	64.51	12/10/2031	—		—	—	—
	4,481	(57)	1,846	(57)	47.42	3/1/2032	—		—	—	—
	21,387	(58)	25,277	(58)	17.84	2/28/2033	—		—	—	—
	—		102,041	(59)	9.77	3/1/2034	—		—	—	—
	—		—		—		303	(60)	1,139	—	—
	—		—		—	—	969	(61)	3,643	—	—
	—		—		—	—	989	(62)	3,719	—	—
	—		—		—	—	15,766	(63)	59,280	—	—
	—		—		—	—	11,211	(64)	42,153	—	—
	—		—		—	—	61,413	(65)	230,913	—	—

(1)

Equity awards granted prior to April 30, 2019 were granted under our 2011 Equity Incentive Plan and equity awards granted on or after April 30, 2019 were granted under the Existing Plan. Our 2011 Equity Incentive Plan was amended and restated as the Existing Plan, which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of our 2011 Equity Incentive Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “Potential Payments Upon Termination or Change in Control.”

(2)

Option exercise price for awards granted prior to April 30, 2019 under our 2011 Equity Incentive Plan represents the fair market value of a share of our Common Stock as determined by our board of directors in accordance with Section 409A of the Code or, in the case of incentive stock options, in compliance with Section 422 of the Code. Option exercise price for awards granted on May 1, 2019 is $25.00 per share, which was equal to the initial public offering price of our Common Stock in the IPO. Option exercise price for awards granted after May 1, 2019 is based on the closing price of our Common Stock on the Nasdaq Global Select Market on the date of grant.

(3)

The market value of unvested stock awards is calculated by multiplying the number of unvested units held by the applicable NEO by the closing price of our Common Stock on December 31, 2024, the last trading day of the year, which was $3.76.

(4)

The market value of unvested PSU awards is calculated by multiplying the number of unvested units (at threshold performance) held by the applicable NEO by the closing price of our Common Stock on December 31, 2024, the last trading day of the year, which was $3.76.

(5)

One-fourth of the shares subject to this stock option vested on July 20, 2017 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

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(6)

One-fourth of the shares subject to this stock option vested on August 3, 2018 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(7)

One-fourth of the shares subject to this stock option vested on May 1, 2020 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(8)

One-forty-eighth of the shares subject to this stock option vested on April 2, 2020 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(9)

One-forty-eighth of the shares subject to this stock option vested on April 12, 2021 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of March 12, 2025.

(10)	One-fourth of the shares subject to this stock option vested on February 28, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(11)	One-fourth of the shares subject to this stock option vested on February 28, 2024 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(12)

One-sixteenth of the shares subject to this RSU grant vested on June 12, 2021 and the remainder of the grant vested in fifteen equal quarterly installments thereafter. These RSUs were fully vested as of March 12, 2025.

(13)	One-fourth of the shares subject to this RSU grant vested on February 28, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(14)	One-fourth of the shares subject to this RSU grant vested on February 28, 2024 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(15)	One-fourth of the shares subject to this RSU grant vested on March 1, 2025 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(16)

Each PSU granted to Mr. Brown on March 1, 2024 represents a contingent right to receive one share of Common Stock with market-based and service-based vesting conditions. The PSU awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period (each performance period begins on January 1, 2024, and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively), with vesting at target equal to 50% of the total units subject to the PSU award, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company. The target amount of 55,597 shares subject to Tranche I was forfeited on February 4, 2025 as the performance conditions for vesting were not met. The number of PSUs listed in this row represents the threshold outcome of the performance conditions, as performance was tracking below threshold achievement as of December 31, 2024.

(17)

One-fourth of the shares subject to this stock option vested on January 7, 2020 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(18)

One-forty-eighth of the shares subject to this stock option vested on April 2, 2020 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(19)

One-forty-eighth of the shares subject to this stock option vested on April 12, 2021 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of March 12, 2025.

(20)

One-forty-eighth of the shares subject to this stock option vested on August 9, 2021 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of June 16, 2025.

(21)	One-fourth of the shares subject to this stock option vested on February 28, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(22)	One-fourth of the shares subject to this stock option vested on October 13, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.

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(23)	One-fourth of the shares subject to this stock option vested on February 28, 2024 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(24)

One-sixteenth of the shares subject to this RSU grant vested on June 12, 2021 and the remainder of the grant vested in fifteen equal quarterly installments thereafter. These RSUs were fully vested as of March 12, 2025.

(25)

One-sixteenth of the shares subject to this RSU grant vested on September 16, 2021 and the remainder of the grant vested in fifteen equal quarterly installments thereafter. These RSUs were fully vested as of June 16, 2025.

(26)	One-fourth of the shares subject to this RSU grant vested on February 28, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(27)	One-fourth of the shares subject to this RSU grant vested on October 13, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(28)	One-fourth of the shares subject to this RSU grant vested on February 28, 2024 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(29)	One-fourth of the shares subject to this RSU grant vested on March 1, 2025 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(30)

Each PSU granted to Mr. Kutua on March 1, 2024 represents a contingent right to receive one share of Common Stock with market-based and service-based vesting conditions. The PSU awards comprise three tranches, with vesting based on the Company’s Relative TSR Performance for each performance period (each performance period begins on January 1, 2024, and the performance periods end on December 31, 2024, December 31, 2025 and December 31, 2026 for a one-year, two-year and three-year performance period, respectively), with vesting at target equal to 50% of the total units subject to the PSU award, subject to continued service through the applicable vesting date and subject to acceleration in the event of certain terminations of employment in connection with a change in control of the Company. The target amount of 24,710 shares subject to Tranche I was forfeited on February 4, 2025 as the performance conditions for vesting were not met. The number of PSUs listed in this row represents the threshold outcome of the performance conditions, as performance was tracking below threshold achievement as of December 31, 2024.

(31)

One-fourth of the shares subject to this stock option vested on July 16, 2019 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(32)

One-fourth of the shares subject to this stock option vested on July 16, 2019 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(33)

One-fourth of the shares subject to this stock option vested on May 1, 2020 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(34)

One-forty-eighth of the shares subject to this stock option vested on April 2, 2020 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(35)

One-forty-eighth of the shares subject to this stock option vested on April 12, 2021 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of March 12, 2025.

(36)

One-fourth of the shares subject to this stock option vested on June 13, 2022 and the remainder of the grant vested in three equal half-yearly installments thereafter. This stock option was fully vested as of December 31, 2024.

(37)	One-fourth of the shares subject to this stock option vested on February 28, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(38)	One-fourth of the shares subject to this stock option vested on February 28, 2024 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(39)	One-fourth of the shares subject to this stock option vested on March 1, 2025 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.

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(40)

One-sixteenth of the shares subject to this RSU grant vested on June 12, 2021 and the remainder of the grant vested in fifteen equal quarterly installments thereafter. These RSUs were fully vested as of March 12, 2025.

(41)	One-fourth of the shares subject to this RSU grant vested on February 28, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(42)	One-fourth of the shares subject to this RSU grant vested on February 28, 2024 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(43)	One-fourth of the shares subject to this RSU grant vested on March 1, 2025 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(44)

One-fourth of the shares subject to this stock option vested on May 20, 2020 and the remainder of the grant vested in thirty-six equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(45)

One-forty-eighth of the shares subject to this stock option vested on April 2, 2020 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of December 31, 2024.

(46)

One-forty-eighth of the shares subject to this stock option vested on April 12, 2021 and the remainder of the grant vested in forty-seven equal monthly installments thereafter. This stock option was fully vested as of March 12, 2025.

(47)

One-fourth of the shares subject to this stock option vested on June 13, 2022 and the remainder of the grant vested in three equal half-yearly installments thereafter. This stock option was fully vested as of December 31, 2024.

(48)	One-fourth of the shares subject to this stock option vested on February 28, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(49)	One-fourth of the shares subject to this stock option vested on February 28, 2024 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(50)	One-fourth of the shares subject to this stock option vested on March 1, 2025 and the remainder of the grant will vest in thirty-six equal monthly installments thereafter.
(51)	One-sixteenth of the shares subject to this RSU grant vested on June 12, 2021 and the remainder of the grant vested or will vest in fifteen equal quarterly installments thereafter.
(52)	One-fourth of the shares subject to this RSU grant vested on February 28, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(53)	One-fourth of the shares subject to this RSU grant vested on February 28, 2024 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(54)	One-fourth of the shares subject to this RSU grant vested on March 1, 2025 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(55)	One-fourth of the shares subject to this stock option vested on May 31, 2022 and the remainder of the grant vested in thirty-six equal monthly installments thereafter.
(56)	One-fourth of the shares subject to this stock option vested on December 1, 2022 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(57)	One-fourth of the shares subject to this stock option vested on February 28, 2023 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(58)	One-fourth of the shares subject to this stock option vested on February 28, 2024 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(59)	One-fourth of the shares subject to this stock option vested on March 1, 2025 and the remainder of the grant vested or will vest in thirty-six equal monthly installments thereafter.
(60)	One-fourth of the shares subject to this RSU grant vested on May 31, 2022 and the remainder of the grant vested in twelve equal quarterly installments thereafter.
(61)	One-fourth of the shares subject to this RSU grant vested on December 1, 2022 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(62)	One-fourth of the shares subject to this RSU grant vested on February 28, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.
(63)	One-fourth of the shares subject to this RSU grant vested on February 28, 2024 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.

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(64)	One-fourth of the shares subject to this RSU grant vested on October 13, 2023 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.

(65)	One-fourth of the shares subject to this RSU grant vested on March 1, 2025 and the remainder of the grant vested or will vest in twelve equal quarterly installments thereafter.

Option Exercises and Stock Vested in 2024

The following table provides information regarding the stock option exercises and stock vested for each NEO during the year ended December 31, 2024:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Ethan Brown	966,006	2,797,142	94,286	786,448
Lubi Kutua	—	—	39,266	314,767
Dariush Ajami, PhD	—	—	32,211	268,456
Teri L. Witteman	—	—	16,230	135,287
Jonathan Nelson	—	—	20,233	162,236

(1)	The value realized upon exercise represents the difference between the market price per share of our Common Stock at the time of exercise and the exercise price per share of the stock option.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of shares vested by the closing price of our Common Stock on the settlement date.

Executive Employment Arrangements

Each of our NEOs is an at-will employee. We have entered into an employment agreement with Mr. Brown, and an offer letter with each of our other NEOs (other than Dr. Ajami who does not have an employment agreement or offer letter with the Company). These agreements establish the NEO’s base salary, eligibility to participate in an incentive bonus plan and equity incentive plan, and standard employee benefits. In addition, pursuant to Mr. Brown’s employment agreement, he is entitled to certain benefits upon a change in control and a qualifying termination of employment in connection with a change in control. Each of the other NEOs is entitled to change in control severance benefits pursuant to the Company’s executive change in control severance agreement. For additional information on the benefits to which our NEOs are entitled, please see “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

Qualifying Termination in Connection with Change in Control

Each of our NEOs are entitled to certain payments in the event such NEOs experience a qualifying termination or change in control, as described below. Mr. Brown is entitled to such payments pursuant to his employment agreement, while each of our other NEOs is entitled to such payments pursuant to the executive change in control severance agreement. For a description of the accelerated vesting provisions applicable to the MIP Awards granted under the Restated Plan, see the section of this proxy statement entitled “Proposal No. 2 Amendment and Restatement of the 2018 Equity Incentive Plan.”

In the event that an NEO’s employment is terminated by the Company without “cause” or the NEO resigns for “good reason,” within the period beginning 3 months prior to and ending 18 months following a “change in control” of the Company (as such terms are defined below), the executive will be entitled to the following severance benefits, subject to among other things, his or her execution of a release of claims in favor of the Company and continued compliance with a confidentiality agreement and all Company policies:

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•	12 months (18 months for Mr. Brown) of base salary as in effect immediately prior to termination date, payable in a lump sum within 30 days following the release effective date;

•	12 months (18 months for Mr. Brown) of COBRA continuation coverage, payable in a lump sum within 30 days following the release effective date; and

•

If the successor to the Company agrees to assume any then-outstanding equity awards, 100% immediate vesting acceleration of all of the shares of our Common Stock underlying any then-outstanding unvested stock options and other unvested equity awards that are subject to time-based vesting.

If the successor to the Company does not agree to assume, substitute or otherwise continue any then outstanding equity awards at the time of a change in control, then 100% of the then-unvested shares subject to equity awards (both time-based and performance-based) shall fully vest and, if applicable, become exercisable, as of immediately prior to, and contingent upon, the consummation of such change in control, regardless of whether employment with the Company (or any parent, subsidiary or successor of the Company) continues or terminates unless such termination is due to resignation without good reason or by the Company for cause.

Definitions

Each of the change in control severance arrangements with our NEOs contain the following defined terms.

•

“Change in control” means the occurrence of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization; (ii) the consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in clause (i) in connection with a merger, consolidation or reorganization which does not result in a change in control under clause (i)); (iii) a change in the effective control of the Company which occurs on the date that a majority of members of the board of directors is replaced during any 12 month period by members of the board of directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or (iv) the consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.

•

“Cause” means (i) executive’s willful, deliberate and repeated failure to substantially perform executive’s assigned duties (other than a failure resulting from executive’s disability), which failure is not cured within 30 days after a written demand for substantial performance is received by executive from the board of directors which identifies the manner in which the board of directors believes executive has not substantially performed executive’s duties; (ii) executive’s illegal or intentional gross misconduct in the performance of executive’s duties hereunder that is materially injurious to the Company’s business and/or reputation, which, if capable being cured, is not cured within 30 days after written notice from the board of directors, which written notice shall state that failure to cure may result in termination for cause; (iii) executive’s unauthorized and willful use or disclosure of any proprietary information or trade secrets of the Company where such use or disclosure causes material harm to the Company; or (iv) executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or theft which is materially injurious, or reasonably expected to be materially injurious, to the Company’s business or reputation.

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•

Resignation for “good reason” means executive’s resignation due to the occurrence of any of the following conditions which occurs without executive’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material adverse change to executive’s authority, duties or responsibilities that, taken as a whole, results in a material diminution in executive’s authority, duties or responsibilities in effect prior to such change; (ii) a 10% or more reduction in executive’s then-current base salary or a 10% or more reduction in executive’s base compensation (including base salary and bonus); (iii) the Company conditions executive’s continued service with the Company on the relocation of executive’s principal work location to a location that is more than 35 miles from executive’s then current principal work location and such relocation results in an increase in executive’s one-way commuting distance from home by 35 miles or more; (iv)the failure of the Company to obtain the assumption of this agreement by any successor to the Company; or (v) any material breach or material violation of a material provision of this agreement by the Company (or any successor to the Company). In order for executive to resign for good reason, executive must provide written notice to the Company of the existence of the good reason condition within 90 days of the initial existence of such good reason condition. upon receipt of such notice, the Company will have thirty 30 days during which it may remedy the good reason condition and not be required to provide the severance payments and benefits described herein as a result of such proposed resignation. If the good reason condition is not remedied within such 30-day cure period, executive may resign based on the good reason condition specified in the notice effective no later than 90 days following the expiration of the 30-day cure period.

Estimated Termination and Change in Control Payments

The table below provides information regarding the estimated value that may be realized by each of the NEOs in the event of the following:

•	Change in control where any equity awards are not assumed or substituted; and

•	Termination other than for cause or resignation for good reason in connection with a change in control where any equity awards are assumed or substituted.

The table does not include any information regarding the benefits available generally to salaried employees, such as distributions under our 401(k) plan. The NEOs are not entitled to receive payments or benefits upon a termination of employment due to death or disability that are not available generally to salaried employees.

The amounts shown below assume that the applicable termination event or change in control event occurred on December 31, 2024. The amounts with respect to the unvested options, RSUs and PSUs are based on the closing price of our Common Stock on December 31, 2024, the last trading day of the year, which was $3.76.

NAME	TYPE OF AWARD/PLAN	CHANGE IN CONTROL WHERE ANY EQUITY AWARDS ARE NOT ASSUMED ($)(1)(2)	TERMINATION OTHER THAN FOR CAUSE OR RESIGNATION FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL ($)(2)(3)
Ethan Brown	Base Salary	—	750,000
	COBRA	—	46,136
	Options	—	—
	RSUs(4)	1,293,361	1,293,361
	PSUs(4)	588,207	—
	Total	1,881,568	2,089,497

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NAME	TYPE OF AWARD/PLAN	CHANGE IN CONTROL WHERE ANY EQUITY AWARDS ARE NOT ASSUMED ($)(1)(2)	TERMINATION OTHER THAN FOR CAUSE OR RESIGNATION FOR GOOD REASON IN CONNECTION WITH A CHANGE IN CONTROL ($)(2)(3)
Lubi Kutua	Base Salary	—	390,000
	COBRA	—	9,043
	Options	—	—
	RSUs(4)	608,680	608,680
	PSUs(4)	261,429	—
	Total	870,109	1,007,723

Dariush Ajami, PhD	Base Salary	—	440,000
	COBRA	—	24,559
	Options(4)	—	—
	RSUs(4)	443,278	443,278
	Total	443,278	907,837

Teri L. Witteman	Base Salary	—	415,000
	COBRA	—	16,225
	Options(4)	—	—
	RSUs(4)	303,424	303,424
	Total	303,424	734,649

Jonathan Nelson	Base Salary	—	370,000
	COBRA	—	21,607
	Options(4)	—	—
	RSUs(4)	340,848	340,848
	Total	340,848	732,455

(1)

Each change in control severance agreement (or employment agreement in the case of Mr. Brown) provides that if the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any then outstanding equity awards at the time of a change in control, then 100% of the then-unvested shares subject to the equity awards will fully vest and, if applicable, become exercisable, as of immediately prior to, and contingent upon, the consummation of such change in control, regardless of whether the executive’s employment with the Company (or any parent, subsidiary or successor of the Company) continues or terminates unless such termination is due to the executive’s resignation without good reason or by the Company for cause.

(2)

Each change in control severance agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The amounts set forth in this table do not reflect the application of the “better after-tax” provision.

(3)

Each change in control severance agreement (or employment agreement in the case of Mr. Brown) provides that if, within the period beginning three months prior to, and ending eighteen months following, a change in control (as defined in the applicable agreement), the Company (or any parent, subsidiary or successor of the Company) terminates such executive’s employment without cause or such officer resigns for good reason (as such terms are defined in the applicable agreement), such executive will be entitled to receive

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(i) a lump-sum cash payment equal to eighteen months of his then-current base salary in the case of Mr. Brown and twelve months of their then-current base salary in the case of Dr. Ajami, Messrs. Kutua and Nelson, and Ms. Witteman, (ii) a lump-sum cash payment equal to the COBRA premiums that would be due for COBRA coverage (assuming such coverage is elected) for a period of eighteen months in the case of Mr. Brown and twelve months in the case of Dr. Ajami, Messrs. Kutua and Nelson, and Ms. Witteman, and (iii) if the successor to the Company agrees to assume any then-outstanding equity awards, 100% immediate vesting acceleration of all of the shares of our Common Stock underlying any then-outstanding unvested stock options and other unvested equity awards that are subject to time-based vesting.
(4)

The value for stock option awards is calculated by multiplying (i) the number of unvested shares that would be subject to an acceleration of vesting by (ii) the difference between $3.76 (the per share closing stock price on December 31, 2024) and the exercise price of the applicable stock options. The value for RSU awards is calculated by multiplying (i) the number of unvested shares that would be subject to an acceleration of vesting by (ii) $3.76 (the per share closing stock price on December 31, 2024). The value for PSU awards is calculated by multiplying (i) the number of unvested shares (at target performance) subject to the PSU awards in Tranche I, Tranche II and Tranche III that would be subject to an acceleration of vesting by (ii) $3.76 (the per share closing stock price on December 31, 2024).

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Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (CEO) and non-CEO
NEOs and certain financial performance measures of the Company for the years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act (the “Pay Versus Performance Rules”) and does not necessarily reflect how the human capital management and compensation committee evaluates compensation decisions.

YEAR (1)	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)	COMPENSATION ACTUALLY PAID TO CEO ($) (2)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs ($) (2)(4)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON: (5)		NET LOSS ($) (MILLIONS)	NET REVENUES ($) (MILLIONS) (6)
					TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	5,016,951	301,397	1,912,190	459,570	4.97	147.23	(160.3)	326.5
2023	6,713,337	3,235,433	2,291,354	1,261,801	11.77	139.82	(338.1)	343.4
2022	6,770,871	(6,453,862)	2,656,373	(1,184,913)	16.28	136.87	(366.1)	418.9
2021	6,572,625	(8,778,700)	5,782,695	4,365,316	86.19	138.63	(182.1)	464.7
2020	5,333,325	36,691,835	3,061,853	10,499,584	165.34	119.76	(52.8)	406.8

(1)	The following table lists the CEO and non-CEO NEOs for each of years 2024, 2023, 2022, 2021 and 2020:

YEAR	CEO	NON-CEO NEOS
2024	Ethan Brown	Lubi Kutua, Dariush Ajami, PhD, Teri L. Witteman, Jonathan Nelson
2023	Ethan Brown	Lubi Kutua, Dariush Ajami, PhD, Jonathan Nelson, Akerho “AK” Oghoghomeh
2022	Ethan Brown	Lubi Kutua, Dariush Ajami, PhD, Margaret “Jackie” Trask, Teri L. Witteman, Phil Hardin, Bernie Adcock, Deanna Jurgens
2021	Ethan Brown	Phil Hardin, Mark J. Nelson, Gary Schultz, Doug Ramsey, Bernie Adcock, Deanna Jurgens
2020	Ethan Brown	Mark J. Nelson, Sanjay C. Shah, Charles Muth, Stuart Kronauge

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Summary Compensation Table” for additional information).

(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Brown in accordance with the Pay Versus Performance Rules:

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		EQUITY AWARD ADJUSTMENTS
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)	REPORTED VALUE OF EQUITY AWARDS ($)	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE YEAR AND UNVESTED AT YEAR END ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS ($)	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR ($)	CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	COMPENSATION ACTUALLY PAID TO CEO ($)
2024	5,016,951	(4,500,019)	1,103,136	(1,192,983)	0	(125,688)	301,397
2023	6,713,337	(5,900,005)	2,761,081	(399,466)	88,923	(28,438)	3,235,433
2022	6,770,871	(6,255,489)	1,479,685	(4,245,608)	(351,693)	(3,851,628)	(6,453,862)
2021	6,572,625	(5,888,273)	1,939,794	(13,048,744)	830,244	815,654	(8,778,700)
2020	5,333,325	(4,830,325)	5,311,236	17,536,085	1,292,640	12,048,874	36,691,835

(4)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-CEO
NEOs in accordance with the Pay Versus Performance Rules.

		EQUITY AWARD ADJUSTMENTS
YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOS ($)	AVERAGE REPORTED VALUE OF EQUITY AWARDS ($)	AVERAGE YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE YEAR AND UNVESTED AT YEAR END ($)	AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS GRANTED IN PRIOR YEARS ($)	AVERAGE FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR ($)	AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOS ($)
2024	1,912,190	(1,487,378)	461,265	(380,221)	0	(46,286)	459,570
2023	2,291,354	(1,725,015)	797,890	(101,084)	12,107	(13,451)	1,261,801
2022	2,656,373	(2,201,026)	457,139	(1,312,497)	(389,865)	(395,036)	(1,184,913)
2021	5,782,695	(5,257,003)	4,693,472	(888,213)	8,903	25,461	4,365,316
2020	3,061,853	(2,678,822)	2,284,936	4,016,610	1,091,783	2,723,224	10,499,584

(5)
In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100.00 on December 31, 2019, through the end of the listed year. The Peer Group TSR set forth in this table was determined using the S&P Food and Beverage Select Industry Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation
S-K
under the Exchange Act for our 2024 Form
10-K.

(6)
We have determined that Net Revenues is the financial performance measure that, in the Company’s assessment, represents the most important financial performance
measure used to link “compensation actually paid” to our NEOs, for 2024, to Company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules). We generate net revenues primarily from sales of our products to our customers across mainstream grocery, mass merchandiser, club store and natural retailer channels, and various food-away-from-home channels, including restaurants, foodservice outlets and schools, mainly in the United States. We routinely offer sales discounts and promotions through various programs to customers and consumers. These programs include rebates, temporary on-shelf
price reductions,
off-invoice
discounts, retailer advertisements, product coupons and other trade activities. The expense associated with these discounts and promotions is estimated and recorded as a reduction in total gross revenues in order to arrive at reported net revenues. Please refer to our consolidated financial

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statements and the related notes thereto included in our 2024 Form
10-K
for more information. We use net revenues as a financial performance measure in determining cash STI payments under the Bonus Plan for our NEOs. Net revenues incentivizes revenue growth and rewards efforts to grow and expand our business.

Tabular List of Most Important Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs, for 2024, to Company performance, as further described in our “Compensation Discussion and Analysis” within the section titled “2024 NEO Compensation Details—Executive Incentive Bonus Plan.”

MOST IMPORTANT PERFORMANCE MEASURES
Net Revenues
Gross Margin
Free Cash Flow
Operating Expenses
Relationship Between “Compensation Actually Paid” and Performance Measures
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay for performance philosophy. While the Company utilizes various performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with the Pay Versus Performance Rules) for a particular year.
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR, Net Loss and Net Revenues, as well as a comparison of TSR and Peer Group TSR.

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Compensation Actually Paid and Cumulative TSR

Pay vs. TSR 2020 - 2024
Compensation Actually Paid ("CAP") (in millions)
Total Shareholder Return
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
($20.0)
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
($20.00)
$36.7
$10.5
$165.3
$119.76
($8.8)
$4.4
$86.2
$138.63
($6.5)
($1.2)
$16.3
$136.87
$3.2
$1.4
$11.8
$139.82
$0.3
$0.5
$5.0
$147.23
2020
2021
2022
2023
2024
PEO CAP
Average NEO CAP
BYND TSR
Peer Group TSR

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Compensation Actually Paid and Net Loss

Pay vs. Net Loss 2020 - 2024
Compensation Actually Paid ("CAP") (in millions)
Net Loss (in millions)
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
($20.0)
$0.00
($50.00)
($100.00)
($150.00)
($200.00)
($250.00)
($300.00)
($350.00)
($400.00)
$36.7
$10.5
($52.8)
($8.8)
$4.4
($182.1)
($6.5)
($1.2)
($366.1)
$3.2
$1.4
($338.1)
$0.3
$0.5
($160.3)
2020
2021
2022
2023
2024
PEO CAP
Average NEO CAP
Net loss

Compensation Actually Paid and Net
Revenues

Pay vs. Net Revenues 2020 - 2024
Compensation Actually Paid ("CAP") (in millions)
Net Revenues (in millions)
$40.0
$30.0
$20.0
$10.0
$0.0
($10.0)
($20.0)
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2020
2021
2022
2023
2024
$36.7
$10.5
$4.4
($8.8)
($6.5)
($1.2)
$3.2
$1.4
$0.3
$0.5
$406.8
$464.7
$418.9
$343.4
$326.5
PEO CAP
Average NEO CAP
Net Revenues

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CEO Pay Relative to Median Pay of Our Employees

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Exchange Act, we are required to provide the ratio of annual total compensation of Mr. Brown, our Chief Executive Officer, for 2024, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

For 2024, the ratio of annual total compensation of the CEO to the median employee is 64:1.

In 2024, in accordance with Item 402(u) of Regulation S-K under the Exchange Act, we used the following methodology to identify our median employee:

•	We collected the annual base salaries and target annual incentives of all regular full-time and part-time employees globally as of December 31, 2024;

•	We converted all international currencies into U.S. dollars; and

•

We used annual target total cash compensation (inclusive of base salary and annual STI incentives at target) as of December 31, 2024 as our consistently applied compensation measure to identify a small group of employees with the same target total cash compensation, all of whom are at about the median of all our employees. We then selected the individual whose actual 2024 compensation was closest to the average of this group.

We calculated 2024 annual total compensation for both Mr. Brown and the median employee using the same definition set forth in the “Summary Compensation Table”. The ratio was then determined by dividing the total compensation as calculated in the “Summary Compensation Table” for Mr. Brown by the total compensation for the median employee. The decrease in the pay ratio from 83:1 in 2023 to 64:1 in 2024 was primarily driven by a decrease in CEO pay resulting from a decrease in value of the equity awards granted to the CEO in 2024 compared to 2023.

POSITION	SALARY ($)	BONUS ($)	ANNUAL INCENTIVES ($)	EQUITY AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Chief Executive Officer	500,000	1,200	—	4,500,019	15,732	5,016,951
Median Employee	75,661	—	—	—	3,027	78,688
					Pay Ratio:	64:1

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Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information concerning our equity compensation plans as of December 31, 2024:

PLAN CATEGORY(1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)
Equity compensation plans approved by stockholders	6,859,658	24.44	10,974,438
Equity compensation plans not approved by stockholders	—	—	—

Total	6,859,658	24.44	10,974,438

(1)

Equity compensation plans approved by stockholders include the Existing Plan and our Employee Stock Purchase Plan. Equity awards granted prior to April 30, 2019 were granted under our 2011 Equity Incentive Plan and equity awards granted on or after April 30, 2019 were granted under the Existing Plan. Our 2011 Equity Incentive Plan was amended and restated as the Existing Plan, which became effective on April 30, 2019, the day immediately prior to the date on which our registration statement in connection with our IPO was declared effective by the SEC. The terms of our 2011 Equity Incentive Plan continue to govern the terms and conditions of the outstanding awards previously granted thereunder. The remaining shares available for issuance under our 2011 Equity Incentive Plan were added to the shares reserved for issuance under the Existing Plan. The administrator has not yet approved any offering under our Employee Stock Purchase Plan.

(2)

Includes 4,392,460 shares issuable upon the exercise of outstanding options, 2,241,231 shares issuable upon the vesting and settlement of outstanding RSUs, and 225,967 shares issuable upon the vesting and settlement of outstanding PSUs as of December 31, 2024.

(3)	Does not include outstanding RSUs and PSUs which do not have an exercise price.
(4)

Includes 7,489,593 shares of Common Stock available for grant under the Existing Plan and 3,484,845 shares of Common Stock reserved for issuance under our Employee Stock Purchase Plan as of December 31, 2024.

Under the terms of the Existing Plan in effect as of December 31, 2024, the number of shares reserved for issuance under the Existing Plan will be increased automatically on the first day of each fiscal year beginning with the 2020 fiscal year, by a number equal to the least of: (i) 2,144,521 shares; (ii) 4.0% of the shares of Common Stock outstanding on the last day of the prior fiscal year; or (iii) such number of shares determined by our board of directors.

The number of shares reserved for issuance under our Employee Stock Purchase Plan will be increased automatically on the first day of each fiscal year for a period of up to ten years, starting with the 2020 fiscal year, by a number equal to the least of: (i) 536,130 shares; (ii) 1.0% of the shares of Common Stock outstanding on the last day of the prior fiscal year; or (iii) such lesser number of shares determined by our board of directors. For information about future increases to the share reserve under the Restated Plan, see Proposal No. 2 (Restated Plan Proposal) above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our Common Stock as of June 28, 2025 (except as otherwise indicated) by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our NEOs;

•	each of our current directors and director nominees; and

•	all of our current executive officers, directors and director nominees as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Applicable percentage ownership is based on 76,597,624 shares of Common Stock outstanding as of June 28, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested, within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Beyond Meat, Inc., 888 N. Douglas Street, Suite 100, El Segundo, California 90245. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% Stockholders:
BlackRock, Inc.(1)	5,228,826	6.8%
The Vanguard Group(2)	4,250,418	5.6%
Named Executive Officers:
Ethan Brown(3)	3,596,823	4.6%
Lubi Kutua(4)	226,411	*
Dariush Ajami, PhD(5)	468,549	*
Teri L. Witteman(6)	275,032	*
Jonathan Nelson(7)	121,741	*

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Directors:
Nandita Bakhshi(8)	29,671	*
Seth Goldman(9)	1,039,803	1.4%
Chelsea A. Grayson(10)	22,489	*
Colleen Jay(11)	33,205	*
C. James Koch(12)	37,817	*
Raymond J. Lane(13)	63,611	*
Joshua M. Murray(14)	29,671	*
Kathy N. Waller(15)	45,187	*
All directors and executive officers as a group (14 persons)(16)	6,038,627	7.6%

*	Represents beneficial ownership of less than 1% of our outstanding Common Stock.
(1)

Based solely on information contained in a report on Schedule 13G/A filed on July 16, 2025 by BlackRock, Inc. Consists of 5,228,826 shares of Common Stock held by BlackRock, Inc. and/or one or more of its subsidiaries, which may include BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting power with respect to 5,099,173 shares of Common Stock and sole dispositive power with respect to 5,228,826 shares of Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)

Based solely on information contained in a report on Schedule 13G/A filed on November 12, 2024 by The Vanguard Group. Consists of 4,250,418 shares of Common Stock held by The Vanguard Group. The Vanguard Group has shared voting power with respect to 108,112 shares of Common Stock, sole dispositive power with respect to 4,083,819 shares of Common Stock and shared dispositive power with respect to 166,599 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Consists of (i) 2,063,293 shares of Common Stock, including 639,881 shares of Common Stock held in Brown Asset Holding LLC, which is wholly owned by the Ethan Brown 2022 GRAT, and (ii) 1,533,530 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.

(4)

Consists of (i) 63,350 shares of Common Stock, (ii) 159,695 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date and (iii) 3,366 RSUs which will vest within 60 days after the Record Date and will be settled in shares of Common Stock.

(5)	Consists of (i) 100,280 shares of Common Stock and (ii) 368,269 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.
(6)	Consists of (i) 47,921 shares of Common Stock and (ii) 227,111 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date.
(7)

Consists of (i) 38,652 shares of Common Stock, (ii) 81,687 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date and (iii) 1,402 RSUs which will vest within 60 days after the Record Date and will be settled in shares of Common Stock.

(8)	Consists of (i) 27,701 shares of Common Stock and (ii) 1,970 RSUs which will vest within 60 days after the Record Date and will be settled in shares of Common Stock
(9)

Consists of (i) 178,659 shares of Common Stock held by the Julie D. Farkas Revocable Trust, (ii) 790,204 shares of Common Stock held by the Seth Goldman Revocable Trust and (iii) 70,940 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record Date, held in each case by Mr. Goldman. Mr. Goldman’s spouse is the trustee of the Julie D. Farkas Revocable Trust and Mr. Goldman is the trustee of the Seth Goldman Revocable Trust. Therefore, Mr. Goldman may be deemed to have voting and dispositive power over the shares held by both trusts.

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(10)	Consists of (i) 20,519 shares of Common Stock and (ii) 1,970 RSUs which will vest within 60 days of the Record Date and will be settled in shares of Common Stock.
(11)	Consists of 33,205 shares of Common Stock.
(12)	Consists of (i) 36,728 shares of Common Stock and (ii) 1,089 RSUs which will vest within 60 days of the Record Date and will be settled in shares Common Stock.
(13)	Consists of 63,611 shares of Common Stock.
(14)	Consists of (i) 27,701 shares of Common Stock and (ii) 1,970 RSUs which will vest within 60 days of the Record Date and will be settled in shares of Common Stock.
(15)	Consists of (i) 28,453 shares of Common Stock and (ii) 16,734 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days after the Record.
(16)

In addition to all shares of Common Stock shown in the table and as described in footnotes (3) through (15) above, the total number of shares of Common Stock also includes an aggregate of (i) 34,378 shares of Common Stock issuable upon the exercise of stock options within 60 days after the Record Date and (ii) 3,901 RSUs which will vest within 60 days after the Record Date and will be settled in shares of Common Stock, held by executive officers who are not named in the table.

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OTHER MATTERS

Stockholders Sharing the Same Address

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Beyond Meat, Inc., 888 N. Douglas Street, Suite 100, El Segundo, California 90245, Attention: Secretary or by calling (866) 756-4112. We will promptly send additional copies of the proxy statement or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Beyond Meat, Inc. at the address above or by calling (866) 756-4112.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our 2024 Form 10-K, and those discussed in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this proxy statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Other Matters

Our board of directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

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OTHER MATTERS

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, mobile device, or by using the Internet as instructed on the proxy card or voting instructions received from your broker, bank or other nominee or execute and return, at your earliest convenience, the proxy card.

THE BOARD OF DIRECTORS

El Segundo, California

[  ], 2025

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Annex A

Restated Plan

BEYOND MEAT, INC.

2018 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective September 28, 2025)

1. Purposes of the Plan. The purposes of this amended and restated Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s stockholders, and (c) to promote the success of the Company’s business. This Plan amends and restates the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Original 2018 Plan”) in its entirety effective as of the Restatement Effective Date (as defined below).

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and/or one or more Subsidiaries own a controlling interest.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place): (A) any material breach by Participant of any material written agreement between Participant and the Company; (B) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (C) neglect or persistent

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unsatisfactory performance of Participant’s duties; (D) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer; (E) Participant’s indictment for, conviction of, or plea of guilty or nolo contendre to, any felony or crime that results in, or is reasonably expected to result in, a material adverse effect on the business or reputation of the Company; (F) Participant’s commission of or participation in an act of fraud against the Company; (G) Participant’s intentional material damage to the Company’s business, property or reputation; or (H) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. For purposes of clarity, a termination without “Cause” does not include any termination that occurs solely as a result of Participant’s death or Disability. The determination as to whether a Participant’s status as a Service Provider for purposes of the Plan has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability (or that of any Parent or Subsidiary or any successor thereto, as appropriate) to terminate a Participant’s employment or consulting relationship at any time, subject to Applicable Laws.

(h) “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means the occurrence of any of the following:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or reorganization;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company or (z) to a continuing or surviving entity described in Section 2(h)(i) in connection with a merger, consolidation or reorganization which does not result in a Change in Control under Section 2(h)(i));

(iii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv) The consummation of any transaction as a result of which any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Section 2(g), the term “Person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company;

(3) the Company; and

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(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. In addition, if any Person (as defined above) is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered to cause a Change in Control. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Beyond Meat, Inc., a Delaware corporation, or any successor thereto.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which outstanding Options or Stock Appreciation Rights are amended to provide for a lower exercise price or are surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 14 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 13. For the purpose of clarity, an Exchange Program may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s stockholders.

(r) “Existing 2027 Notes” means the Company’s 0% convertible senior notes due in 2027 issued pursuant to that certain Indenture, dated as of March 5, 2021 (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), between the Company, as issuer, and U.S. Bank National Association, as trustee.

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(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with Applicable Laws.

(t) “Fully-Diluted Shares Outstanding” means, as of any date, the sum of:

(i) the number of shares of Common Stock outstanding on such date (calculated on an as-converted basis after giving effect to the occurrence of the Notes Exchange Final Closing, which shall include the shares of Common Stock reserved for potential issuance under the Warrants and any New Equity but exclude the shares of Common Stock issuable in the future (but not yet issued) under the New Second Lien Convertible Notes following such date); plus

(ii) the number of shares of Common Stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans on such date (with the number of shares subject to performance-based compensatory equity awards calculated at the “maximum” level of performance); plus

(iii) the number of shares of Common Stock available for future issuance under the Company’s equity plans as of such date (for the avoidance of doubt, on the date following the Notes Exchange Final Closing, including the Overall Share Limit hereunder as of such date after giving effect to the Notes Exchange Final Closing).

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Independent Contractor” means any person, including an advisor, consultant or agent, engaged by the Company or a Parent or Subsidiary to render services to such entity or who renders, or has rendered, services to the Company, or any Parent, Subsidiary or affiliate and is compensated for such services.

(w) “Inside Director” means a Director who is an Employee.

(x) “New Second Lien Convertible Notes” means the second lien convertible notes of the Company due on the date that is the fifth anniversary of the Initial Settlement Date (as such term is defined in that certain Exchange Offer Memorandum and Consent Solicitation Statement by the Company, dated September 29, 2025) (the “New Second Lien Convertible Notes”).

(y) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Notes Exchange” means the proposed exchange of the Existing 2027 Notes for (i) New Second Lien Convertible Notes and (ii) new Common Stock of the Company (the “New Equity”) and related transactions, in each case, in accordance with and subject to the terms and conditions set forth in (i) the offering memoranda used in connection with the Notes Exchange for the purpose of conducting, and solicitating

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participation in, the Notes Exchange, (ii) the indenture for the New Second Lien Convertible Notes to be entered into by and among the Company, any applicable guarantors, and the trustee and collateral agent party thereto, and (iii) the form of intercreditor agreement to be executed in connection therewith.

(aa) “Notes Exchange Final Closing” means the consummation of the final settlement of the Notes Exchange, pursuant to which Existing 2027 Notes are delivered to and accepted by the Company in exchange for New Second Lien Convertible Notes and New Equity.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means a stock option granted pursuant to the Plan.

(dd) “Outside Director” means a Director who is not an Employee.

(ee) “Overall Share Limit” means the sum of the following:

(i) 27,349,482 Shares; plus

(ii) on the date following the Notes Exchange Final Closing, a number of shares of the Company’s Common Stock equal to 12.5% (rounded up to the nearest whole share) of the Fully-Diluted Shares Outstanding on the date following the Notes Exchange Final Closing; plus

(iii) (such shares of Common Stock, “2L Conversion Shares”), which shares under this clause on any date following the Notes Exchange Final Closing on which shares of Common Stock are issued in respect of the New Second Lien Convertible Notes, including the conversion or equitization of any New Second Lien Convertible Notes (including any New Second Lien Convertible Notes issued as paid in kind interest) into shares of Common Stock, or payment of accrued interest or make-whole payments in the form of Common Stock with respect to the New Second Lien Convertible Notes or otherwise (iii) are in excess of the sum of any 2L Conversion Shares taken into account in a previous Anti-Dilution Increase (as defined below), a number of shares equal to 12.5% (rounded up to the nearest whole share) of the total number of additional shares so issued. Each increase pursuant to this clause (iii) is referred to as an “Anti-Dilution Increase”; plus

(iv) an annual increase on January 1 of each calendar year during the term of the Plan commencing January 1, 2027, and ending on and including January 1, 2035, equal to the lesser of (A) 3.0% of the Fully-Diluted Shares Outstanding on such date or (B) such number of shares of Common Stock determined by the Administrator.

(ff) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(gg) “Participant” means the holder of an outstanding Award.

(hh) “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more of criteria and any adjustment(s) thereto established by the Committee, which may include, but are not limited to, the following: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges

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attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(ii) “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Performance Shares or Performance Units.

(jj) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(kk) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ll) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(mm) “Plan” means this amended and restated 2018 Equity Incentive Plan, as further amended from time to time.

(nn) “Restatement Effective Date” means the date the Board approves this amended and restated Plan.

(oo) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan.

(pp) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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(qq) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss) “Service Provider” means an Employee, Director or Independent Contractor.

(tt) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(uu) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(vv) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ww) “Tax-Related Items” means income tax, social insurance or other social contributions, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

(xx) “Warrants” means those certain warrants issuable pursuant to the warrant agreement dated May 7, 2025 (the “Warrant Agreement”), between the Company, Unprocessed Foods, LLC, an affiliate of the Ahimsa Foundation, as lender (“Unprocessed Foods”), the other lenders party thereto from time to time (together with Unprocessed Foods, the “Lenders”), setting forth the rights and obligations of the Company and the Lenders as holders (in such capacity, the “Holders”) in connection with the Warrants representing such Holders’ right to purchase up to, in the aggregate, 9,558,635 shares of the Company’s Common Stock.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the Overall Share Limit. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 14 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed 10,000,000,000 Shares plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).

(b) [Reserved].

(c) Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

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4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(c);

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program; for the avoidance of doubt, the Committee may, without the approval of the stockholders of the Company, institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(ix) to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

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(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) Delegation by the Committee. To the extent permitted by Applicable Law, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.

5. Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(ix), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(ix) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

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(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the

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Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Termination for Cause. If a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

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(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued shares to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f) Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

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(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value or represent the right to receive a number of Shares as established by the Administrator on or before the date of grant (which may be expressed as a dollar value, percentage of the Company’s Shares on any date or a number of Shares). Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Without limiting the foregoing, the Committee shall adjust any Performance Goals or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/

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Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may receive Awards under the Plan that, when combined with cash compensation received for service as an Outside Director, have a value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) that exceeds $650,000 in a calendar year, increased to $900,000 in the calendar year of his or her initial services as an Outside Director. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was an Independent Contractor but not an Outside Director will not count for purposes of the limitations set forth in this Section 11. The Administrator may make exceptions to this limit for individual Outside Directors in extraordinary circumstances, as the Administrator may determine in its discretion.

12. Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be

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delivered under the Plan (including but not limited to adjustments of the limitations in Section 3) and/or the number, class, kind and price of securities covered by each outstanding Award and the terms and conditions of any outstanding Award (including without limitation, any applicable performance targets or criteria with respect thereto). Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

(b) Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Corporate Transaction. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; provided further, that at the discretion of the Committee, such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of Shares in connection with the transaction; provided, however, that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder; or (c) the opportunity for Participants to exercise the Options prior to the occurrence of the Corporate Transaction and the termination (for no consideration) upon the consummation of such Corporate Transaction of any Options not exercised prior thereto.

(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

15. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation or other Tax-Related Items, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted or otherwise applicable with respect to such Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations or any other Tax Related Items, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, (c) delivering to the Company already owned Shares, or (d) if there is a public market for Shares at the time the Tax-Related Items are satisfied, unless the Company otherwise determines, (i) delivery by the Participant to the Company (or through a

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mandatory sale arranged by the Company (on Participant’s behalf)) (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Participant to the Company (or through a mandatory sale arranged by the Company (on Participant’s behalf)) (including electronically or telephonically to the extent permitted by the Company) of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator; provided that, the Shares withheld or delivered pursuant to clauses (b) and (c) of the immediately preceding sentence must be limited to the number of Shares which have a fair market value on the date of withholding or delivery no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or as otherwise necessary to avoid the liability classification of the applicable award under applicable accounting guidance); provided, further, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under applicable accounting guidance. Except as otherwise determined by the Administrator, the fair market value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary or Affiliate, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary or Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

19. Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of

A-16 | | 2025 Proxy Statement

ANNEXES

any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

20. Term of Plan; Stockholder Approval.

(a) This amended and restated Plan will be effective as of the Restatement Effective Date.

(b) The continued effectiveness of this amended and restated Plan will be subject to the occurrence of the Notes Exchange Final Closing and approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of this amended and restated Plan. Awards may be granted or awarded on or after the Restatement Effective Date but prior to the Notes Exchange Final Closing or stockholder approval of this amended and restated Plan; provided that no shares of Common Stock shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to later of (i) the Notes Exchange Final Closing and (ii) the date this amended and restated Plan is approved by the Company’s stockholders. If either the Notes Exchange Final Closing does not occur or this amended and restated Plan is not approved by the Company’s stockholders, in either case prior to the end of said twelve (12) month period, this amended and restated Plan, and all Awards previously granted or awarded pursuant to this amended and restated Plan on or after the Restatement Effective Date, shall thereupon be cancelled and become null and void, and the Original 2018 Plan will continue in full force and effect in accordance with its terms and the existing share reserve thereunder.

(c) This Plan will continue in effect for a term of ten (10) years measured from the earlier of the date the Board approves this amended and restated Plan or the approval of this amended and restated Plan by the Company’s stockholders, unless terminated earlier under Section 21 of the Plan.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise or vesting (as applicable) of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

2025 Proxy Statement | | A-17

ANNEXES

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24. Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

25. Fractional Shares. No fractional Shares shall be issued under or pursuant to the Plan or any Award and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

A-18 | | 2025 Proxy Statement

ANNEXES

Annex B

Share Increase Amendment

*   *    *

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF BEYOND MEAT, INC.

Beyond Meat, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Beyond Meat, Inc.

2. The Corporation was originally incorporated on April 8, 2011, under the name “J Green Natural Foods Co.”

3. Section 1 of Article IV of the Restated Certificate of Incorporation (the “Certificate”) of the Corporation is hereby amended to read in its entirety as follows:

“Section 1. The total number of shares of all classes of stock that the Corporation has authority to issue is 3,000,500,000 shares, consisting of two classes: 3,000,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 500,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

4. All other provisions of the Certificate shall remain in full force and effect.

5. This amendment of the Certificate has been duly authorized and adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

2025 Proxy Statement | | B-1

ANNEXES

Annex C

Form of Reverse Stock Split Amendment

(if Share Increase Amendment is Approved and Becomes Effective)

*   *    *

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF BEYOND MEAT, INC.

Beyond Meat, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Beyond Meat, Inc.

2. The Corporation was originally incorporated on April 8, 2011, under the name “J Green Natural Foods Co.”

3. Section 1 of Article IV of the Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended in its entirety to read as follows:

“Section 1. The total number of shares of all classes of stock that the Corporation has authority to issue is [Amendment A-1: 300,500,000; Amendment B-1: 150,500,000; Amendment C-1: 100,500,000; Amendment D-1: 75,500,000; Amendment E-1: 60,500,000; Amendment F-1: 50,500,000; Amendment G-1: 43,357,143; Amendment H-1: 38,000,000; Amendment I-1: 33,833,334; Amendment J-1: 30,500,000; Amendment K-1: 27,772,728; Amendment L-1: 25,500,000; Amendment M-1: 23,576,924; Amendment N-1: 21,928,572; Amendment O-1: 20,500,000] shares, consisting of two classes: [Amendment A-1: 300,000,000; Amendment B-1: 150,000,000; Amendment C-1: 100,000,000; Amendment D-1: 75,000,000; Amendment E-1: 60,000,000; Amendment F-1: 50,000,000; Amendment G-1: 42,857,143; Amendment H-1: 37,500,000; Amendment I-1: 33,333,334; Amendment J-1: 30,000,000; Amendment K-1: 27,272,728; Amendment L-1: 25,000,000; Amendment M-1: 23,076,924; Amendment N-1: 21,428,572; Amendment O-1: 20,000,000] shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 500,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

4. Article IV of the Certificate is hereby amended by adding the following paragraph as a new section, Section 5:

“Section 5. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each [Amendment A-1: 10; Amendment B-1: 20; Amendment C-1: 30; Amendment D-1: 40; Amendment E-1: 50; Amendment F-1: 60; Amendment G-1: 70; Amendment H-1: 80; Amendment I-1: 90; Amendment J-1: 100; Amendment K-1: 110; Amendment L-1: 120; Amendment M-1: 130; Amendment N-1: 140; Amendment O-1: 150] shares of Common Stock then issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the respective holders of such shares, the exact ratio within the 10 to 150 range to be determined by the Board prior to the Effective Time and publicly announced by the Corporation.”

5. All other provisions of the Certificate shall remain in full force and effect.

6. The foregoing amendments of the Certificate have been duly authorized and adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

2025 Proxy Statement | | C-1

ANNEXES

Annex D

Form of Reverse Stock Split Amendment

(if Share Increase Amendment is not Approved)

*   *    *

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF BEYOND MEAT, INC.

Beyond Meat, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Beyond Meat, Inc.

2. The Corporation was originally incorporated on April 8, 2011, under the name “J Green Natural Foods Co.”

3. Section 1 of Article IV of the Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended in its entirety to read as follows:

“Section 1. The total number of shares of all classes of stock that the Corporation has authority to issue is [Amendment A-2: 50,500,000; Amendment B-2: 25,500,000; Amendment C-2: 17,166,667; Amendment D-2: 13,000,000; Amendment E-2: 10,500,000; Amendment F-2: 8,833,334; Amendment G-2: 7,642,858; Amendment H-2: 6,750,000; Amendment I-2: 6,055,556; Amendment J-2: 5,500,000; Amendment K-2: 5,045,455; Amendment L-2: 4,666,667; Amendment M-2: 4,346,154; Amendment N-2: 4,071,429; Amendment O-2: 3,833,334] shares, consisting of two classes: [Amendment A-2: 50,000,000; Amendment B-2: 25,000,000; Amendment C-2: 16,666,667; Amendment D-2: 12,500,000; Amendment E-2: 10,000,000; Amendment F-2: 8,333,334; Amendment G-2: 7,142,858; Amendment H-2: 6,250,000; Amendment I-2: 5,555,556; Amendment J-2: 5,000,000; Amendment K-2: 4,545,455; Amendment L-2: 4,166,667; Amendment M-2: 3,846,154; Amendment N-2: 3,571,429; Amendment O-2: 3,333,334] shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 500,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

4. Article IV of the Certificate is hereby amended by adding the following paragraph as a new section, Section 5:

“Section 5. Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, each [Amendment A-2: 10; Amendment B-2: 20; Amendment C-2: 30; Amendment D-2: 40; Amendment E-2: 50; Amendment F-2: 60; Amendment G-2: 70; Amendment H-2: 80; Amendment I-2: 90; Amendment J-2: 100; Amendment K-2: 110; Amendment L-2: 120; Amendment M-2: 130; Amendment N-2: 140; Amendment O-2: 150] shares of Common Stock then issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the respective holders of such shares, the exact ratio within the 10 to 150 range to be determined by the Board prior to the Effective Time and publicly announced by the Corporation.”

5. All other provisions of the Certificate shall remain in full force and effect.

6. The foregoing amendments of the Certificate have been duly authorized and adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

2025 Proxy Statement | | D-1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

BEYOND MEAT, INC. 888 N. DOUGLAS STREET, SUITE 100 EL SEGUNDO, CA 90245

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BYND2025SM

You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79471-S21377     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.   DETACH AND RETURN THIS PORTION ONLY

BEYOND MEAT, INC.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.   To approve, in accordance with Nasdaq Listing Rule 5635(d), the potential issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon conversion or equitization of up to $215.0 million in aggregate principal amount of newly issued 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (“New Notes”) (including any New Notes issued as payment-in-kind interest), or payment of accrued interest or make-whole payments in the form of Common Stock, which issuances would, in the aggregate, exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Company’s offer to exchange its outstanding $1.15 billion in aggregate principal amount of 0% Convertible Senior Notes due 2027.

	☐	☐	☐

2.   To approve an amendment and restatement of the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, including for purposes of the issuance of certain awards granted to key employees of the Company out of such increase.

	☐	☐	☐

3.   To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 3,000,000,000 in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Notes and under the Restated Plan.

	☐	☐	☐

4.   To approve a series of 30 alternate amendments to the Company’s Restated Certificate of Incorporation to effect (i) a reverse stock split of the issued and outstanding shares of Common Stock and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and correspondingly decrease the total number of authorized shares of capital stock).

	☐	☐	☐

5.   To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof.

	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be a vote FOR proposals 1, 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

The Special Meeting of Stockholders of Beyond Meat, Inc. will be held on [  ], 2025 at 8:00 a.m. Pacific Time, virtually via the Internet at www.virtualshareholdermeeting.com/BYND2025SM.

To access the virtual meeting, you must have the information that is printed in the box next to the arrow located on the reverse side of this form.

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V79472-S21377

BEYOND MEAT, INC. Special Meeting of Stockholders [ ], 2025, 8:00 a.m. Pacific Time This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Ethan Brown and Teri L. Witteman, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BEYOND MEAT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on [  ], 2025, at www.virtualshareholdermeeting.com/BYND2025SM, and any postponement, adjournment or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side of this ballot. In their discretion and in accordance with their own judgment, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side